UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SUNTRUST BANKS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	Tuesday, April 22, 2014

TIME:	9:30 A.M. Local Time

PLACE:	Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia

To the Shareholders of SunTrust Banks, Inc.

The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, 30303 on Tuesday, April 22, 2014, at 9:30 a.m. local time, for the following purposes:

1.	To elect 11 directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected,

2.	To approve, on an advisory basis, the Company’s executive compensation,

3.	To approve an amendment to the SunTrust Banks, Inc. 2009 Stock Plan,

4.	To approve the material terms of the SunTrust Banks, Inc. 2009 Stock Plan,

5.	To approve the material terms of the SunTrust Banks, Inc. Annual Incentive Plan, and

6.	To ratify the appointment of Ernst & Young LLP as our independent auditor for 2014.

Only shareholders of record at the close of business on February 12, 2014 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Voting can be completed in one of four ways:
online at www.investorvote.com/STI	returning the proxy card BY MAIL

calling toll-free from the United States, U.S. territories and Canada at 1-800-652-VOTE (8683)	or attending the meeting to vote IN PERSON

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 22, 2014. The 2014 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2013 are also available at www.proxydocs.com/sti.

For your convenience, we will offer an audio webcast of the meeting. If you choose to listen to the webcast, go to www.suntrust.com/ investorrelations shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our website beginning the afternoon of April 22. Please note that you will not be able to vote your shares via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described below prior to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Raymond D. Fortin,
Corporate Secretary

March 10, 2014

IMPORTANT NOTICE: Whether or not you plan to attend the Annual Meeting, please vote your shares by: (1) a toll-free telephone call, (2) the Internet, or (3) completing, signing, dating and returning the enclosed proxy as soon as possible in the postage paid envelope provided. If you hold shares of common stock through a broker or other nominee, your broker or other nominee will vote your shares for you if you provide instructions on how to vote your shares. In the absence of instructions, your broker can only vote your shares on certain limited matters, but will not be able to vote your shares on other matters (including the election of directors). It is important that you provide voting instructions because brokers and other nominees do not generally have authority to vote your shares for the election of directors without instructions from you.

Table of Contents

PROXY SUMMARY			1
Proxy Statement and Solicitation	3	Record Date and Shares Outstanding	3
Webcast of Annual Meeting	3	Quorum and Voting	3
Voting Your Shares	3	Shareholder Proposals for Next Year’s Meeting	4
		Communications with Directors	4
ELECTION OF DIRECTORS			5
Majority Voting	5	Board Committees	7
Corporate Governance and Director Independence	5	Attendance	7
Executive Sessions	6	Director Qualifications and Selection Process	7
Board Self-Assessment	6	Shareholder Recommendations and Nominations
Mandatory Retirement and Resignation for Directors	6	for Election to the Board	8
Codes of Ethics and Committee Charters	6	Board’s Role in the Risk Management Process	9
CEO and Management Succession	6	Compensation Committee Interlocks
Board Leadership Structure	7	and Insider Participation	9
Lead Director	7	Director Compensation	9
NOMINEES FOR DIRECTORSHIP (ITEM 1)			11
Nominees for Terms Expiring in 2015	11	Membership by Director	14
Board Committees	14	Membership by Committee	14
OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION			16
Transactions with Related Persons, Promoters,		Policies and Procedures for Approval
and Certain Control Persons	16	of Related Party Transactions	16
		Section 16(a) Beneficial Ownership Reporting Compliance	16
EXECUTIVE OFFICERS			17
EXECUTIVE COMPENSATION			19
Compensation Discussion and Analysis	19	Option Exercises and Stock Vested in 2013	36
Compensation Committee Report	33	Outstanding Equity Awards at December 31, 2013	37
2013 Summary Compensation Table	34	2013 Pension Benefits Table	39
2013 Grants of Plan-Based Awards	35	2013 Nonqualified Deferred Compensation Table	41
Equity Compensation Plans	36	2013 Potential Payments Upon Termination
		or Change in Control	42
ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 2)			45
APPROVAL OF AMMENDMENT TO THE SUNTRUST BANKS, INC. 2009 STOCK PLAN (ITEM 3)			46
APPROVAL OF THE MATERIAL TERMS OF THE SUNTRUST BANKS, INC. 2009 STOCK PLAN (ITEM 4)			52
APPROVAL OF THE MATERIAL TERMS OF THE ANNUAL INCENTIVE PLAN (ITEM 5)			55
Audit Fees and Related Matters	58	Audit Committee Policy for Pre-Approval of
Audit and Non-Audit Fees	58	Independent Auditor Services	58
RATIFICATION OF INDEPENDENT AUDITOR (ITEM 6)			59
Audit Committee Report	59	Appendix A - SUNTRUST BANKS, INC. 2009
Stock Ownership of Certain Persons	60	STOCK PLAN	A-1
Attending the Meeting and Other Matters	61	Appendix B - SUNTRUST BANKS, INC.
Householding	61	ANNUAL INCENTIVE PLAN	B-1

SunTrust Banks, Inc. - 2014 Proxy Statement

SUNTRUST BANKS, INC.

303 PEACHTREE STREET, N.E.

ATLANTA, GEORGIA 30308

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The following executive summary is intended to provide a broad overview of the items that you will find elsewhere in this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

Date and Time: April 22, 2014 at 9:30 AM

Place: SunTrust Plaza Garden Offices, 303 Peachtree Center

Avenue, Suite 105, Atlanta, Georgia, 30303

Record Date: February 12, 2014

Audio Webcast: www.suntrust.com/investorrelations

How to Vote: You may vote via

online at www.investorvote.com/STI

calling toll-free from the United States, U.S. territories and Canada at 1-800-652-VOTE (8683)

returning the proxy card BY MAIL

or attending the meeting to vote IN PERSON

SunTrust At a Glance

General*		Governance		Compensation
•	1,497 branches in 12 states	•	all independent directors other than CEO	•	strong clawback policies
•	$175 billion total assets	•	lead independent director	•	share retention requirements
•	26,281 employees	•	directors elected annually	•	77% of NEO target compensation is at risk
•	NYSE: STI	•	majority vote standard in bylaws	•	double-triggers required for Change-in- Control severance
*as of December 31, 2013.

Meeting Agenda and Voting Recommendation

	Board’s	Page
Proposal	Recommendation	Reference
1. Election of 11 Directors	FOR EACH	11
2. Advisory Vote To Approve Executive Compensation	FOR	45
3. Approval of Amendment to Stock Plan	FOR	46
4. Approval of Material Terms of Stock Plan	FOR	52
5. Approval of Material Terms of Annual Incentive Plan	FOR	55
6. Ratification of Independent Auditor	FOR	59

SunTrust Banks, Inc. - 2014 Proxy Statement	1

Proxy Summary

Director Nominees (Proposal No. 1, page 11)

Each director nominee is elected annually by a majority of votes cast. See pages 5-13 of this proxy statement for more information.

Director	Age	Since	Independent	Committees
Robert M. Beall, II	70	2004		AC, CC
David H. Hughes	70	1984		GN, RC
M. Douglas Ivester	66	1998		EC, GN, RC
Kyle Prechtl Legg	62	2011		AC, CC, * EC
William A. Linnenbringer	65	2010		AC, GN
Donna S. Morea	59	2012		CC, RC
David M. Ratcliffe	65	2011		CC, EC, RC*
William H. Rogers, Jr.	56	2011	CEO	EC*
Frank P. Scruggs, Jr.	62	2013		CC, RC
Thomas R. Watjen	59	2010		AC, * EC, GN
Dr. Phail Wynn, Jr.	66	2004		AC, EC, GN*

AC	Audit Committee	EC	Executive Committee
CC	Compensation Committee	GN	Governance and Nominating Committee
*	Committee Chair	RC	Risk Committee

Advisory Vote to Approve Executive Compensation (Proposal No. 2, page 45)
Our shareholders have the opportunity to cast a non-binding advisory vote to approve our executive compensation. We recommend that you review our Compensation Discussion and Analysis, which begins on page 19, for a description of the actions and decisions of the Compensation Committee of the Board during 2013 regarding our compensation programs, as well as the accompanying compensation tables and related narrative. We are pleased that last year our shareholders approved executive compensation by more than 90% of votes cast.

Approval of an Amendment to the Stock Plan (Proposal No. 3, page 46)
Shareholders are being asked to approve an amendment to the SunTrust Banks, Inc. 2009 Stock Plan which removes the sub-limit on full value shares, such as restricted stock or restricted stock units. This will allow the Company to award as full value shares up to 8,302,397 shares which were previously approved by the shareholders to be awarded only as stock options.

Approval of Material Terms of the Stock Plan (Proposal No. 4, page 52)
Shareholders are being asked to approve the material terms of the SunTrust Banks, Inc. 2009 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code. Section 162(m) allows us to deduct certain compensation if SunTrust’s shareholders have approved the material terms of the plan no less frequently than every five years. Regulations under Section 162(m) specify that the shareholders must approve (1) who is eligible to participate in the plan, (2) the business criteria on which performance goals will be based, and (3) the maximum award payable to any participant.

Approval of Material Terms of the Annual Incentive Plan (Proposal No. 5, page 55)
Shareholders are being asked to approve the material terms of the SunTrust Banks, Inc. Annual Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. Section 162(m) allows us to deduct certain compensation if SunTrust’s shareholders have approved the material terms of the plan no less frequently than every five years. Regulations under Section 162(m) specify that the shareholders must approve (1) who is eligible to participate in the plan, (2) the business criteria on which performance goals will be based, and (3) the maximum award payable to any participant.

Ratification of the Independent Auditor (Proposal No. 6, page 59)
Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2007. Shareholders are being asked to ratify the appointment of Ernst & Young by the Audit Committee for 2014.

2	SunTrust Banks, Inc. - 2014 Proxy Statement

Proxy Statement

Proxy Statement

Proxy Statement and Solicitation

The enclosed proxy is solicited on behalf of the Board of Directors of SunTrust Banks, Inc. in connection with the Annual Meeting of Shareholders of SunTrust to be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, 30303, on Tuesday, April 22, 2014, at 9:30 a.m. local time. We are first mailing this proxy statement and the enclosed proxy to our shareholders on or about March 10, 2014. We will bear the cost of soliciting proxies. SunTrust has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $10,000 plus expenses. Proxies may also be solicited by our employees. Proxies may be solicited in person, by physical and electronic mail, and by telephone call.

Webcast of Annual Meeting

We are pleased to offer an audio webcast of the 2014 Annual Meeting. If you choose to listen to the webcast, go to the “Investor Relations” website at www.suntrust.com/ investorrelations shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on the Investor Relations website beginning the afternoon of April 22, 2014 and available until April 22, 2015. The webcast will only allow you to listen to the meeting. Please note that you will not be able to vote your shares or otherwise participate in the meeting via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described above prior to the meeting.

Voting Your Shares

Whether or not you plan to attend the Annual Meeting, please vote your shares by: (1) the Internet, (2) a toll-free telephone call, or (3) if you received a paper copy of this proxy statement, by completing, signing, dating and returning the enclosed proxy as soon as possible in the postage paid envelope provided. You can simplify your voting and reduce our costs by voting your shares via the Internet or telephone. We have designed the Internet and telephone voting procedures to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive from your bank or broker. If you do not choose to vote by the Internet or telephone, please complete, date, sign and return the proxy card.

You may revoke your proxy at any time by notice to the Corporate Secretary of SunTrust, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If you return your proxy and do not specify how you would like your shares voted, then the proxies for the proposals described below will be voted as recommended by the Board of Directors, which we refer to as the “Board.”

Record Date and Shares Outstanding

Each common shareholder of record at the close of business on February 12, 2014—the record date—is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of SunTrust common stock entitles the holder to one vote on any matter coming before a meeting of our shareholders. Our Perpetual Preferred Stock, Series A, Perpetual Preferred Stock, Series B, and Perpetual Preferred Stock, Series E generally are not entitled to vote. On February 12, 2014, the record date for the Annual Meeting, there were 535,900,468 shares of SunTrust common stock outstanding.

Quorum and Voting

Quorum. The presence, either in person or by proxy, of a majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Annual Meeting.

Vote Required. If a quorum is present, in order to be elected each nominee for election as director must receive more votes cast for such nominee’s election than against such nominee’s election (Item 1). If a quorum is present, all other matters shall be approved if the votes cast favoring the action exceed the votes cast opposing the action.

Broker Non-Votes. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials have been forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and the nominee does not have discretionary voting power with respect to that item. Under New York Stock Exchange rules, brokers or other

SunTrust Banks, Inc. - 2014 Proxy Statement	3

Proxy Statement

nominees may not vote your shares on certain matters unless they receive instructions from you. Brokers or other nominees who are New York Stock Exchange members are expected to have discretionary voting power only for Item 6, the ratification of Ernst & Young LLP as our independent auditor, but not any other items. As a result, if you do not provide specific voting instructions to your record holder, New York Stock Exchange rules will allow the record holder to vote only on Item 6 (the ratification of Ernst & Young LLP as our independent auditor), and not on Items 1 through 5. Accordingly, it is important that you provide voting instructions to your broker or other nominee so that your shares may be voted.

Effect of Abstentions and Broker Non-Votes. If your shares are treated as a broker non-vote or abstention, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes will not be included in vote totals (neither for nor against) and therefore will not affect the outcome of the vote. Abstentions will not affect the outcome of the votes on any Item.

Shareholder Proposals for Next Year’s Meeting

A shareholder who desires to have his or her proposal included in next year’s proxy statement in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 must deliver the proposal to our principal executive offices (at the address noted below) no later than the close of business on November 10, 2014. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, notice of such proposal must be received at our principal executive offices (at the address noted above), no later than the close of business on November 10, 2014 and not before October 11, 2014 in order to be timely. In each case, the submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), and the class and number of our shares beneficially owned by the shareholder. In addition, the proponent should provide a complete description of any material economic or other interest of the proponent and of their affiliates and associates in order to satisfy the requirements of our Bylaws and to allow us to satisfy the requirements of SEC Regulation 14A. Proposals should be addressed to SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary. In addition, SEC rules generally permit management to vote proxies in its discretion for such proposals (1) provided we advise shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, if we receive notice of the proposal on or after October 11, 2014 and before the close of business on November 10, 2014; and (2) provided we advise shareholders in next year’s Proxy Statement that such proxy will confer such authority and if we do not receive notice of the proposal on or after October 11, 2014 and before the close of business on November 10, 2014.

Communications with Directors

The Board has adopted a process to facilitate written communications by shareholders or other interested parties to the Board. Persons wishing to write to the Board or a specified director, including the Lead Director, the non-management directors as a group, the chairman of a Board committee, or a committee of the Board, should send correspondence to the Corporate Secretary at SunTrust Banks, Inc., P.O. Box 4418, Mail Code 643, Atlanta, Georgia 30302. All communications so received from shareholders or other interested parties will be forwarded to the members of the Board or to the applicable director or directors if so designated by such person.

4	SunTrust Banks, Inc. - 2014 Proxy Statement

Election of Directors

Election of Directors

Majority Voting

Our Bylaws provide for the annual election of directors. The Bylaws further provide that, in an election of directors in which the only nominees for election are persons nominated by the Board (an “uncontested election”), in order to be elected each nominee must receive more votes cast for such nominee’s election than against such nominee’s election. If the director election is not an uncontested election, then directors are elected by a plurality of the votes cast. In connection with uncontested director elections, votes cast exclude abstentions with respect to a director’s election.

If a nominee who presently serves as a director does not receive the required vote for reelection in an uncontested election, Georgia law provides that such director will continue to serve on the Board as a “holdover” director. Georgia corporate law generally gives such unelected “holdover” directors all of the same powers as directors elected by a majority until such holdover-director’s successor is elected and qualified. A successor cannot be elected until there is another meeting of shareholders, and these typically occur only once a year unless we incur the time and expense of a special meeting of shareholders. To prevent holdover directors from remaining on our board, and to better effectuate the intentions of our shareholders, our Corporate Governance Guidelines require such a director to tender his or her written resignation to the Chairman of the Board for consideration by the Corporate Governance Committee (the “Committee”) within five days following certification of the shareholder vote.

However, the resignation of a director may adversely affect us. For this reason, we do not make resignations tendered in such context automatically effective. Rather, after the director submits his or her mandatory resignation, the Committee will then consider the resignation and, within 45 days following the shareholders’ meeting at which the election occurred, make a recommendation to the Board concerning whether to accept or reject the resignation. In determining its recommendation, the Committee will consider all factors deemed relevant by the Committee members including, without limitation, the stated reason or reasons why shareholders did not vote for the director’s reelection, the qualifications of the director (including, for example, whether the director serves on the Audit Committee as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of SunTrust and our shareholders. The Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in the failure of the director to receive the necessary votes for reelection.

To constrain the Board’s discretion in considering such resignations, we have adopted specific procedural requirements in our Corporate Governance Guidelines. In addition to the 45-day deadline above, our Corporate Governance Guidelines require the Board to take formal action on the Committee’s recommendation no later than 75 days following the shareholders’ meeting at which the election occurred. In considering the Committee’s recommendation, the Board will consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board deems relevant. Our Corporate Governance Guidelines require us to publicly disclose the Board’s decision in a Current Report (Form 8-K) filed with the Securities and Exchange Commission together with an explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation, within four business days after the Board makes its decision. No director who is required to tender his or her resignation may participate in the Committee’s deliberations or recommendation, and the Corporate Governance Guidelines contain provisions addressing how the determination of whether to accept or reject a resignation is made if a majority of the members of the Committee fails to receive the necessary vote for reelection. Generally, in such case, the determination will be made by independent directors who received the necessary vote for election or reelection. If the Board accepts a director’s resignation, then any resulting vacancy may be filled by the Board in accordance with the Bylaws, or the Board in its discretion may decrease the size of the Board pursuant to the Bylaws.

Corporate Governance and Director Independence

The Board has determined that all of our directors, except our Chairman and CEO, are independent. Specifically, it determined that the following current directors are independent after applying the guidelines described below: Robert M. Beall, II, Alston D. Correll, Jeffrey C. Crowe, Blake P. Garrett, Jr., David H. Hughes, M. Douglas Ivester, Kyle Prechtl Legg, William A. Linnenbringer, G. Gilmer Minor, III, Donna S. Morea, David M. Ratcliffe, Frank P. Scruggs, Jr., Thomas R. Watjen, and Phail Wynn, Jr. Additionally, the Board determined that

SunTrust Banks, Inc. - 2014 Proxy Statement	5

Election of Directors

Blake P. Garrett, Jr. and G. Gilmer Minor, III, who retired from the Board following the annual meeting of shareholders held on April 23, 2013, were independent. Each member of the Compensation Committee, the Governance and Nominating Committee, and the Audit Committee is independent. There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer.

We include our independence standards in our Corporate Governance Guidelines. You can view these on our website, www.suntrust.com, under the headings “About Us” and “Corporate Governance.” An independent director is one who is free of any relationship with SunTrust or its management that may impair the director’s ability to make independent judgments. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. The Board pays particular attention to whether a director is independent from management and to any credit relationships that may exist with a director or a related interest. In doing so, the Board considers, among other things, all extensions of credit between the Company and the director (including his or her related interests).

Generally, we do not consider independent any director who is an executive officer of a company that makes payments to us, or receives payments from us, for property or services in an amount which, in any year, exceeds the greater of $1 million or 2% of such company’s consolidated gross revenues. We also do not consider independent any director to whom we have extended credit, or who is also an executive officer of a company to which we have extended credit, unless such credit meets the substantive requirements of Federal Reserve Board Regulation O. Regulation O requires that, when making loans to our executive officers and directors, we do so on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by SunTrust with other persons not related to the lender. Such loans also may not involve more than the normal risk of collectability or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). Our Board must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.

Executive Sessions

Each committee and board meeting generally includes a meeting of the independent directors in executive session, and with respect to full board meetings such meetings are presided over by a Lead Director selected by a majority of independent directors. M. Douglas Ivester presently serves as the Lead Director.

Board Self-Assessment

The Board conducts a self-assessment annually, which our Governance and Nominating Committee reviews and discusses with the Board. In addition, the each committee conducts an annual self-assessment of their performance.

Mandatory Retirement and Resignation for Directors

We have a policy requiring directors who change the job responsibility they held when they were elected to the Board to submit a letter of resignation to the Board. We also have a policy requiring directors to retire from the Board upon the first annual meeting following their 72nd birthday (65th birthday for employee-directors). If the director desires to continue to serve after he or she tenders his or her resignation pursuant to such policies, he or she may do so only after the Board, through its Governance and Nominating Committee, has made a determination that continued Board membership is appropriate. Alston D. Correll will reach our mandatory retirement age (72) prior to the Annual Meeting and will retire from the Board following this year’s Annual Meeting of Shareholders.

Codes of Ethics and Committee Charters

We have a Senior Financial Officers Code of Ethical Conduct that applies to our senior financial officers, including our principal executive officer, principal financial officer and principal accounting officer. We also have a Code of Conduct that applies to all employees, and a Code of Business Conduct and Ethics for members of the Board. These three Codes of Conduct, as well as our Corporate Governance Guidelines, and the charters for each of the Audit, Compensation, Executive, Governance and Nominating Committee, and Risk Committees of the Board can be found at “About Us” on our website, www.suntrust. com and then clicking on “Corporate Governance.”

CEO and Management Succession

The Board of Directors considers management evaluation and succession planning to be one of its most important responsibilities. Our Corporate Governance Guidelines specify that our Board is responsible for developing a succession plan for our CEO and other senior executive officers. Annually, the non-executive directors of the Board meet with the CEO to discuss his potential successors and

6	SunTrust Banks, Inc. - 2014 Proxy Statement

Election of Directors

related issues. After these meetings, the Board may update its CEO succession plan as appropriate. In addition, the CEO maintains in place at all times a confidential procedure for the timely and efficient transfer of his duties in the event of an emergency or departure. The CEO also periodically reviews with the non-executive directors the performance of other key members of the Company’s senior management and any succession issues relating to those individuals.

Board Leadership Structure

Our Board is led by a Chairman selected by the Board from time to time. Presently, William H. Rogers, Jr., our CEO, is also Chairman of the Board. All of our other directors are independent. The Board has determined that selecting our CEO as Chairman is in our best interests because it promotes unity of vision for the leadership of the Company and avoids potential conflict among directors. The Board is aware of the potential conflicts that may arise when an insider chairs the Board, but believes these are offset by existing safeguards which include the designation of a lead director, regular meetings of the independent directors in executive session without the presence of insiders, the Board’s succession plan for incumbent management, the fact that management compensation is determined by a committee of independent directors who make extensive use of peer benchmarking, and the fact that much of our operations are highly regulated.

Lead Director

In 2009, the Board established the position of Lead Director. The Board selected M. Douglas Ivester as Lead Director. The responsibilities and duties of the Lead Director include (i) presiding at meetings of the Board in the absence of the Chairman, including the executive sessions of the non-management members of the Board; (ii) serving as a liaison between the non-management directors and the Chairman of the Board; (iii) advising the Chairman as to an appropriate schedule of Board meetings and on the agenda and meeting schedules for meetings of the Board and its committees; and (iv) calling meetings of the non-employee directors and developing the agendas for and serving as Chairman of the executive sessions of the Board’s non-employee directors. A more complete description of this role is included in our Corporate Governance Principles, which we provide on our website under the tabs “About Us” and “Corporate Governance.” The Lead Director is appointed by a majority vote of the non-management directors for a one-year term, subject to renewal for a maximum of four additional twelve-month terms, and shall serve until the expiration of the term or until such Lead Director’s earlier resignation or retirement from the Board. Mr. Ivester’s term ends in April 2015.

Board Committees

The Board has created certain standing and ad hoc committees. These committees allow regular monitoring and deeper analysis of various matters. The committee structure also allows committees to be comprised exclusively of independent directors to address certain matters. Because of the complexity of our business and the depth and scope of matters reviewed by our Board, much of the Board’s work is delegated to its committees and then reported to the full Board.

The Board reviews the membership of the committees from time to time. Specific committee assignments are proposed by the Governance and Nominating Committee in consultation with the chair of each committee and with the consent of the member, and then submitted to the full Board for approval.

Attendance

Regular meetings of the Board are held quarterly. During 2013, the Board held 5 meetings, and various standing committees of the Board met another 47 times, for an aggregate of 52 meetings. Each committee and board meeting generally includes a meeting of the independent directors in executive session. All incumbent directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served. In addition, all of our incumbent directors attended last year’s annual meeting of shareholders. We expect, but do not require, directors to attend the annual meeting of shareholders.

Director Qualifications and Selection Process

We maintain a standing Governance and Nominating Committee, which we refer to in this section as the Committee, comprised solely of independent directors who are responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board. The Committee periodically reviews the size and composition of the Board and determines whether to add or replace directors. Under our Corporate Governance Guidelines, the Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members. You may access the Committee’s charter and our Corporate Governance Guidelines on our website at www.suntrust.com under the headings “About Us” and “Corporate Governance.”

The Committee and the Board consider a variety of sources in evaluating candidates as potential Board members. The Committee has for the last several years used a search firm to identify additional qualified nominees.

Director Qualifications. Directors are responsible for overseeing the Company’s business consistent with their

SunTrust Banks, Inc. - 2014 Proxy Statement	7

Election of Directors

fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. The Board and the Committee consider the qualifications of directors and nominees individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors. In its assessment of each potential candidate, including those recommended by shareholders, the Committee requires that each director be a person of recognized high integrity with broad experience and outstanding achievement in their careers. The Board believes that each director should have, and expects nominees to have, the capacity to obtain an understanding of our principal operational and financial objectives, plans and strategies; our results of operations and financial condition; and our relative standing and that of our business segments in relation to our competitors. Further, each director and nominee should have the ability to make independent, analytical inquiries, an understanding of the business environment, and the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board. The Board has identified the following particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole:

•  Independence, determined in accordance with our Corporate Governance Guidelines;

• Financial industry knowledge, which is vital in understanding and reviewing our strategy, including the acquisition of businesses that offer complementary products or services, and includes service on predecessor boards of directors, as well as specific experience at SunTrust as current or former executives, which gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy;

• Executive experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

•  Accounting and financial expertise, which enables directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes; further, the Committee considers it essential that the Audit Committee have at least one member who qualifies as an “audit committee financial expert”;

• Governmental affairs, regulatory and risk management experience, which contributes to our identification and development of possible areas of risk and helps to maintain an efficient and productive company;

• Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests;

• Diversity, which provides a variety of points of view and which contributes to a more effective decision-making process; however, the Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership.

• SunTrust Markets. The Board believes it is important to serve the people and institutions in the markets in which it conducts business, and generally seeks members who reside in these markets.

We highlight each director’s or nominee’s specific skills, knowledge, and experience that the Committee and Board relied upon when determining whether to nominate the individual for election in the biographies at pages 11-13. A particular nominee may possess other skills, knowledge or experience even though they are not indicated below.

The Board believes that all of the director nominees are highly qualified. The director nominees have significant leadership experience, knowledge, and skills that qualify them for service on our Board, and, as a group, represent diverse views, experiences, and backgrounds. All director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the personal characteristics that are essential for the proper and effective functioning of the Board. Each nominee’s biography below contains additional information regarding his or her experiences, qualifications and skills.

Shareholder Recommendations and Nominations for Election to the Board

Any shareholder may recommend persons for election to the Board. The Committee will evaluate candidates proposed by shareholders by evaluating such candidates in the same manner and using the criteria described above. The recommendation should state how the proposed candidate meets the criteria

8	SunTrust Banks, Inc. - 2014 Proxy Statement

Election of Directors

described above and should include the information required by our Bylaws, described below. Evaluations of potential candidates generally involve a review of the candidate’s background and credentials by the Committee, interviews with members of the Committee, the Committee as a whole, or one or more other Board members, and discussions by the Committee and the Board. The Committee then recommends candidates to the full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be appointed by the Board to fill a vacancy.

In accordance with our Bylaws, nominations must be made in writing and must be delivered to or mailed to and received by our Corporate Secretary not more than 150 days and not less than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders. Nominations should also include a complete description of any material economic or other interest of the proposing shareholder, the nominee, and their respective affiliates and associates in order to satisfy the requirements of our Bylaws and to allow us to satisfy the requirements of SEC Regulation 14A. This Proxy Statement and the enclosed proxy are being first mailed to our shareholders on or about March 10, 2014. Therefore, shareholder nominations for election at next year’s annual meeting must be received on or after October 11, 2014 and no later than the close of business on November 10, 2014. Presently, our Bylaws require that nominations include the following information: (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee and an explanation of how the proposed nominee meets the criteria used by us for the selection of directors as set forth in the subsection “Director Selection Process;” (iii) the total number of shares of our common stock that, to your knowledge, will be voted for the proposed nominee; (iv) the total number of shares of our common stock that, to your knowledge, are owned by the proposed nominee; (v) the signed consent of the proposed nominee to serve, if elected; (vi) your name and residence address; (vii) the number of shares of our common stock owned by you and any affiliates (and their names and addresses); (viii) a complete description of all material economic or other interest of the proponent and of their affiliates and associates consistent with the requirements of our Bylaws and SEC Regulation 14A, and (ix) any other information relating to the proposed nominee that SEC Regulation 14A requires us to disclose in solicitations for proxies for the election of directors.

Board’s Role in the Risk Management Process

The Board oversees and monitors the Company’s risk management processes. The Board’s Risk Committee outlines our risk principles and management framework, and sets high level strategy and risk tolerances. Our risk profile is managed by our Chief Risk Officer. The Chief Risk Officer is an executive officer appointed by and reporting to the CEO. The Chief Risk Officer meets at least quarterly with the Risk Committee of the Board. The chair of the Risk Committee makes a full report of each Risk Committee meeting to the full Board at each Board meeting. In addition, the Chief Risk Officer also meets with the full Board at each meeting. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk. In these ways, the full Board is able to monitor our risk profile and risk management activities on an on-going basis. Additionally, the Company has other risk-monitoring processes. For example, certain financial risks are also monitored by officers who report to the Chief Financial Officer. In turn, the Chief Financial Officer and appropriate financial risk personnel attend the meetings of the Audit Committee of the Board. As with the Risk Committee, the Chair of the Audit Committee makes a full report of each Audit Committee meeting to the full Board at each Board meeting and, when circumstances warrant, the Chief Financial Officer and other financial risk personnel meet with the full Board.

Compensation Committee Interlocks and Insider Participation

We have no compensation committee interlocks. Messrs. Beall, Correll, Crowe, Garrett, Ratcliffe, and Scruggs, and Ms. Legg constitute all of the directors who served on our Compensation Committee at any time during 2013. Each is or was an independent, outside director, and none is a current or former officer or employee of SunTrust.

During 2013, our bank subsidiary engaged in customary banking transactions and had outstanding loans to certain of our directors, executive officers, members of the immediate families of certain directors and executive officers, and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender. In the opinion of management, these loans do not involve more than the normal risk of collectability or present other unfavorable features.

Director Compensation

The Governance and Nominating Committee determines the amount and form of director compensation. Its procedures for determining director compensation are similar to those used by the Compensation Committee for executive compensation, described under the caption “Executive Compensation Decision-Making Processes.”

We pay each non-employee director an annual retainer of $60,000 in four installments. The Chairs of each of the

SunTrust Banks, Inc. - 2014 Proxy Statement	9

Election of Directors

Risk Committee, Governance and Nominating Committee, Compensation Committee, and Audit Committee receive an additional retainer of $15,000, and the Lead Director receives an additional retainer of $25,000. We pay each non-employee director a fee of $1,500 for each committee meeting attended. Non-employee directors serving on the Board after our annual meeting of shareholders receive a grant of either restricted stock or restricted stock units, at their election, having a value of $120,000 on the date of grant. The grant vests upon the earlier of one year or the next annual meeting.

The table below provides information concerning the compensation of our non-employee directors for 2013. Except as noted above, all of our non-employee directors are paid at the same rate.

Directors may defer either or both of their meeting and retainer fees under our Directors Deferred Compensation Plan. We determine the return on deferred amounts as if the funds had been invested in our common stock or at a floating interest rate equal to the prime interest rate in effect at SunTrust Bank computed on the last day of each quarter, at the election of the director.

Our non-employee directors do not participate in our employee benefits programs that provide non-equity incentive compensation or retirement benefits. With respect to earnings on nonqualified deferred compensation, including earnings on nonqualified defined contribution plans, in accordance with SEC regulations we report only above-market or preferential in the column “Change in Pension Value and NQDC Earnings,” if any.

Directors who are also our employees are not compensated for their service as directors. In 2013, one of our directors, William H. Rogers, Jr., was also an employee, serving as Chairman and Chief Executive Officer. We discuss his compensation beginning under the caption, “Executive Compensation.”

2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid In Cash		Stock[2] Awards		NQDC Earnings	All[3] Other Compensation	Total
Robert M. Beall, II	$97,500		$119,992				$217,492
Alston D. Correll	$118,500		$119,992				$238,492
Jeffrey C. Crowe	$120,000		$119,992				$239,992
Blake P. Garrett, Jr.	$33,500	[1]	$—	[1]			$33,500	[1]
David H. Hughes	$88,500		$119,992				$208,492
M. Douglas Ivester	$117,750		$119,992			$ 6,500	$244,242
Kyle Prechtl Legg	$112,500		$119,992				$232,492
William A. Linnenbringer	$97,500		$119,992				$217,492
G. Gilmer Minor, III[1]	$30,500	[1]	$—	[1]			$30,500	[1]
Donna S. Morea	$93,000		$119,992				$212,992
David M. Ratcliffe	$78,000		$119,992				$197,992
Frank P. Scruggs, Jr.	$69,000		$119,992				$188,992
Thomas R. Watjen	$115,500		$119,992				$235,492
Phail Wynn, Jr.	$91,500		$119,992				$211,492
[1]	Messrs. Garrett and Minor retired from our Board of Directors following the annual meeting of shareholders held on April 23, 2013 and, therefore, did not receive an equity grant in 2013.
[2]	We make an annual equity grant with a grant date fair value of approximately $120,000 to each person who is serving as a director following our annual meeting of shareholders. In accordance with SEC regulations, we report in this column the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. Please refer to note 15 to our financial statements in our annual report for the year ended December 31, 2013 for a discussion of the assumptions related to the calculation of such value. As of December 31, 2013, each director named in the table above (except for Messrs. Garrett and Minor) held 4,240 shares of restricted stock or restricted stock units which vest on April 22, 2014. As of December 31, 2013, none of our directors held any unexercised options (vested or unvested).
[3]	Reflects fees for service on local advisory boards of our subsidiaries. No director received perquisites or personal benefits in 2013 in excess of $10,000.

10	SunTrust Banks, Inc. - 2014 Proxy Statement

Nominees for Directorship (Item 1)

Nominees for Directorship (Item 1)

Upon the recommendation of its Governance and Nominating Committee, the Board nominated the following persons for election as directors at the Annual Meeting in 2014 for terms expiring in 2015: Robert M. Beall, II, David H. Hughes, M. Douglas Ivester, Kyle Prechtl Legg, William A. Linnenbringer, Donna S. Morea, David M. Ratcliffe, William H. Rogers, Jr., Frank P. Scruggs, Jr., Thomas R. Watjen, and Phail Wynn, Jr. Each of the 11 persons nominated for election, if elected, is expected to serve until next year’s annual meeting of shareholders and until their successor is elected and qualified. If, at the time of the Annual Meeting, any of the nominees named in the enclosed proxy should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board recommends. The Board has no reason to believe that any nominee will be unable or decline to serve as a director.

Below is a description of each nominee and each director whose term continues after the meeting, the year in which the person first became a director of SunTrust, the director’s age, and a brief description of the experience, attributes, and skills considered by the Governance and Nominating Committee and the Board. Except for Mr. Rogers, our CEO, none of the nominees or directors is employed by SunTrust or any entity that is an affiliate of SunTrust. Alston D. Correll will reach our mandatory retirement age (72) prior to the Annual Meeting and will retire from the Board following this year’s Annual Meeting of Shareholders. Jeffrey C. Crowe has declined to stand for reelection and also will retire from the Board following this year’s Annual Meeting of Shareholders. The Board has adopted a resolution which reduces the size of the Board to 11 directors effective following the Annual Meeting.

The number of shares of common stock beneficially owned by each nominee for director is listed under the heading “Stock Ownership of Certain Persons” on page 60.

Nominees for Terms Expiring in 2015

Robert M. Beall, II, 70, has been a director since 2004. He is Chairman of Beall’s, Inc., the parent company of Beall’s Department Stores, Inc. and Beall’s Outlet Stores, Inc., a primarily family-owned company which operates retail stores located from Florida to California. He has more than 36 years’ of leadership experience at Beall’s during which the company grew from seven stores in Florida and sales of $6 million to over 500 stores in 14 states and over $1 billion in sales. In addition to this experience in growing and leading a business,

Mr. Beall has extensive experience with Southeast-based customers and business conditions. He is also a director of Next Era Energy, Inc., Blue Cross/Blue Shield of Florida and the National Retail Federation. He is also past chairman of the Florida Chamber of Commerce. Mr. Beall’s executive and management experience well qualify him to serve on our Board.

David H. Hughes, 70, has been a director since 1984. He presently serves as a director of Darden Restaurants, Inc. Previously, Mr. Hughes served as Chairman of the Board of Hughes Supply, Inc., a publicly-traded, Fortune 500 distributor of construction materials, until April 1, 2006 when the company was acquired by The Home Depot. He also served as Hughes Supply’s President and then its Chief Executive Officer, beginning in 1972. During his tenure leading Hughes Supply, he completed more than 100 acquisitions and also grew the company organically. At the time of the company’s sale, it had 10,000 employees, 550 outlets located in 35 states, and annual sales of $5.5 billion. Mr. Hughes has served on our Board since the Company’s formation as the result of the merger of Sun Bank and Trust Company of Georgia and, therefore, has extensive knowledge regarding the financial industry generally and SunTrust specifically. He previously served on the boards of Southern Airways and Republic Airways, Courier Dispatch, Lanier Business Products, and Brown & Brown, Inc. Mr. Hughes’ long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, and long history with our Company and industry, well qualifies him to serve on our Board.

M. Douglas Ivester, 66, has been a director since 1998, and has been our Lead Director since 2009. He is President of Deer Run Investments, LLC. From 1997 until 2000, Mr. Ivester was Chairman of the Board and Chief Executive Officer of The Coca-Cola Company. Mr. Ivester spent more than 20 years with The Coca-Cola Company and held such positions as Chief Financial Officer, President and Chief Operating Officer where he was responsible for running the company’s global business. Previously, he served as a director of S1 Corporation and Georgia-Pacific Corporation and presently is Chairman of the Board of the Woodruff Health Sciences Center, Inc. Mr. Ivester’s long and varied business career, including service as Chairman and CEO of a large, publicly-traded company, and deep financial and accounting experience gained while serving as a Chief Financial Officer of a large, public company well qualify him to serve on our Board.

SunTrust Banks, Inc. - 2014 Proxy Statement	11

Nominees for Directorship (Item 1)

Kyle Prechtl Legg, 62, has been a director since 2011. She is the former Chief Executive Officer of Legg Mason Capital Management (LMCM). Ms. Legg has more than 30 years of professional experience in the investment industry. She is a chartered financial analyst and began her career as a bank analyst with Alex Brown & Sons. She joined Legg Mason Capital Management in 1991 as a Vice President and Senior Analyst, was named President of the firm in 1997, and Chief Executive Officer in March 2006. At LMCM, she built a leading global equity investment management business serving high-end institutional clients, including some of the world’s largest sovereign wealth funds, domestic and foreign company pension plans, corporate funds, endowments, and foundations. Ms. Legg is also a director of Brown Advisory Funds PLC and previously served as a director of the Eastman Kodak Company. We believe that Ms. Legg’s deep investment, financial, and executive leadership experience, including experience with a regulated financial institution, well qualify her to serve on our Board.

William A. Linnenbringer, 65, has been a director since 2010. In his 32-year career with PricewaterhouseCoopers LLP, Mr. Linnenbringer held numerous leadership positions, including Managing Partner for the U.S. banking and financial services industry practice, Chairman of the global financial services industry practice, and member of the firm’s policy board and world council of partners. Mr. Linnenbringer retired as a partner of PricewaterhouseCoopers LLP in 2002. He previously served as a director of TeleTech Holdings Inc. and chaired its audit committee. Mr. Linnenbringer’s long and varied business career, including his extensive financial, business, and accounting experience, particularly within our industry, well qualifies him to serve on our Board.

Donna S. Morea, 59, has been a director since 2012. Ms. Morea is a nationally recognized executive in IT professional services management with over thirty years of experience. From May 2004 until her retirement at the end of 2011, Ms. Morea served as President of CGI Technology and Solutions, Inc., a wholly-owned U.S. subsidiary of CGI Group, one of the largest independent information technology firms in North America. In that role, she led CGI’s IT and business process services in the US and India for large enterprises in financial services, healthcare, telecommunications and government. Under her leadership, revenues grew from $850 million to over $2.2 billion. She previously served on CGI Group’s board of directors, and presently serves on the board of Science Applications International Corporation, a publicly-traded firm which provides technical, engineering, and enterprise information technology services. She also served as the Chair of the Northern Virginia Technology Council, with over 1000 member organizations. Ms. Morea’s management experience and information technology expertise well qualify her to serve on our Board.

David M. Ratcliffe, 65, has been a director since August 2011. Mr. Ratcliffe retired in December 2010 as Chairman, President and Chief Executive Officer of Southern Company, one of America’s largest producers of electricity, a position he held since 2004. From 1999 until 2004, Mr. Ratcliffe was President and CEO of Georgia Power, Southern Company’s largest subsidiary. Prior to becoming President and CEO of Georgia Power in 1999, Mr. Ratcliffe served as Executive Vice President, Treasurer and Chief Financial Officer. Mr. Ratcliffe also serves as a member of the board of CSX, a publicly-traded railroad. We believe that Mr. Ratcliffe’s experience as Chairman, President and Chief Executive Officer of Southern Company, in which he participated in a heavily regulated industry with operations in substantial portions of our service territory, well qualifies him to serve on our Board.

William H. Rogers, Jr., 56, has been a director since 2011 and has served as Chairman of our Board since January 1, 2012. He was named Chief Executive Officer in June 2011 after having served as our Chief Operating Officer since November 2010 and President since December 2008. Mr. Rogers began his career in 1980 in the commercial bank training program of Trust Company of Georgia, a SunTrust predecessor company. Mr. Rogers previously served as a director of Books-a-Million, Inc., and presently serves as a director of the Federal Reserve Bank of Atlanta. Mr. Rogers’ long history with our company and industry well qualify him to serve on our Board.

Frank P. Scruggs, Jr., 62, has been a director since 2013. He has been a partner in the law firm of Berger Singerman LLP since 2007. Prior to joining Berger Singerman, he was an Executive Vice President for Office Depot, Inc. and was shareholder of the law firm Greenberg Traurig LLC. He previously served as the Florida Secretary of Labor and Employment Security and served on the board of directors of Office Depot, Inc. Mr. Scruggs’ extensive governmental affairs, legal, and regulatory experience well qualify him to serve on our Board.

Thomas R. Watjen, 59, has been a director since 2010. He is the President and Chief Executive Officer of Unum Group, a publicly-traded insurance holding company, and serves on its board. He has been employed by Unum or its predecessors since 1994, initially as its Chief Financial Officer. Prior to joining Unum, he served as a Managing Director of the insurance practice of the investment banking firm Morgan Stanley & Co. Mr. Watjen’s experience as a director and chief executive officer of a publicly-traded company and executive experience with a regulated financial services company well qualify him to serve on our Board.

12	SunTrust Banks, Inc. - 2014 Proxy Statement

Nominees for Directorship (Item 1)

Phail Wynn, Jr., 66, has been a director since 2004. He has been the Vice President for Regional Affairs for Duke University since January 2008. Previously, he served as the President of Durham Technical Community College from 1980 to 2007. Dr. Wynn has served continuously as a director of one or more financial institutions since 1992. Dr. Wynn is also	a director of North Carolina Mutual Life Insurance Company. Dr. Wynn holds a Ph.D and an M.B.A. degree. Dr. Wynn’s varied business and academic experiences, including his long service on the boards of financial institutions, well qualify him to serve on our Board.

The Board of Directors recommends a vote FOR all nominees.

SunTrust Banks, Inc. - 2014 Proxy Statement	13

Nominees for Directorship (Item 1)

Board Committees

The Board has established five standing committees. The current membership of these committees, and the number of meetings each committee held in 2013, is as follows:

Membership by Director

	Audit	Compensation	Executive	Governance & Nominating	Risk
Number of Meetings Held:	15	8	5	5	14
Robert M. Beall, II
Alston D. Correll*
David H. Hughes
M. Douglas Ivester
Kyle Prechtl Legg		Chair
William A. Linnenbringer
Donna S. Morea
David M. Ratcliffe					Chair
William H. Rogers, Jr.			Chair
Frank P. Scruggs, Jr.
Thomas R. Watjen	Chair
Dr. Phail Wynn, Jr.				Chair

Membership by Committee

Audit	Compensation	Executive	Governance & Nominating	Risk
Mr. Watjen, Chair	Ms. Legg, Chair	Mr. Rogers, Chair	Dr. Wynn, Chair	Mr. Ratcliffe, Chair
Mr. Beall	Mr. Beall	Mr. Correll*	Mr. Hughes	Mr. Correll*
Ms. Legg	Mr. Correll*	Mr. Ivester	Mr. Ivester	Mr. Hughes
Mr. Linnenbringer	Ms. Morea	Ms. Legg	Mr. Linnenbringer	Mr. Ivester
Dr. Wynn	Mr. Ratcliffe	Mr. Ratcliffe	Mr. Watjen	Ms. Morea
	Mr. Scruggs	Mr. Watjen		Mr. Scruggs
Dr. Wynn

* has reached mandatory retirement age and will retire immediately following the annual meeting of shareholders.

The Audit Committee appoints, compensates, retains, and directly oversees the work of our independent auditor (subject to shareholder ratification, if applicable). It is charged with monitoring:

•  the integrity of our financial statements;

•  the independence and qualifications of our independent auditor;

•  our system of internal controls;

•  the performance of our internal audit process and independent auditor; and

•  our compliance with laws, regulations and the codes of conduct.

The Audit Committee also resolves any disagreements between management and the auditors regarding financial reporting. It pre-approves all audit services and permitted non-audit services provided to SunTrust by its independent auditor. It also performs other related duties as defined in its written charter. Our Audit Committee has only members that are independent under our Corporate Governance Guidelines, the Securities Exchange Act of 1934 and applicable rules, and the rules of the New York Stock Exchange. Our Board

14	SunTrust Banks, Inc. - 2014 Proxy Statement

Nominees for Directorship (Item 1)

has determined that Mr. Watjen meets the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission’s rules and regulations.

The Compensation Committee is responsible for

•  approving our stated compensation strategies, goals and purposes;

•  ensuring that there is a strong link between the economic interests of management and shareholders;

•  ensuring that members of management are rewarded appropriately for their contributions to Company growth and profitability;

•  ensuring that the executive compensation strategy supports organizational objectives and shareholder interests;

•  providing clear direction to management to ensure that its compensation policies and procedures are carried out in a manner that achieves balance and is consistent with safety and soundness;

•  ensuring that the compensation system–including performance measures and targets–for business units and individual employees that can expose us to large amounts of risk is designed and operated in a manner that achieves balance;

•  approving any material exceptions or adjustments to the incentive compensation arrangements established for senior executives, and carefully considering, and monitoring the effects of any approved exceptions or adjustments;

•  reviewing an annual assessment by management, with appropriate input from risk-management personnel, of the effectiveness of the design and operation of the organization’s incentive compensation system in providing appropriate risk-taking incentives;

•  reviewing periodic reports of incentive compensation awards and payments relative to risk outcomes;

•  monitoring the sensitivity of incentive compensation to risk outcomes, including the applicability of recoupment;

•  ensuring that the incentive compensation arrangements for the Company do not encourage employees to take risks that are beyond our ability to manage effectively; and

•  meeting independence requirements under our Corporate Governance Guidelines and the rules of the New York Stock Exchange.

The Executive Committee may exercise the authority of the full Board except that it may not approve or propose to shareholders any action that must lawfully be approved by shareholders; fill vacancies on the Board or any committee; amend the Articles of Incorporation; adopt, amend or repeal the Bylaws; or approve a dissolution or merger or the sale of all or substantially all our assets.

The Governance and Nominating Committee is responsible for making recommendations to the Board regarding the size and composition of the Board, reviewing the qualifications of candidates to the Board, and recommending nominees to the Board. It is also responsible for:

•  taking a leadership role in shaping our corporate governance;

•  developing and recommending to the Board a set of corporate governance guidelines, periodically reviewing and reassessing the adequacy of those principles, and recommending any proposed changes to the Board for approval;

•  leading the Board in its annual review of the Board’s performance; and

•  addressing committee structure and operations, committee reporting to the Board, committee member qualifications and committee member appointment and removal.

It has sole authority for retaining or terminating any search firm used to identify director candidates and determining such firm’s fees. Our Governance and Nominating Committee also performs other related duties as defined in its written charter. It has only members that are independent under our Corporate Governance Guidelines and the rules of the New York Stock Exchange.

The Risk Committee is responsible for assisting the Board in overseeing and reviewing our enterprise risk management framework, including the significant policies, procedures and practices employed to manage credit risk, market risk, liquidity risk, operational risk and compliance risk. It is also responsible for overseeing our implementation of regulatory requirements pertaining to capital adequacy, liquidity adequacy, stress testing, resolution planning, and capital disclosure policies and controls. It regularly reviews and discusses with various members of senior management matters related to credit risk, market risk, liquidity risk, operational risk, legal, regulatory and compliance risk and enterprise risk management. The Committee also oversees the management of the Bank’s fiduciary activities.

SunTrust Banks, Inc. - 2014 Proxy Statement	15

Other Director and Executive Officer Information

Other Director and Executive Officer Information

Transactions with Related Persons, Promoters, and Certain Control Persons

We have no transactions with related parties other than normal, arms’-length banking and other credit transactions that comply with Federal Reserve Regulation O. Our Board reviews these relationships, but for the reasons below, we do not view them as impairing a director’s independence.

We generally consider credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to those offered to other comparable borrowers. We use the following guidelines to determine the impact of a credit relationship on a director’s independence. We presume that extensions of credit which comply with Federal Reserve Regulation O are consistent with director independence. In other words, we do not consider normal, arm’s-length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and to follow credit underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by SunTrust with other persons not related to the lender. Such loans also may not involve more than the normal risk of collectability or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). Our Board must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.

In addition, we do not consider as independent any director who is also an executive officer of a company to which we have extended credit unless such credit meets the substantive requirements of Regulation O. We also do not consider independent any director who is an executive officer of a company that makes payments to, or receives payments from us, for property or services in an amount which, in any fiscal year, is greater than $1 million or 2% of such director’s company’s consolidated gross revenues.

Policies and Procedures for Approval of Related Party Transactions

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and our shareholders. Therefore, our Board has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by SunTrust Bank in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectability or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the General Counsel and may be consummated or may continue only (i) if the Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by our Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board. The Governance and Nominating Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of SunTrust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on a review of the reports furnished to us and written representations from reporting persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2013 our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except for a single report by Mr. Lienhard pertaining to a single grant which was filed late due to an administrative error by the Company, and except for a single report by Mr. Gillani filed late that reported the sale of 300 shares from a family member’s account, which he was deemed to own.

16	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Officers

Executive Officers

The Board elects executive officers annually following the annual meeting of shareholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each executive officer and the principal positions and offices he or she holds with SunTrust.

Name	Age	Officers
Kenneth J. Carrig	56	Corporate Executive Vice President and Chief Human Resources Officer
Mark A. Chancy	49	Corporate Executive Vice President and Wholesale Banking Executive
Anil Cheriyan	56	Corporate Executive Vice President and Chief Information Officer
Rilla Delorier	46	Corporate Executive Vice President and Consumer Channels, Sales & Service Executive
Brad R. Dinsmore	51	Corporate Executive Vice President and Consumer and Private Wealth Management Executive
Raymond D. Fortin	61	Corporate Executive Vice President, General Counsel and Corporate Secretary
Thomas E. Freeman	62	Corporate Executive Vice President and Chief Risk Officer
Aleem Gillani	51	Corporate Executive Vice President and Chief Financial Officer
Jerome T. Lienhard II	57	President and Chief Executive Officer of SunTrust Mortgage, Inc.
William H. Rogers, Jr.	56	Chairman of the Board and Chief Executive Officer

Kenneth J. Carrig. Corporate Executive Vice President and Chief Human Resources Officer since June 2011. In this role, he oversees human resources strategy, talent management, employee benefits, compensation, staffing, human resources systems, operations and payroll, compliance, employee relations, human resources policies, as well as training and development. Prior to joining SunTrust, Mr. Carrig was Executive Vice President of Human Resources for Comcast. He previously held similar roles with Sysco Corporation and Continental Airlines.

Mark A. Chancy. Corporate Executive Vice President and Wholesale Banking Executive since 2011. He is responsible for the Corporate & Investment Banking, Commercial & Business Banking, Treasury & Payment Solutions and Commercial Real Estate Banking lines of business. Prior to being named to his current position, Mr. Chancy served as SunTrust’s Chief Financial Officer for seven years. A 27-year financial services industry veteran, he joined SunTrust in 2001 as Corporate Treasurer through its acquisition of Robinson-Humphrey, where he had served as Chief Financial Officer since 1997. Mr. Chancy is a member of the board of SunTrust Robinson Humphrey, Inc.

Anil Cheriyan. Corporate Executive Vice President and Chief Information Officer since April 2012. He is responsible for SunTrust’s Enterprise Information Services (EIS) division, the organizational unit that provides the company’s overall technology, operations and information-related support. Prior to joining SunTrust, Mr. Cheriyan was Senior Partner at IBM Global Business Services where he has served financial services industry clients and led a variety of business systems transformation, technology and process re-engineering initiatives. Before joining IBM in 2002, he was a Partner with PricewaterhouseCoopers Consulting and served in increasingly responsible leadership roles on a variety of systems, customer information, data warehousing and e-business engagements. Previously he was a Senior Consultant with Electronic Data Systems (EDS) and Information Services Manager for TVS Clayton, Ltd.

Rilla Delorier. Corporate Executive Vice President and Consumer Channels, Sales & Service Executive since February 2014 and Chief Marketing and Client Experience Officer since June 2008. She is responsible for the company’s advertising, direct marketing, brand management, sponsorships, client analytics, web solutions, line of business marketing, corporate communications and client loyalty programs. Previously, she was responsible for marketing for the Company’s Wealth & Investment Management line of business. Prior to joining SunTrust in 2006, Ms. Delorier headed up her own consulting firm, CAGR Marketing, where she worked with businesses in developing customer strategies for client acquisition, growth and retention. Prior to that she served five years with PNC Financial Services as the referral channel management director and chief marketing officer for PNC Advisors.

Brad R. Dinsmore. Corporate Executive Vice President and Consumer and Private Wealth Management Executive since August 2011. In this role, Mr. Dinsmore oversees SunTrust’s Branch Banking, Private Wealth Management, Institutional Investment Solutions, Consumer Product and Credit Card

SunTrust Banks, Inc. - 2014 Proxy Statement	17

Executive Officers

businesses, overseeing operations and delivery to nearly 4 million consumers. In November 2012, he assumed responsibility for our GenSpring Family Offices investment subsidiary. Previously, Mr. Dinsmore was head of U.S. Retail Banking for Citigroup, where he had direct responsibility for client delivery to four million account holders via management of the branch channel and the consumer client experience. Prior to joining Citigroup, he spent 21 years with Bank of America in roles of increasing responsibility in consumer, mortgage, business and wealth management banking, including four years in Atlanta as the Southeast Consumer Executive overseeing consumer and mortgage banking in the region.

Raymond D. Fortin. Corporate Executive Vice President since 2004, and General Counsel. In this role, he is responsible for our legal affairs. He has administrative responsibility for the Internal Audit department and serves as Chair of the Disclosure Committee and Corporate Secretary. Mr. Fortin, who has 36 years’ of legal experience, primarily in the financial services business, joined SunTrust in 1989.

Thomas E. Freeman. Corporate Executive Vice President and Chief Risk Officer of SunTrust since August 2007. Mr. Freeman also served as Chief Credit Officer from January 2006 until April 2009. Prior to joining SunTrust, Mr. Freeman was a Principal at KPMG where he was responsible for providing credit risk and other advisory services to a variety of clients including larger commercial banks. He joined KPMG in 2004 after a 14-year career at Fleet Boston Financial and its predecessors, where he held a series of increasingly responsible positions including: managing director, corporate strategy and development; consumer lending executive credit officer; director of portfolio management; and corporate vice president, commercial real estate.

Aleem Gillani. Corporate Executive Vice President and Chief Financial Officer since May 2011. He is responsible for the core finance functions and procurement, including Corporate

Finance, Corporate Strategy, Corporate Tax, Enterprise Stress Analytics, Investor Relations, Treasury, and Enterprise Core Services. Previously, Mr. Gillani served as Corporate Treasurer. Prior to joining SunTrust in 2007, he spent the majority of his career in risk management roles, including as the chief market risk officer at PNC Financial Services Group for three years after serving in a similar capacities for BankBoston and FleetBoston. He is also a member of the board of directors of SunTrust Robinson Humphrey, Inc.

Jerome T. Lienhard II. President and Chief Executive Officer of SunTrust Mortgage, Inc. since March 2011. He is responsible for SunTrust’s mortgage production, servicing, operations, secondary marketing and technology areas. Previously, Mr. Lienhard served as Executive Vice President of Strategic Finance and Administration with responsibility for Strategic Sourcing, Corporate Real Estate, Strategic Finance and Performance Measurement. He joined the Company as Treasurer in 2006. Prior to joining SunTrust, Mr. Lienhard served as Senior Vice President and Treasurer of the Federal Home Loan Mortgage Corporation (Freddie Mac) and Corporate Treasury Manager at Toyota Motor Credit Corporation.

William H. Rogers, Jr. Chairman and Chief Executive Officer. Mr. Rogers assumed the role of Chairman of the Board in January 2012. He was named Chief Executive Officer in June 2011 after having served as Chief Operating Officer since November 2010 and President since December 2008. Mr. Rogers began his career in 1980 in the commercial bank training program of Trust Company of Georgia, a SunTrust predecessor company. He has held roles reflecting an increasing set of responsibilities across all lines of business, corporate marketing, enterprise information services, finance and human resources. Mr. Rogers previously served as a director of Books-a-Million, Inc. He presently serves as a director of the Federal Reserve Bank of Atlanta and is an active member of the business and philanthropic community.

18	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We welcome the opportunity to discuss the material components of our executive compensation program. We also provide an overview of our executive compensation philosophy, compensation decisions and the factors we considered in making those decisions. This CD&A focuses on our Named Executive Officers (NEOs) for 2013 which included our CEO, CFO, and our three next most highly-compensated executive officers:

•  William H. Rogers, Jr., Chairman and Chief Executive Officer,

•  Aleem Gillani, Chief Financial Officer,

•  Mark A. Chancy, Wholesale Banking Executive,

•  Thomas E. Freeman, Chief Risk Officer, and

•  Anil Cheriyan, Chief Information Officer.

2013 Business Highlights

2013 was a year of significantly improved performance for SunTrust. We concluded the year in a strong position, driving higher earnings and efficiency gains, while further improving our overall risk profile.

•  For 2013, excluding certain strategic actions (primarily legacy mortgage matters),[1] which we discuss in “Executive Compensation Program Overview - 2. Short-Term (Annual) Incentives,” SunTrust earned $2.74 per share compared to $2.19 per share in 2012. Net income available to common shareholders improved significantly primarily due to lower expenses and lower provision for loan losses.

•  Our adjusted tangible efficiency ratio improved from 67.3% for 2012 to 65.9%[2] for 2013 (adjusted for the 2012 and 2013 strategic items), which reflects our continued focus on profitable growth and reducing expenses.

•  Favorable trends in credit quality continued with nonperforming loans falling by 37% from $1,547 million in 2012 to $971 million in 2013.

1 On a reported basis, EPS was $2.41 and $3.59 in 2013 and 2012, respectively. We provide a reconciliation from adjusted amounts to GAAP amounts in our 2013 Annual Report on Form 10-K in Table 36 at pages 95-98.

Adjusted Earnings Per Share[1]

Adjusted Tangible Efficiency Ratio[2]

Nonperforming Loans[3]

[2]  Calculated on a tangible basis and excluding certain items. The GAAP efficiency ratios for 2012 and 2013 were 59.7%, and 71.8%, respectively. We provide a reconciliation from adjusted amounts to GAAP amounts in our Annual Report on Form 10-K in Table 36 at pages 95-98.

[3]  Year-end 2012 compared to year-end 2013. In 2013, nonperforming loans benefited from $219 million of loans previously discharged from Chapter 7 bankruptcy that were returned to performing status.

SunTrust Banks, Inc. - 2014 Proxy Statement	19

Executive Compensation

Executive Compensation Principles and 2013 Highlights

Compensation Principle 1. Pay Should Be Competitive With the Market. Our executive compensation programs target compensation at approximately the median of our competitive market. The elements of these 2013 programs, which include both fixed and variable compensation, are described below at “Components of Our Executive Compensation Program.”

Compensation Principle 2. A Substantial Portion of Pay Should Align With Performance. For 2013, 70% of target total direct compensation and 80% of our target long-term incentives for our NEOs were performance-based.

Our Annual Incentive Plan (AIP) is a performance-based plan that provides a potential payout based on net income available to common shareholders and tangible efficiency ratio. Long-term incentives include performance-vested restricted stock units tied to relative total shareholder return (TSR) and absolute return on risk-weighted assets (RORWA), and stock options.

Compensation Principle 3. A Substantial Portion of Pay Should Be at Risk to Align With Risk Taken By Our Shareholders. Our long-term incentive plans are aligned with the risk taken by our shareholders as award values vary with our stock price over time. The level of awards under the performance-based restricted stock unit plan is based on our (i) total shareholder return relative to others in the industry, and (ii) return on risk-weighted assets on an absolute basis. Stock options only have value if the market value of our common stock increases, in other words, if the investment of shareholders appreciates over time. The exercise price of stock options is the closing market value of SunTrust common stock on the date of grant.

Our Share Retention Guidelines require our CEO to own stock in an amount at least five times his base salary, and other executive officers in an amount at least three times their base salary. Executives are also required to retain 50% of net shares for a minimum of one year, ensuring longer term alignment with shareholder risk. The one year retention requirement applies to vested restricted stock and vested restricted stock units, as well as shares obtained upon exercise of stock options. (See “Share Ownership and Share Retention Guidelines.”)

Compensation Principle 4. Compensation Must Comply With Legal and Regulatory Limits. In 2010, the Federal Reserve adopted guidelines on incentive compensation that apply to all U.S. financial institutions. In response to these guidelines, we made a number of enhancements to our executive and other incentive plans to reduce risk or to further risk-adjust the payouts, as well as strengthen our controls and governance processes, including the following:

•  implemented an anti-hedging policy,

•  expanded our use of clawbacks,

•  expanded our use of performance metrics that incorporate risk measures,

•  intensified our risk review of plan features and limits and the business risk environment, and

•  reduced use of options.

We discuss these enhancements in the section below under the caption, “Compensation Policies that Affect Risk Management” and in this CD&A under the caption “Recoupment of Incentive Compensation (Clawbacks).”

2013 Compensation Governance Summary

We continuously review our compensation programs and practices to ensure a balance between the interests of shareholders, regulators, and other interested parties, as well as to ensure that we compensate executives and key management effectively and in a manner consistent with our stated compensation philosophy and objectives. Under the guidance of the Compensation Committee, we have taken the following actions in the past few years to further strengthen governance of our compensation structure and practices:

•  implemented an anti-hedging policy. See “Executive Compensation Decision-Making Processes--Anti-Hedging Policy.”

•  Began to terminate grandfathered change-in-control agreements that include tax gross-up provisions. See “4. Benefits—Post Termination Compensation.”

•  Expanded clawbacks to all incentive plans in 2012. See “Recoupment of Incentive Compensation (Clawbacks).”

•  Expanded share ownership and retention guidelines for executive officers and directors to include grants of restricted stock as well as stock options in 2011.

•  Refrained from providing employment agreements with NEOs that guarantee employment for a specified term.

•  Included double-triggers on change in control agreements and stock award agreements.

•  Eliminated most perquisites.

•  Institutionalized a periodic, comprehensive review of all company incentive plans. This review is described in greater detail under the caption, “Risk Review” under the caption, “Compensation Policies that Affect Risk Management” in the section which follows this CD&A.

•  Reviewed all of our incentive plans to ensure that the plan features and business controls met the Federal Reserve’s incentive compensation guidelines.

20	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

Components of Our Executive Compensation Program

The principal components of our NEO compensation program and a summary of 2013 actions with respect to each component are described in the following table:

Component	Description	Summary of 2013 Actions
Base Salary	Fixed cash component. Recognizes level of responsibility, experience and individual performance. Reviewed annually and adjusted, if and when appropriate.	Base salaries for Messrs. Gillani and Freeman were increased in 2013 consistent with competitive market data.
Short-Term Incentives	The Annual Incentive Plan (AIP) is a variable performance-based award opportunity paid in cash. Rewards the achievement of annual performance goals.	Awards were based on achievement of net income available to common shareholders and tangible efficiency ratio goals.
Long-Term Incentives	Variable compensation component. Amount earned will vary based on stock price and corporate performance. LTI focuses attention on long-range objectives and future returns to shareholder.	Target Award Structure: The LTI grant structure included three components - 40% - Performance-based RSUs (RORWA), 40% - Performance-based RSUs (TSR), and 20% - Stock Options.
	– Performance-based RSUs - Return on Risk-Weighted Assets (RORWA)	RORWA maintains an overall profitability focus while ensuring appropriate risk-adjusted return. Further, the measure is not influenced by changes in shares outstanding as are other return measures such as return on equity.
	– Performance-based RSUs - Relative Total Shareholder Return (TSR)	Aligns interests of executives with our shareholders by rewarding an increase in our TSR relative to an industry peer group.
	– Stock Options	Aligns executives with shareholders and delivers value only if our share price increases.
Retirement Plans	Fixed compensation component. Intended to assist in attaining financial security during retirement. Plans included tax- qualified defined benefit plans and supplemental defined benefit plans.	Plans were frozen in 2011.
401(k) Plan and Deferred Compensation	Fixed component of compensation. Qualified and nonqualified plans provide tax advantaged saving vehicles.	The Company matched employee contributions up to 6%, and provided an additional, discretionary contribution.
Other	Most perquisites were eliminated January 1, 2008.	No change.

Pay for Performance

Our executive compensation programs are designed to align a substantial portion of pay to Company performance. The charts below outline the percent of value for each element of target total direct compensation. 74% of CEO target total direct compensation and 67% of other NEO target total direct compensation is performance-based, which includes the Annual Incentive Plan and performance-based RSUs.

80% of the target LTI for the CEO and other NEOs is performance-based. We did not include stock options in our percentages of performance-based pay. However, we do consider this element of compensation to be at risk, since stock options have value only if the market value of common stock appreciates over time. The annual incentive, performance-based RSUs and stock options portions of the charts below reflect the components of compensation that are at risk.

SunTrust Banks, Inc. - 2014 Proxy Statement	21

Executive Compensation

2013 Chairman and CEO Compensation Mix

2013 NEO Compensation Mix

Below, we explain how our 2013 annual incentive awards and long-term incentive grants are tied to future performance.

Annual Incentive Plan (AIP). Payments to NEOs under our annual incentive cash plan (AIP) are based entirely on the achievement of corporate performance objectives. While the company evaluates overall performance on multiple financial metrics, annual results for net income available to common shareholders (75% weighting) and tangible efficiency ratio

(25% weighting) are used to fund NEO AIP awards. In 2013, NEOs earned AIP awards at 78% of target. The link between pay and performance under the annual incentive cash plan is illustrated in the following table.

	2013 Annual Incentive Plan Objectives			2013[1] Adjusted Results
	Min.	Target	Max.
Net Income Available to Common Shareholders (75% weight)	$1.1B	$1.5B	$1.8B	$1.476 Billion
Tangible Efficiency Ratio (25% weight)	67%	63%	62%	65.9%
Payout % of Target	0%	100%	150%	78%

1  We provide GAAP amounts and a reconciliation from adjusted amounts to GAAP amounts in our 2013 Annual Report on Form 10-K in Table 36 at pages 95-98.

Long-Term Incentives. Our 2013 long-term incentive grants had three components. 40% of our long-term incentive award value consisted of performance-based RSUs that will vest based upon our total shareholder return (TSR) relative to a peer group measured over the three years 2013-2015, provided that an absolute earnings per share hurdle is met. 40% of our long-term incentive award value consisted of performance-based RSUs with separate absolute performance goals based on our return on risk-weighted-assets for each of 2013, 2014, and 2015. Finally, 20% of our long-term incentive compensation consisted of stock options.

Grant Value	Grant Description	Performance Period	Performance Goal	Vesting [1]
40%	Performance-based Restricted Stock Units-Absolute EPS Hurdle plus Relative TSR	2013–2015	SunTrust TSR Compared to Peer Group Median TSR	If earned, award vests on Feb. 26, 2016
40%	Performance-based Restricted Stock Units-RORWA	2013 2014 2015	90 basis points; 95 basis points; 100 basis points	If earned, award vests on Feb. 26, 2016
20%	Stock Options	N / A	N/A	Vests 1/3 pro rata on anniversary of grant date

[1]	NEOs are required to retain 50% of net shares for a minimum of one year as required by our Share Ownership and Share Retention Guidelines.

22	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

Analysis of 2013 Compensation Compared to 2012 Compensation

In 2013, we maintained our policy to deliver total direct compensation at approximately the median of our peer group. Two NEOs received base salary increases based on a review of competitive market data. Base salaries for the other three NEOs remained flat.

Actual 2013 non-equity incentive compensation earned, delivered through our AIP, reflects a decrease from 2012 due to performance in 2012 exceeding target and performance in 2013 falling short of target. The AIP payments for our NEOs were determined by a formula and were based entirely on company results. We discuss AIP in greater detail below under “Short-Term Incentives.”

The grant date fair value of equity awards decreased for the NEOs in 2013 compared to 2012. However, 2012 amounts include a special one-time, 100% performance-based grant which we refer to as the co-investment grant. The grant date fair values of equity awards for the NEOs in 2013 were approximately equal compared to 2012 excluding the 2012 co-investment awards and excluding special hiring grants made to Mr. Cheriyan. Additionally, the Committee increased Mr. Freeman’s equity compensation in recognition of exceptional performance in the Company’s Corporate Risk Management function.

Finally, the change in net present value of future pension benefits for each NEO was negative due to changes in crediting rates. Pursuant to SEC regulations, we report these amounts in the Summary Compensation Table as zero and provide actual amounts in the footnote. Pension benefits were greater in prior years before pension plans were frozen in 2011. We discuss pension benefits in greater detail below in “Benefits” and “2003 Pension Benefits Table.”

Executive Compensation Program Overview

Our current executive compensation program has four parts:

1.  Salary;

2.  Short-Term (Annual) Incentives;

3.  Long-Term Incentives; and

4.  Benefits.

The various components of 2013 NEO compensation are described below.

1. Salary

We pay salaries to attract and retain talented executives. We target the level of salary at approximately the median of our peer group to be competitive. Salary affects the level of other benefits, such as the potential payments under AIP and the change in control agreements, discussed below.

The Committee generally considers annual increases to base salary after considering an individual’s performance, changes in market compensation, experience level and/or changed responsibilities. In 2013, after reviewing market data, the Committee increased the salary of Mr. Gillani from $475,000 to $550,000 and of Mr. Freeman from $525,000 to $560,000.

2. Short-Term (Annual) Incentives

The Annual Incentive Plan (AIP) is a short-term cash incentive program which rewards the achievement of annual performance goals, primarily annual financial goals. We designed the AIP to:

•  Support our strategic business objectives.

•  Promote the attainment of specific financial goals.

•  Reward achievement of specific performance objectives.

•  Encourage teamwork.

All NEOs participate in the AIP. The amount paid to an executive under the AIP is a function of:

•  A target award amount expressed as a percentage of base salary.

•  The level of achievement of AIP goals which were established by the Committee for the executive.

•  Payout amounts established in advance by the Committee which correspond to the actual level of performance.

We target our annual incentive at approximately the median of peer practice. The size of the annual incentive indirectly affects potential payment under our change in control agreements, discussed below under “Benefits.”

In February of each year, the Committee determines the performance metrics which best support achievement of annual operating objectives and financial goals, and establishes target performance goals based largely on management’s confidential business plan and corresponding budget for that year. The Committee considers multiple financial metrics with emphasis on revenue growth, expense management, and profit improvement. For the 2013 AIP, two corporate performance measures were selected: net income available to common shareholders (75% weight) and tangible efficiency ratio (25% weight). Our tangible efficiency ratio is the ratio of our noninterest expense, excluding intangible amortization expense, to our revenues. These were the same performance measures and weightings that we used in 2012. The Committee chose the tangible efficiency ratio because it

SunTrust Banks, Inc. - 2014 Proxy Statement	23

Executive Compensation

is an important measure used by analysts and shareholders to evaluate how well we are managing our organization. The lower the efficiency ratio, the better, as it means a greater percentage of each dollar of revenue is converted to profit. The Committee also sets minimum and maximum performance levels for each performance measure. Maximum award targets reflect very ambitious goals which can only be attained when business results are exceptional, thus justifying the higher award payments.	had a net negative $179 million after-tax effect on 2013 reported results. The Committee determined it was appropriate to exercise its discretion when comparing actual performance to the pre-determined annual goal because of the extraordinary nature of these items, the multi-year nature of these items, and because they were not among the items considered when the Committee set the annual goals. Please refer to our current report on Form 8-K filed with the SEC on October 10, 2013 for more information about these items. We provide a schedule of these adjustments in our 2013 Annual Report on Form 10-K Table 36 at pages 95-98. The Committee believes that excluding these items better reflects the Company’s performance for 2013 relative to pre-set goals. Had these items not been adjusted, the AIP would have paid out at 37%. The Committee’s exercise of discretion regarding the 2013 AIP is consistent with its use of discretion regarding the 2012 AIP when it reduced the payout from 150% to 114%. After the adjustments to our financial results described above, the AIP for our NEOs was funded as follows:

Actual payouts under the AIP depend on the level at which we achieve the performance measures. The Committee approved the following performance targets for 2013:

2013 Annual Incentive Plan Objectives
Minimum	Target	Maximum
Net Income Available to Common Shareholders (75%weight)	$1.1 Billion	$1.5 Billion	$1.8 Billion
Tangible Efficiency Ratio (25% weight)	67%	63%	62%	Weight	Adjusted Results	Measure Funding Level	Blended Corporate Funding Level
Payout % of Target	0%	100%	150%	Net Income Available to Common Shareholders	75%	$1,476 million	94%	78%

For 2013, the net income available to common shareholders target was set at $1.5 billion and the tangible efficiency ratio target was set at 63.0%. These goals reflect an aggressive plan to grow the business and to move toward a tangible efficiency ratio below 60%. For the NEOs, AIP payments are based entirely on corporate, rather than individual, performance objectives because NEOs hold positions that have a substantial impact on the achievement of those measures. This approach also reflects an expectation that collective performance will result in improved business performance and favorably impact shareholder value.

2013 Strategic Actions. The Committee reviews actual performance relative to pre-set goals and, in doing so, determines the amount of any final award payment. In determining final awards, the Committee has the discretion to adjust GAAP net income available to common shareholders and tangible efficiency ratio for unplanned, unusual or non- recurring items of income or expense.

In determining the 2013 AIP payment, the Committee exercised its discretion by reversing a number of extraordinary items, principally related to the recognition of specific legacy mortgage matters and which, in the aggregate,

Tangible Efficiency Ratio	25%	65.9%	29%

We use straight-line interpolation to calculate payout values between minimum, target, and maximum levels. The following table includes each NEO’s 2013 target and actual AIP award.

Target as a % of Base Salary	Target Award	Actual Award
Mr. Rogers	185%	$1,665,000	$1,298,700
Mr. Gillani	105%	$ 577,500	$ 450,450
Mr. Chancy	115%	$ 690,000	$ 538,200
Mr. Freeman	105%	$ 588,000	$ 458,640
Mr. Cheriyan	105%	$ 525,000	$ 409,500

The Committee increased target awards as a percent of base salary by 5% for each of Messrs. Gillani, Chancy, Freeman, and Cheriyan based on its review of competitive practices and peer market data.

24	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

3. Long-Term Incentives

An objective of our long-term incentives is to reward management for effective long-term decision-making. These incentives focus attention on long-range objectives and future returns to shareholders. Long-term incentives also help achieve our objective of retaining top talent. The Committee intentionally ties the value of the long-term incentives for this group entirely to corporate performance or stock price rather than to individual performance because of the role these executives play in our success. Since 2008, the long-term incentives for NEOs have been entirely in equity with no cash component. We determine the amount of long-term incentives based largely on a review of peer practices.

In 2013 we made grants of three different types of long-term incentives as part of our regular LTI award process. Three different types of long-term incentives allow us to measure and reward performance differently. Those awards were:

Award	2013	2014	2015	2016	2017
RSUs–Relative TSR (40%)	3-Year Performance Period SunTrust TSR Compared to Peer Group Median TSR			If earned, vests upon certification of results - Feb. 26, 2016	Hold 50% of Net Shares for 1 Year Minimum
RSUs–RORWA (40%)	1-Year Performance Period; one-third earned if RORWA target achieved	1-Year Performance Period; one-third earned if RORWA target achieved	1-Year Performance Period; one-third earned if RORWA target achieved	If earned, vests upon certification of results - Feb. 26, 2016	Hold 50% of Net Shares for 1 Year Minimum
Stock Options (20%)	Granted at fair market value on date of grant. Value realized only if stock price increases	One-third vests Feb. 26, 2014	One-third vests Feb. 26, 2015	One-third vests Feb. 26, 2016	Hold 50% of Net Shares for 1 Year Minimum

Changes from Prior Year. In 2013, we continued to use a mix of performance-based equity and time vested stock options. For our performance-based equity, we continued the use of relative TSR for a portion of the awards but changed from return on assets to return on risk-weighted assets in order to use a risk-weighted performance measure and to expand the diversity of the measures we use (since return on assets was used for awards made in 2012). We also reduced the proportion of stock options from one-third of LTI to 20% of LTI in order to reduce the leverage to operating results, thereby reducing potential compensation risk.

In addition to meeting performance requirements, half of the net shares which vest under all awards will be subject to an additional 1-year holding period which is consistent with our Share Ownership and Share Retention Guidelines. We have also added a special retirement provision for a select group of top executives whose business decisions have a lasting impact on shareholders (Messrs. Rogers and Freeman). If one of these executives retires during the performance period, the award may continue to vest provided that the executive continues to comply with certain non-competition, non-solicitation, non-disclosure, non-pirating, and non-disparagement covenants after the NEO retires.

Performance-based Restricted Stock Units - Total Shareholder Return. Approximately 40% of the long-term incentive was delivered via performance-based RSUs which requires the achievement of an earnings-per-share hurdle. If the EPS hurdle is achieved, then performance-based RSUs will vest based on TSR (stock and dividend) performance relative to a peer group of 10 banks. An assessment was completed by SunTrust’s Investor Relations Group to recommend appropriate peer organizations based on:

•  input from external analysts on comparable organizations,

•  feedback from key investors, and

•  requirement for a sufficiently large group for comparison without unintended volatility.

With additional advice from our compensation consultant, the Compensation Committee approved the recommended group of firms. These firms were the same peer group as in 2012 and mirror those firms that presently comprise the financial performance assessment peer group. They were: BB&T Corporation, Capital One Financial Corporation, Comerica Incorporated, Fifth Third Bancorp, KeyCorp, M&T Bank Corporation, PNC Financial Services Group Incorporated, Regions Financial Corporation, U.S. Bancorp, and Wells Fargo & Company.

SunTrust Banks, Inc. - 2014 Proxy Statement	25

Executive Compensation

Provided that a cumulative $3.00 per share EPS target is achieved, awards will be earned based on SunTrust’s relative ranking measured over a 3-year performance period as follows:

award, while achievement of the target results in satisfaction of the performance condition with respect to 100% of the respective third of the award. Interpolation will not be applied between the threshold and target levels. RORWA for 2013 was approximately 92 basis points on a GAAP basis, so this portion of the award shall vest on February 26, 2016. Awards will be settled in shares of common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of common stock, and then paid only if the underlying award vests. These awards are subject to our expanded recoupment (clawback) policy. Refer to “Recoupment of Incentive Compensation (Clawbacks)” below.

Stock Options. Approximately 20% of the long-term incentive was delivered via stock options which vest pro rata annually over three years (i.e. one-third each year). These deliver value only if our share price increases. These awards are subject to our expanded recoupment (clawback) policy. Refer to “Recoupment of Incentive Compensation (Clawbacks) below.

Over time, we have gradually reduced the role of stock options in the long-term incentive. We granted no stock options to NEOs in 2014 and do not expect to do so in future years.

4. Benefits

401(k) Plan and Deferred Compensation Plan. We offer a qualified 401(k) Plan and a nonqualified deferred compensation plan to provide tax-advantaged savings vehicles. We make matching contributions to the 401(k) Plan and the Deferred Compensation Plan to encourage employees to save money for their retirement. These plans, and our contributions to them, enhance the range of benefits we offer to executives and enhance our ability to attract and retain employees.

Under the 401(k) Plan for 2013, employees may defer from 1% to 50% of their eligible pay (subject to Internal Revenue Service limits). We match the first 6% on a dollar-for-dollar basis, for a total match of 6% of eligible pay for each participant who defers 6% or more of his or her eligible pay. Matching contributions are deposited into investment funds, including Company stock, based on Plan participants’ directions.

We also maintain a nonqualified deferred compensation plan in order to further assist NEOs and certain other executives in saving for retirement. Under the Deferred Compensation Plan, participants may defer from 6% to 50% of base salary and 20% to 90% of incentive compensation. The Deferred Compensation Plan also provides for a Company contribution equal to 6% of the participant’s eligible earnings in excess of the IRS qualified plan compensation limit ($255,000 for 2013) up to two times such limit. A participant’s Company contribution may not be greater than his or her actual

Performance	STI TSR vs. Peer Median	Percent of Award That Vests
Maximum	20%	125%
15%	118.75%
10%	112.5%
5%	106.25%
at peer median	100%
Target	(5)%	81.25%
(10)%	62.5%
(15)%	43.75%
Threshold	(20)%	25%
< (20)%	0%

We use straight-line interpolation to determine final awards when our performance falls between Threshold, Target and Maximum performance levels. Awards will be settled in shares of common stock. We do not pay dividends on unvested awards but instead accrue and reinvest them in equivalent shares of SunTrust common stock and pay them only if the underlying award vests. These awards are subject to our expanded recoupment (clawback) policy. Refer to “Recoupment of Incentive Compensation (Clawbacks)” below.

Performance-based Restricted Stock Units - Absolute Return on Risk-Weighted Assets. Approximately 40% of the long-term incentive was delivered via performance-based RSUs which are awarded based upon achievement of an absolute return on risk-weighted asset thresholds and targets:

2013	2014	2015
Threshold (Minimum)	70	75	80

Target (Maximum)	90	95	100

(amounts in basis points)

These performance levels were established by the Committee with the involvement of management after review of the Company’s business plan and multi-year forecasts, current operating results, and peer performance.

Failure to satisfy the threshold performance condition results in the forfeiture of that third of the award. Achievement of the threshold results in satisfaction of the performance condition with respect to 50% of the respective third of the

26	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

deferrals under the Deferred Compensation Plan. Because the Deferred Compensation Plan is unfunded, we account for all participants’ deferrals plus our matching contributions in phantom investment units. Participants’ investment choices in the Deferred Compensation Plan are essentially the same investment options offered in the 401(k) Plan.

Post-Termination Compensation—Retirement Plans. At the end of 2011, the Committee froze the Company’s retirement plans, including our qualified defined benefit pension plan, the SunTrust Banks, Inc. Supplemental Executive Retirement Plan (“SERP”), the SunTrust Banks, Inc. ERISA Excess Plan (“Excess Plan”), and the SunTrust Banks, Inc. Restoration Plan (“Restoration Plan”). As a result, the benefits provided under these plans were fixed and will not reflect future salary increases and benefit service after December 31, 2011. Additionally, pay credits under the cash balance formula ceased as of December 31, 2011. However, we continue to recognize service for vesting and eligibility requirements for early retirement, and interest credits under the cash balance formula will continue to accrue until benefits are distributed. Actual amounts vary for each NEO based on years of service with us, years remaining until retirement, and compensation history. In lieu of traditional pension benefits, we increased the Company contributions under our defined contribution plans.

Perquisites and Other Benefits. We eliminated most perquisites and personal benefits on January 1, 2008 with the exception of limited use of corporate aircraft. Certain usage of our corporate aircraft may constitute a personal benefit, and we disclose this benefit when the incremental cost of providing this benefit, together with the aggregate cost of all other perquisites and personal benefits, is at least $10,000.

Post-Termination Compensation—Severance. None of our NEOs has an employment agreement which requires us to pay their salary or severance for any period of time, except for certain change in control (“CIC”) agreements. We entered into the CIC agreements because the financial services industry has been consolidating for a number of years and we do not want our executives distracted by a rumored or actual change in control. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of shareholders. We think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns.

We believe that CIC agreements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, our CIC agreements require that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason.” This is often referred to as a “double-trigger.” It ensures that we will not become obligated to make payments under the CIC agreements unless the executive’s employment actually terminates as a result of the change in control. The CIC agreements provide these same protections to our executives whom we terminate without “cause” or who terminate for “good reason” in anticipation of a change in control if such termination occurs during the period beginning with shareholder approval of a change in control and ending on the date the change in control actually occurs. Our stock option agreements and other long-term incentive compensation arrangements also have a double-trigger requirement prior to accelerated vesting in connection with a change in control. We also condition all payments under the CIC agreements on an executive agreeing to confidentiality, non-solicitation and non-disparagement provisions.

In October 2010, the Committee determined that all new CIC agreements will no longer include a tax gross-up provision. As a result, management reviewed the alternatives in calculating CIC payments and recommended a “best of net” provision which meets IRS requirements and is a market competitive practice. With a “best of net” calculation the executive receives either (i) their original benefit while being personally responsible for payment of any associated excise taxes, or (ii) a reduced benefit that would not be subject to excise taxes.

We intend to eventually terminate the CIC agreements and replace them with an executive severance plan. Our purpose for doing this is to enhance our ability to continue to attract and retain talented executives by providing severance benefits. The executive severance plan will also allow us to better standardize benefits among executives and to transition from grandfathered CIC agreements, some of which were entered into several years ago and which contain provisions which are no longer consistent with market practices or no longer consistent internally. In particular, this will allow us to eventually terminate tax gross-up provisions that were grandfathered into older CIC agreements and to better align benefits with seniority and executive responsibility, thereby improving internal pay equity. Under this plan executives will receive benefits upon termination of employment in connection with a change in control, and lesser severance benefits in connection with certain other terminations such as a reduction in force. We have begun the process of terminating existing CIC agreements, including the CIC agreements of each NEO, but those terminations are not effective immediately. Rather, under the terms of the CIC agreements, termination is not effective until the third anniversary of the agreement date. Until the termination of the CIC agreements becomes effective, the NEOs will

SunTrust Banks, Inc. - 2014 Proxy Statement	27

Executive Compensation

continue to receive benefits under their CIC agreements. The termination of the CIC agreements will become effective for the NEOs no later than October 14, 2016.

Executive Compensation Decision-Making Processes

Participants in Decision-Making

The Compensation Committee of the Board makes decisions regarding the compensation of our executives. Specifically, the Committee has strategic and administrative responsibility for a broad range of issues. These include ensuring that we compensate executives and key management effectively and in a manner consistent with our stated compensation philosophy and objectives and the requirements of the appropriate regulatory bodies. The Committee also oversees the administration of executive compensation plans, including the design of, performance measures for, performance targets, and award opportunities under, the executive incentive programs and certain employee benefits.

The Committee reviews executive officer compensation at least annually to ensure that senior management compensation is consistent with our compensation philosophy, company and individual performance, changes in market practices, and changes in an individual’s responsibilities. The Committee has continued to consider individual performance, long-term potential, and other individual factors in making promotions and setting base salaries. Among the elements of individual performance considered by the Committee are leadership, talent management, risk management, and individual contributions to our improvement in financial performance, including growing the business, efficiency and productivity.

Historically, at the Committee’s February meeting, the Committee conducts a more specific review which focuses on performance and annual and long-term incentive awards for eligible employees for the most recently-completed fiscal year. This review considers corporate and individual performance, changes in an NEO’s responsibilities, data regarding peer practices, and other factors.

The Committee reviews and approves the amount of each component of total compensation paid to the CEO and the other NEOs. It also reviews the individual components of total compensation for the executive officers, including all CEO direct reports. The Committee reviews the performance and compensation of the CEO and the CEO’s direct reports at the Executive Vice President level and above. The CEO and members of our Human Resources function assist in the reviews of such direct reports. The Committee’s compensation consultant supports such reviews by providing data regarding market practices and making specific recommendations for changes to plan designs and policies consistent with our philosophies and objectives discussed below. The CEO determines the compensation of other senior officers based in part on market data provided by the compensation consultant, and the Committee annually reviews the general components of such compensation. The CEO also makes recommendations to the Committee to adjust the amount paid to his direct reports based on performance relative to individual goals.

Compensation Consultant

To assist in efforts to meet the objectives outlined above, the Committee retained Pay Governance LLC, an independent executive compensation consulting firm, to advise it on a regular basis on our executive compensation and benefit programs. The Committee engaged the consultant to provide general executive compensation consulting services and to respond to any Committee member’s questions and to management’s need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Committee. The consultant reports to the Committee Chairman. Pursuant to the Committee’s charter, the Committee has the power to hire and fire such consultant and engage other advisors.

The engagement of a compensation consultant raises the potential for a conflict of interest. To minimize the potential for conflicts of interest, our policy is to limit the use of Pay Governance LLC to only executive compensation and benefits matters. Also, we annually report to the Committee the amount of fees paid to the compensation consultant and the types of matters on which the consultant advised.

In 2013, Pay Governance LLC performed services solely for the Committee. The Committee determined that the work of Pay Governance LLC in 2013 did not raise any actual conflict of interest. Additionally, the Committee determined that Pay Governance LLC was independent of management after considering several factors, including (1) whether Pay Governance LLC provided any other services to the Company; (2) the amount of fees received from the Company by Pay Governance LLC, as a percentage of the total revenue of Pay Governance LLC; (3) the policies and procedures of Pay Governance LLC that are designed to prevent conflicts of interest; (4) any business or personal relationship of the compensation consultant with a member of the Committee; (5) the amount of SunTrust stock owned by Pay Governance LLC; and (6) any business or personal relationships between the executive officers of the Company and the compensation consultant or Pay Governance LLC.

28	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

Market Competitiveness

To ensure that we continue to offer competitive total compensation to our NEOs, annually the Committee reviews the marketplace in which we compete directly for executive talent. The Committee looks at the market in two ways: as a select group of peer companies and as a broader financial services industry. From this review, the Committee generally positions target total compensation—salary, short-term incentives, long-term incentives, and benefits—at the peer median, with minor deviations to reflect individual circumstances. Total compensation, as well as each component of total compensation, are benchmarked separately.

In November 2013, the Committee completed a review of the composition of the peer group. Based on results of the review as well as investor feedback, the Committee made a number of changes to the peer group for 2014. Specifically, it added Comerica, M&T, and Capital One Financial, and eliminated Bank of America. These changes increase the size of the peer group and better balance the group in terms of total assets and market capitalization. Accordingly, the peer group for future compensation decisions will be:

The Committee occasionally reviews other peer data. As a result of the ongoing developments within the financial services industry, which includes consolidation, we are continually monitoring compensation actions occurring within our industry. This is important as we strive to attract, retain and motivate our executive talent. We review financial services industry compensation data from published third-party surveys of financial services companies of approximately the same asset size. The Committee uses this data, in addition to the peer group data, largely in its review of base salaries, but the Committee also uses it when making short-term and long-term incentive decisions. We do this because in some cases, the availability of relevant peer information is limited for some specific executive positions. We also do this because we may compete for the same executive talent with all financial services companies. Additionally, we believe that the integrity of our executive compensation decisions improve with additional information.

Tally Sheets and Other Data

Members of our Human Resources function regularly provide the Committee with information regarding the value of prior grants and participation in our plans. This information includes (i) accumulated gains, both realized and unrealized, under restricted stock, stock option, and other equity grants, (ii) projected payments under our retirement plans, and (iii) aggregate amounts deferred under our nonqualified deferred compensation plans. Additionally, we provide the Committee with information regarding potential payments to our executive officers under various termination events, including retirement, termination for cause and not for cause, and upon a change in control. We provide the Committee with both the dollar value of benefits that are enhanced as a result of the termination event and the total accumulated benefit. We provide similar information in the “2013 Potential Payments Upon Termination or Change in Control Table” below, except that in that table we report only the amount that is enhanced as a result of the termination event in order to not double-count compensation that we reported in previous years. By having this information, the Committee is informed of possible scenarios that involve compensation.

Say-on-Pay

The Committee attempts to balance the interests of shareholders, regulators, and other interested parties. In each of the last four years, more than 90% of the votes cast were in favor of our executive compensation programs. We are proud of these results and believe our shareholders support our compensation policies and programs. Due to

• BB&T Corporation	• M&T Bank Corporation
• Capital One Financial Corporation	• PNC Financial Services Group Incorporated
• Comerica Incorporated	• Regions Financial Corp
• Fifth Third Bancorp	• U.S. Bancorp
• KeyCorp	• Wells Fargo & Company

For 2013, a select group of eight (8) peer companies was used to facilitate NEO compensation decisions. The Committee chose these companies, with the assistance of its compensation consultant, based on generally similar attributes of size (in terms of assets, revenues and number of employees), product offerings, and geographic scope. Our peer group has remained stable for several years, except for changes in constituent companies as a result of M&A activity, and for 2013, our peer group remained the same as 2012 and consisted of the following companies:

• Bank of America Corporation	• PNC Financial Services Group Incorporated
• BB&T Corporation	• Regions Financial Corporation
• Fifth Third Bancorp	• US Bancorp
• KeyCorp	• Wells Fargo and Company

SunTrust Banks, Inc. - 2014 Proxy Statement	29

Executive Compensation

this continued strong support, we did not make any material changes to our 2013 compensation policies as a result of the advisory vote.

Notwithstanding this strong support, we instituted a shareholder outreach program in 2012, which we continued in 2013. Members of our Investor Relations and Corporate Secretary departments spoke with most of our twenty-five largest shareholders in 2012 and 2013.

Other Guidelines and Procedures Affecting Executive Compensation

Grants of Stock-Based Compensation. The Committee approves all grants of stock-based compensation to each executive officer. The Committee also approves the size of the pool of stock-based awards to be granted to other employees and delegates to the CEO the authority to make and approve specific grants to employees other than the executive officers. The Committee reviews such grants and oversees the administration of the program.

Stock-Based Compensation-Procedures Regarding Timing and Pricing of Grants. Our policy is to make grants of equity-based compensation only at current market prices. We set the exercise price of stock options at the closing stock price on the date of grant, and do not grant “in-the-money” options or options with exercise prices below market value on the date of grant. Absent special circumstances, it is our policy to make the majority of such grants at the February meeting of our Board. However, we make a small percentage of grants at other times throughout the year, mostly on the date of regularly-scheduled meetings of the full Board in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.

We try to make equity based grants and stock option grants at times when they will not be influenced by scheduled releases of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Similarly, we do not set the grant date of stock options to new executives in coordination with the release of material non-public information and, instead, these grants primarily have grant dates corresponding to the date of the February Board meeting or the next pre-selected off-cycle grant date. We chose the February meeting of our Board because it is the first meeting of the Board after we have publicly announced financial results for the completed year. This date also allows time for performance reviews following the determination of corporate financial performance for the previous year. This allows us to make grants at a time when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with stock or option grants. We believe we minimize the influence of our disclosures of non-public information on the exercise price of these long-term incentives by selecting dates well in advance and which fall several days or weeks after we report our financial results, and by setting the vesting period at one year or longer. We follow the same procedures regarding the timing of grants to our executive officers as we do for all other participants.

Recoupment of Incentive Compensation (Clawbacks)

The Committee’s practice has been to consider adjusting future awards or recovering past awards in the event of a material restatement of our financial results. The Committee strengthened this recoupment policy in 2009 to mandate recovery of any incentive compensation paid to a NEO or any of the next 20 most highly-compensated employees (as determined by TARP guidelines) based on statements of earnings, gains, or other criteria which prove to be materially inaccurate, without regard to whether there was any fault on the part of the person who received an incorrectly-calculated incentive.

The Committee has substantially expanded the recoupment policy in several respects since 2009. First, it extended the existing no-fault recoupment requirement to employees participating in short-term incentive plans, including Functional Incentive Plans in our various businesses, as well as long-term incentive plans. Next, the Committee instituted a “loss clawback” provision in our long-term incentive awards starting in 2012. This provision provides the Committee with the discretion to recoup some or all of an unvested long-term incentive award or shares under the one-year hold requirement if a loss occurs in a particular line of business after taking into account the magnitude of the loss, the employee’s involvement in the loss, the employee’s performance, and any other factors deemed appropriate. It also instituted a “detrimental conduct” recoupment provision in our short-term incentive and long-term incentive plans in 2013. This provision allows the Committee to recoup incentive compensation if the employee is determined to have committed certain acts which are detrimental to the Company. In 2013, the Committee further expanded the clawback to require the Committee to evaluate overall corporate and business unit performance in making award decisions, and to condition the payment of awards on continued profitability through the settlement date.

Share Ownership and Share Retention Guidelines

Although our directors and executive officers already have significant equity stakes in our company (as reflected in the beneficial ownership information contained in this

30	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

Proxy Statement), we have adopted share ownership and retention guidelines for directors and for senior management to formalize these important principles of share ownership and share retention. A summary of the guidelines is provided below:

Anti-Hedging Policy

None of our executive officers or directors have hedged or pledged any of their shares. In addition, in 2013 we adopted an anti-hedging policy which prohibits our executive officers and directors from hedging the risk of ownership of SunTrust stock. Because our executive officers or directors have not pledged any significant amounts of stock historically, we have not found it necessary to prohibit pledging. If our officers and directors were to pledge any of their stock, then we would disclose that under the caption, “Stock Ownership of Certain Persons” in this proxy statement.

Tax Considerations

We consider the tax treatment of various forms of compensation and the potential for excise taxes to be imposed on our NEOs which might have the effect of hindering the purpose of such compensation. While we do not design our compensation programs solely for tax purposes, we do design our plans to be tax efficient for us where possible and where the design does not add a layer of complexity to the plans or their administration. This requires us to consider several provisions of the Internal Revenue Code. While we endeavor to deduct compensation when feasible, the Compensation Committee has the discretion to deliver non-deductible forms of compensation.

Compensation Policies that Affect Risk Management

We use incentive compensation plans for a large number of employees in addition to our executive officers. In this section, we describe some of our policies regarding our use and management of our incentive compensation plans, and how we manage risks arising from our use of incentive compensation. We do not believe that the risks which may arise from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

We Use Incentives Differently Based on Job Type. We have two primary short-term incentive plans. Our NEOs, senior executives, most managers and certain key employees participate in the AIP. These are employees with broader, company-wide and/or strategic responsibilities. This includes headquarters executives as well as leaders in various functions, such as Finance, Accounting, and Human Resources. The AIP provides an annual payout if performance exceeds pre-established corporate goals and/or if pre-established divisional and individual goals are achieved. For our senior executives, these awards are based entirely or primarily on corporate performance. Awards for other employees generally are funded based on 25% corporate performance, 25% line of business or functional area (e.g., finance) and

Position	Stock Ownership Guideline	Share Retention Requirement
CEO	5X Base Salary	50% retention requirement on exercised options, vested restricted stock, and vested restricted stock units for a minimum of one year
CEO’s Direct Reports	3X Base Salary	50% retention requirement on exercised options, vested restricted stock, and vested restricted stock units for a minimum of one year

We require our CEO to own SunTrust common stock worth at least five times his base salary. We require his direct reports and other specified executive officers, who include all of the NEOs, to own stock equal to three times their base salary. We allow these officers five years to meet this ownership requirement, measured from the later of the date of adoption of these guidelines or the date they became subject to the guidelines. We count unvested restricted stock and our common stock or its equivalent held in the 401(k) Plan and phantom shares in nonqualified plans. We do not count unvested performance shares, vested or unvested stock options.

In 2011, we enhanced our Share Retention Guidelines. Executives are required to retain 50% of net shares for a minimum of one year, ensuring longer term alignment with shareholder risk. Net shares means shares acquired from Company-sponsored incentive plans after payment of transaction costs, including exercise prices and income taxes, whether or not shares are actually sold to pay these exercise costs. We require these officers to retain at least 50% of the net shares acquired upon the vesting of restricted stock or restricted stock units or the exercise of an option for at least one year.

We require non-employee members of our Board to own at least 15,000 shares of our common stock, which is approximately five times their annual equity retainer. We count restricted stock, restricted stock units, and deferred or phantom stock towards this requirement. We allow members of the Board five years in which to meet this requirement. Presently, all Board members are in compliance with this requirement as it applies to them.

SunTrust Banks, Inc. - 2014 Proxy Statement	31

Executive Compensation

50% based on an individual funding component that is triggered by meeting a minimum threshold of net income available to common shareholders. In 2013, we used net income available to common shareholders and tangible efficiency ratio as the metrics for corporate performance.

Other individual executives and groups of employees participate in short-term incentive plans designed to support the business objectives of the line of business in which they reside. We refer to these as Functional Incentive Plans (FIPs). The primary purpose of FIPs are to drive employee behavior in a direction consistent with the business objectives of the unit, line of business, and the Company. These incentive plans are generally used to create a strong sales culture and are a focal point for setting and measuring performance.

We Create Different Incentive Plans for Different Jobs. We use FIPs to link employee compensation to the successful achievement of goals. We structure FIPs to drive behaviors that directly affect revenue or productivity, and use FIPs as the method for determining payouts to individuals based on qualified performance data. We had 53 different FIPs as of December 31, 2013. While our FIPs have many common features and plan terms, generally they are either a commission plan, incentive plan or a bonus plan. Commission plans pay based on production less a monthly draw. Incentive plans pay based on formulas tied to new sales and revenue growth above a threshold. Bonus plans provide annual discretionary awards from a pool of dollars funded through business unit profit and/or revenue performance.

How We Manage Risks Arising From Incentive Compensation. We manage risks that may arise from our incentive compensation in several ways:

Balanced Risk-Taking Incentives. We balance incentive compensation arrangements with our financial results. We review our incentive plans regularly to ensure that they do not provide incentives to take excessive or unnecessary risks.

Controls and Risk Management. We use risk-management processes and internal controls to reinforce and support the development and maintenance of our incentive compensation arrangements.

Strong Corporate Governance. We reinforce our compensation practices with strong corporate governance. We describe the active role of the Compensation Committee of our Board in the Board Committees and Compensation Discussion and Analysis sections of this Proxy Statement. Compensation Committee governance includes a report by the Chief Risk Officer on the management of risk in our incentive plans. Additionally, senior leaders (Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Chief Human Resources Officer, and Director of Total Rewards) regularly review the effectiveness of our incentive plans.

Use of Performance Measures that Include or Adjust for Risk. We assess the effect of risk on our incentives in several ways. Under the AIP, we use performance metrics which are closely correlated to shareholder return. These implicitly include an important risk focus. Under our FIPs, we use a variety of measures. We have expanded the use of risk-adjusted performance measures, such as return on risk-weighted assets and risk-adjusted return on capital (RAROC), within the design of some of our FIPs.

Management of Risk Realization. We also utilize a variety of techniques to address risks that we may ultimately realize.

Clawbacks and Forfeitures. We have expanded our clawback and forfeiture provisions for incentive compensation plans. We discuss these in greater detail above in “Recoupment of Incentive Compensation (Clawbacks).”

Deferred Compensation. We standardized long-term mandatory deferred cash compensation arrangements which are subject to new forfeiture provisions. We continue to monitor the use of deferred compensation from a competitive market perspective.

Qualified Production. Our incentive plans include language that reinforces our compliance and control policies. Examples include the exclusion of certain types of transactions or sales from commission calculations due to exceptions, the reduction in qualified production for certain types of higher risk products, and the potential to forfeit awards as a result of realized losses.

Other Changes. In 2009 the Federal Reserve published its “Guidance on Sound Incentive Compensation Policies,” which it finalized in 2010. Following the publication of the guidance, we began conducting comprehensive annual reviews of all of our incentive compensation plans with an emphasis on risk-adjusted pay for performance. These reviews confirmed the soundness of the design of our incentive plans for the most part but did identify some areas for improvement. As a result, during the last few years, we made several changes to our incentive compensation plans, the most significant of which were:

Reduced Sensitivity to Short-Term Performance. We “de-leveraged” total compensation in select positions by increasing base pay and reducing short-term incentives.

Senior Management Differentiation. We created a focus to distinguish senior leaders’ responsibility for profitability and influence on risk-taking, rather than on new production.

32	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

Expanded Use of Plan Limits. We expanded our use of plan features to limit compensation that otherwise might be paid in inappropriate situations. These include the increased use of clawback and forfeiture provisions for incentive compensation plans, mandatory long-term deferrals, and limiting payouts to qualified production.

Additionally, we added process enhancements which included:

Monitoring and Validation. We compare what incentives were paid in recent years relative to our performance and risk-related metrics.

Integration of Risk and Finance Functions. Risk and Finance representatives partner with FIP developers in the ongoing planning, design and implementation of FIPs to incorporate risk measures.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.

Kyle Prechtl Legg, Chair	Robert M. Beall, II	Alston D. Correll

Jeffrey C. Crowe	David M. Ratcliffe	Frank P. Scruggs, Jr.

SunTrust Banks, Inc. - 2014 Proxy Statement	33

Executive Compensation

2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus		Stock[3] Awards	Option[4] Awards	Non- Equity Incentive Plan Comp.	Change in5 Pension Value and Nonqualified Deferred Compensation Earnings	All[6] Other Comp.	Total
William H. Rogers, Jr.	2013	$900,000		$0		$2,773,659	$811,592	$1,298,700	$0	$159,651	$5,943,602
Chairman and	2012	$900,000		$0		$4,640,926	$1,067,399	$1,898,100	$936,365	$99,473	$9,542,263
Chief Executive Officer	2011	$816,667		$0		$4,049,535	$815,025	$982,013	$2,562,097	$47,673	$9,273,010

Aleem Gillani	2013	$550,000		$81,150	[2]	$866,272	$253,476	$450,450	$0	$87,648	$2,288,996
Corporate Executive V.P.	2012	$475,000		$140,000	[2]	$2,430,908	$347,963	$541,500	$11,332	$53,640	$4,000,343
and Chief Financial Officer	2011	$469,259		$165,000	[2]	$455,248	$235,540	$361,790	$32,670	$38,533	$1,758,040

Mark A. Chancy	2013	$600,000		$0		$1,129,545	$330,515	$538,200	$0	$91,902	$2,690,162
Corporate Executive V.P. and	2012	$600,000		$0		$2,957,491	$434,170	$752,400	$220,233	$70,479	$5,034,773
Wholesale Banking Executive	2011	$586,667		$0		$1,703,377	$267,521	$423,399	$352,159	$35,967	$3,369,090

Thomas E. Freeman	2013	$560,000		$0		$1,019,709	$298,382	$458,640	$0	$92,413	$2,429,144
Corporate Executive V.P.	2012	$525,000		$0		$2,430,908	$347,963	$598,500	$83,768	$55,144	$4,041,283
and Chief Risk Officer	2011	$508,333		$0		$1,383,303	$263,979	$338,937	$307,738	$30,037	$2,832,327

Anil Cheriyan	2013	$500,000	[1]	$125,000	[2]	$866,272	$253,476	$409,500	$0	$26,317	$2,180,565
Corporate Executive V.P.	2012	$375,000	[1]	$0		$2,312,987	$577,711	$427,500	$0	$7,500	$3,700,698
and Chief Information Officer
[1]	Mr. Cheriyan joined SunTrust on April 1, 2012; accordingly, we report a prorated amount for 2012 and a full year amount for 2013.
[2]	For Mr. Gillani, reflects time-vested incentive cash awards granted prior to becoming an executive officer which vested in 2013. For Mr. Cheriyan, reflects hiring bonus paid in 2013.
[3]	We report all equity awards at the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. Please refer to note 15 to our financial statements in our annual reports for the years ended December 31, 2013, 2012, and 2011, respectively, for a discussion of the assumptions related to the calculation of such values. For awards that are subject to performance conditions, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The maximum number of 2013 performance-based RSU (TSR) awards that may be earned multiplied by the per unit accounting value for the grant of $21.69 are as follows: Mr. Rogers–$1,531,596; Mr. Gillani–$478,351; Mr. Chancy–$623,718; Mr. Freeman–$563,072; and Mr. Cheriyan–$478,351. The 2013 performance-based RSU (RORWA) awards will vest all or none and, therefore, are reflected in the table above at maximum potential value.
[4]	Please refer to note 15 to our financial statements in our annual reports for the years ended December 31, 2013, 2012, and 2011, for a discussion of the assumptions related to the calculation of such values.
[5]	The actual changes in pension values were negative in 2013, as follows: Mr. Rogers–$-305,700; Mr. Gillani–$-2,138; Mr. Chancy–$-135,203 Mr. Freeman–$-13,262.
[6]	Total perquisites and other personal benefits for each NEO were less than $10,000 in 2013. The amount shown as “All Other Compensation” for 2013 includes the following: (a) 401(k) Company Match (includes our matching contributions to both the 401(k) Plan and the Deferred Compensation Plan) for Mr. Rogers–$152,811; Mr. Gillani–$83,413; Mr. Chancy–$85,268; Mr. Freeman–$88,101; and Mr. Cheriyan–$22,467; and (b) supplemental disability insurance premiums for Mr. Rogers–$6,840; Mr. Gillani–$4,235; Mr. Chancy–$6,634; Mr. Freeman–$4,312; and Mr. Cheriyan–$3,850.

34	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

2013 GRANTS OF PLAN-BASED AWARDS

In this table, we provide information concerning each grant of an award made to an NEO in the most recently completed year. This includes awards under the Annual Incentive Plan, performance-vested restricted stock units and stock option awards granted under the SunTrust Banks, Inc. 2009 Stock Plan, all of which are discussed in greater detail in this Proxy Statement under the caption, “Compensation Discussion and Analysis.” Half of the vested net shares awarded under the RSUs and NQSOs are subject to an additional 1-year holding period under the Share Ownership and Share Retention Guidelines.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name		Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Award
Rogers	AIP[1]	1/1/2013	$0	$1,665,000	$2,497,500
	RSU[2]	2/26/2013				14,123	56,490	70,613			$1,225,268
	RSU[3]	2/26/2013					56,490				$1,548,391
	NQSO[4]	2/26/2013							110,121	$27.41	$811,592
Gillani	AIP[1]	1/1/2013	$0	$577,500	$866,250
	RSU[2]	2/26/2013				4,411	17,643	22,054			$382,677
	RSU[3]	2/26/2013					17,643				$483,595
	NQSO[4]	2/26/2013							34,393	$27.41	$253,476
Chancy	AIP[1]	1/1/2013	$0	$690,000	$1,035,000
	RSU[2]	2/26/2013				5,751	23,005	28,756			$498,978
	RSU[3]	2/26/2013					23,005				$630,567
	NQSO[4]	2/26/2013							44,846	$27.41	$330,515
Freeman	AIP[1]	1/1/2013	$0	$588,000	$882,000
	RSU[2]	2/26/2013				5,192	20,768	25,960			$450,458
	RSU[3]	2/26/2013					20,768				$569,251
	NQSO[4]	2/26/2013							40,486	$27.41	$298,382
Cheriyan	AIP[1]	1/1/2013	$0	$525,000	$787,500
	RSU[2]	2/26/2013				4,411	17,643	22,054			$382,677
	RSU[3]	2/26/2013					17,643				$483,595
	NQSO[4]	2/26/2013							34,393	$27.41	$253,476
[1]	Annual Incentive Plan. Represents award opportunity under the Annual Incentive Plan (AIP). Subject to threshold performance; refer to the Compensation Discussion and Analysis for additional information. Amounts actually earned for 2013 are reported in the Summary Compensation Table in the column, “Non-Equity Incentive Plan Compensation.”
[2]	Performance Vested RSUs–Relative TSR. Performance vested restricted stock units granted under the SunTrust Banks, Inc. 2009 Stock Plan. The grant cliff vests after three years (i.e. does not vest at all until after three years) provided (i) an earnings-per-share hurdle is achieved, and (ii) based upon our TSR measured over three years relative to the TSR of a select peer group. Awards will be denominated in and settled in shares of SunTrust common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of SunTrust common stock and paid if and when the underlying award vests.
[3]	Performance Vested RSUs–RORWA. Performance vested restricted stock units granted under the SunTrust Banks, Inc. 2009 Stock Plan. Vesting of the award is subject to the satisfaction of annual return on risk-weighted asset performance targets for each of 2013, 2014, and 2015. Awards will be denominated in and settled in shares of SunTrust common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of SunTrust common stock and paid if and when the underlying award vests.
[4]	Stock Options. Non-qualified stock options granted under the SunTrust Banks, Inc. 2009 Stock Plan which vest pro rata annually over three years.

SunTrust Banks, Inc. - 2014 Proxy Statement	35

Executive Compensation

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2013 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders[1]	10,929,371	[2]	$49.86	[3]	17,274,016	[4]
Equity Compensation Plans Not Approved by Shareholders	0		0		0
Total	10,929,371	[2]	$49.86	[3]	17,274,016	[4]
[1]	Consists of the 2000 Stock Plan, the 2004 Stock Plan, and the 2009 Stock Plan, as well as other plans assumed by SunTrust in connection with certain corporate mergers.
[2]	The number of outstanding full value shares (consisting of shares of restricted stock and performance stock) is 3,983,538.
[3]	The weighted average remaining term of the outstanding options, warrants and rights is 3.34 years.
[4]	Up to 8,971,619 shares may, but need not, be granted as restricted stock. In addition, any shares of stock subject to an option which remain unissued after the cancellation, expiration or exchange of such option and any restricted shares which are forfeited again become available for use under the 2009 Stock Plan.

OPTION EXERCISES AND STOCK VESTED IN 2013

The following table provides information concerning exercises of stock options (if any) and the vesting of restricted stock during the most recently completed year for each of the NEOs on an aggregate basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting[1]
William H. Rogers, Jr.	—	—	4,000	$124,280
Aleem Gillani	19,801	$172,737	6,508	$189,162
Mark A. Chancy	30,000	$576,165	3,557	$102,470
Thomas E. Freeman	—	—	—	—
Anil Cheriyan	—	—	—	—
[1]	The amount represents the sum of restricted stock and performance-based restricted stock units that vested during the fiscal year. Restricted stock vesting: Mr. Rogers–$124,280; Mr. Gillani–$111,150; Mr. Chancy–$0; Mr. Freeman–$0, Mr. Cheriyan-$0. Restricted stock units vesting: Mr. Rogers–$0; Mr. Gillani–$78,012; Mr. Chancy–$102,470; Mr. Freeman–$0, Mr. Cheriyan-$0.

36	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Vesting Date	Number of Shares of Stock That Have Not Vested	Market[1] Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested	Equity[1] Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested
William H. Rogers, Jr.	18,000		$73.19	2/10/2014
	18,000		$73.14	2/8/2015
	32,000		$71.03	2/14/2016
	35,000		$85.06	2/13/2017
	88,800		$64.58	2/12/2018
	100,000		$29.54	12/31/2018
	250,000		$ 9.06	2/10/2019
	56,293		$29.20	4/1/2021
	45,401		$21.67	2/14/2022
		45,400	$21.67	2/14/2022	2/14/2014	26,300	$968,103
		36,708	$27.41	2/26/2023	2/26/2014
					3/31/2014			64,024	$2,356,723
		28,146	$29.20	4/1/2021	4/1/2014
		45,399	$21.67	2/14/2022	2/14/2015	26,300	$968,103	78,800	$2,900,628
		36,707	$27.41	2/26/2023	2/26/2015
					2/14/2016			100,000	$3,681,000
					2/26/2016	18,830	$693,132	37,660	$1,386,265
		36,706	$27.41	2/26/2023	2/26/2016			56,490	$2,079,397
Aleem Gillani		13,800	$32.27	2/8/2021	2/8/2014	5,100	$187,731
		5,500	$32.27	2/8/2021	2/8/2014	2,190	$ 80,614
		14,800	$21.67	2/14/2022	2/14/2014	8,550	$314,726
		11,465	$27.41	2/26/2023	2/26/2014
					3/31/2014	2,666	$ 98,135
		14,799	$21.67	2/14/2022	2/14/2015	8,550	$314,726
					2/14/2015			25,700	$946,017
		11,464	$27.41	2/26/2023	2/26/2015
					2/14/2016			75,000	$2,760,750
		11,464	$27.41	2/26/2023	2/26/2016	5,881	$216,480	11,762	$432,959
					2/26/2016			17,643	$649,439
Mark A. Chancy	10,000		$73.19	2/10/2014
	40,000		$73.14	2/8/2015
	45,000		$71.03	2/14/2016
	42,000		$85.06	2/13/2017
	115,000		$64.58	2/12/2018
	100,000		$29.54	12/31/2018
	170,000		$ 9.06	2/10/2019
	18,478		$29.20	4/1/2021
	18,467		$21.67	2/14/2022
		18,467	$21.67	2/14/2022	2/14/2014	10,700	$393,867
		14,949	$27.41	2/26/2023	2/26/2014
					3/31/2014	3,502	$128,909
					3/31/2014			21,015	$773,562
					3/31/2014			7,819	$287,817
		9,238	$29.20	4/1/2021	4/1/2014
		18,466	$21.67	2/14/2022	2/14/2015	10,700	$393,867	32,100	$1,181,601

SunTrust Banks, Inc. - 2014 Proxy Statement	37

Executive Compensation

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Vesting Date	Number of Shares of Stock That Have Not Vested	Market[1] Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested	Equity[1] Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested
		14,949	$27.41	2/26/2023	2/26/2015
					2/14/2016			90,000	$3,312,900
		14,948	$27.41	2/26/2023	2/26/2016	7,668	$282,259	15,337	$564,555
					2/26/2016			23,005	$846,814
Thomas E. Freeman	18,000		$71.03	2/14/2016
	20,000		$85.06	2/13/2017
	81,400		$64.58	2/12/2018
	275,276		$ 9.06	2/10/2019
	18,233		$29.20	4/1/2021
	14,801		$21.67	2/14/2022
		14,800	$21.67	2/14/2022	2/14/2014	8,550	$314,726
		13,496	$27.41	2/26/2023	2/26/2014
					3/31/2014			20,737	$763,329
		9,116	$29.20	4/1/2021	4/1/2014
		14,799	$21.67	2/14/2022	2/14/2015	8,550	$314,726	25,700	$946,017
		13,495	$27.41	2/26/2023	2/26/2015
					2/14/2016			75,000	$2,760,750
					2/26/2016	6,923	$254,836	13,845	$509,634
		13,495	$27.41	2/26/2023	2/26/2016			20,768	$764,470
Anil Cheriyan	8,231		$23.68	4/24/2022
					2/14/2014	4,223	$155,449
		11,465	$27.41	2/26/2023	2/26/2014
		49,383	$23.68	4/24/2022	4/24/2014	16,892	$621,795
		8,231	$23.68	4/24/2022	4/24/2014
					2/14/2015	4,223	$155,449	12,669	$466,346
		11,464	$27.41	2/26/2023	2/26/2015
		8,230	$23.68	4/24/2022	4/24/2015
					2/14/2016			62,500	$2,300,625
		11,464	$27.41	2/26/2023	2/26/2016	5,881	$216,480	11,762	$432,959
					2/26/2016			17,643	$649,439
[1]	Market value of unearned shares that have not vested is based on the closing market price on December 31, 2013 ($36.81 per share).

38	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

2013 PENSION BENEFITS TABLE

SunTrust provides its employees with certain pension benefits. These benefits were frozen at the end of 2011. As a result, beginning on January 1, 2012, pension benefits do not increase to reflect salary increases or service after December 31, 2011. Service will continue to be recognized only for the purposes of vesting and eligibility requirements for early retirement, and unvested participants may continue to accumulate service towards vesting in their frozen benefits. The net present value of the frozen benefit changes slightly from year to year as a result of increased age and changed mortality assumptions, interest rates, and with respect to cash balance plans, interest accruals.

Personal Pension Accounts. We froze all benefits under prior plans’ benefit formulas and shifted to cash balance formulas on January 1, 2008. Participants with at least 20 years’ of service elected either (i) to continue to accrue benefits under a traditional pension formula at a lower accrual rate, or (ii) to participate in a new cash balance personal pension account (PPA). The only NEO who met these criteria was Mr. Rogers. Participants with less than 20 years of service will receive their frozen accrued benefit under the traditional pension formula as of December 31, 2007 plus their account balance under the PPA. New participants after 2007 participated only in the PPA. On January 1, 2012, compensation credits under the PPAs ceased, although balances under the PPAs continue to accrue interest until benefits are distributed, and service will continue to be recognized for vesting and eligibility requirements for early retirement.

Policies on Age and Service Credit. As a general rule, we do not grant extra years of service under our qualified or nonqualified plans, and we did not grant any NEO extra years of service under our qualified or nonqualified plans. Exceptions may occur, however, in the case of mergers and acquisitions. We generally credit employees of acquired institutions for their prior service with their predecessor employer for purposes of vesting and eligibility to participate in our plans. We do not, however, normally credit prior service for purposes of benefit accrual, especially for pension purposes and retiree health, except where a merged or acquired company maintained a plan substantially similar to a SunTrust plan. In that case, we may grant prior service credit with an offset of the other plan benefit or, otherwise, we may apportion service to each benefit formula under which the service is earned. In addition, our Supplemental Executive Retirement Plan (“SERP”) provides automatic vesting following a change of control and upon a participant’s termination of employment for good reason or our termination of the executive’s employment without cause following our change in control (double trigger).

Benefits Available Upon Early Retirement. Most of our pension plans provide for a reduced benefit upon early retirement (retirement prior to “normal retirement age”). Normal retirement age under the SunTrust Retirement Plan and the SunTrust ERISA Excess Plan is age 65 with at least five years of service. Normal retirement age under the SunTrust SERP is age 65 with at least ten years of service. These early retirement reductions apply to accrued benefits that were frozen as of December 31, 2007 in connection with the retirement plan changes and to those who are eligible to continue accruing benefits under the 1% base pay formula. Benefits under the SunTrust Retirement Plan, the SunTrust ERISA Excess Plan, and the SunTrust SERP are reduced 5% per year for each year prior to age 65 (unless hired by SunTrust prior to July 1, 1990, in which case the reduction applies only for retirement prior to age 60).

Form of Benefits. The normal form of benefit under the SunTrust Retirement Plan is a life annuity for an unmarried participant and a 50% joint and survivor annuity for a married participant, and a lump sum under the SunTrust ERISA Excess Plan and the SunTrust SERP. A participant may elect any optional payment forms including a 75% or 100% Joint and Survivor Annuity, and, with the spouse’s written consent, if applicable, a 10-year or 20-year certain and life annuity, and a social security adjustment option, provided that these comply with Section 409A. Payment of benefits accrued and vested after 2004 from the nonqualified retirement plans may be delayed for up to six months after a participant’s separation from service because of restrictions under Section 409A of the Internal Revenue Code.

SunTrust Banks, Inc. - 2014 Proxy Statement	39

Executive Compensation

2013 PENSION BENEFITS TABLE

Name	Plan Name	Status	Number of Years Credited Service	Present Value[1] of Accumulated Benefit	Payments During Last Fiscal Year
William H. Rogers, Jr.	SunTrust Retirement Plan[2]	vested	31.50	$955,884	$0
	SunTrust ERISA Excess Plan[3]	vested	31.50	$874,477	$0
	SunTrust SERP[4]	not vested	31.50	$4,636,989	$0
Aleem Gillani	SunTrust Retirement Plan[2]	vested	4.667	$53,073	$0
	SunTrust ERISA Excess Plan[3]	vested	4.667	$51,101	$0
	SunTrust Restoration Plan[5]	not vested	4.667	$8,934	$0
Mark A. Chancy	SunTrust Retirement Plan[2]	vested	10.50	$128,224	$0
	SunTrust ERISA Excess Plan[3]	vested	10.50	$103,060	$0
	SunTrust SERP[4]	not vested	10.50	$761,779	$0
Thomas E. Freeman	SunTrust Retirement Plan[2]	vested	6.00	$103,870	$0
	SunTrust ERISA Excess Plan[3]	vested	6.00	$91,043	$0
	SunTrust SERP[4]	not vested	6.00	$475,203	$0
Anil Cheriyan	N/A	N/A	N/A	N/A	N/A
[1]	Present values are based on the assumptions as used in the financial disclosures for the year ended December 31, 2013, except that no pre-retirement death, termination, or disability is assumed. These results are based on the lump sum value of each benefit payable at the earliest unreduced retirement age for the Plan. Lump sum payments are estimated based on the assumptions used for year-end 2013 financial disclosures, including a discount rate of 4.75% for the SERP, ERISA Excess Plan, and SunTrust Restoration Plan, 5.00% for the Retirement Plan, and the RP-2000 CH (proj. 2014, Scale BB, unisex) mortality table.

Where applicable, PPA balances are included. PPA balances are accumulated with interest credits to the earliest unreduced retirement age and then discounted to December 31, 2013 based on the interest crediting rate and discount rate assumptions used for financial reporting purposes as of December 31, 2013.

Generally, benefits are assumed to commence at the plan’s earliest unreduced retirement age, or the current age if later. For the ERISA Excess Plan and SunTrust Retirement Plan, the earliest unreduced retirement age is either 65 (Messrs. Chancy, Freeman, and Gillani (Retirement only)) or 60 (Mr. Rogers). For the SERP (Messrs. Chancy, Freeman, and Rogers), the earliest unreduced retirement age is the same as that for the ERISA Excess Plan. For the Restoration Plan (Mr. Gillani), benefits first become payable at vesting, which occurs at age 60 and 10 years of service. For the ERISA Excess Plan, if the benefit is the PPA Balance only, the date first payable is age 55 (Mr. Gillani). The present value at the expected retirement age is discounted back to December 31, 2013 with interest only, using the discount rates mentioned above.

[2]	The SunTrust Retirement Plan is a defined benefit pension plan. It is a tax-qualified, broad-based plan generally available to almost all of our common law employees as of the date the plan was frozen. Benefits vest after three years’ service.
[3]	The purpose of the SunTrust ERISA Excess Plan is to provide benefits that would have been provided under the SunTrust Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits. Participation in this plan was limited to executives at certain grade levels who are designated as eligible by the Compensation Committee. The ERISA Excess Plan generally operates in the same manner as the SunTrust Retirement Plan and uses the same benefit formulas based on actual service and base salary (but limited under the ERISA Excess Plan to two times the annual compensation limit under the Internal Revenue Code, which is two times $245,000, resulting in a base salary limit of $490,000 for 2011, the last year of benefit accruals under the plan). Benefits vest after three years’ service.
[4]	The SunTrust Supplemental Executive Retirement Plan (SERP) was designed to provide a targeted level of post-retirement income to a highly select group of key executives who have a significant impact on our long-term growth and profitability. The SERP benefit supplements the retirement benefits provided under the SunTrust Retirement Plan and the ERISA Excess Plan. The SERP delivers more competitive levels of total retirement income to our executives and aids in the retention of critical executive talent. Benefits vest at age 60 plus 10 years’ service. As with the Retirement plan and the ERISA Excess Plan, benefits under the SERP were frozen January 1, 2012.
[5]	On December 31, 2010, the Company adopted the SunTrust Restoration Plan effective January 1, 2011. The SunTrust Restoration Plan is a nonqualified defined benefit cash balance plan designed to restore benefits to certain employees that are limited under provisions of the Internal Revenue Code which are not otherwise provided for under the ERISA Excess Plan. Participation in this plan was limited to executives at certain grade levels who are designated as eligible by the Compensation Committee. The benefit formula under the SunTrust Restoration Plan is the same as the PPA under the Retirement Plan. Benefits vest at age 60 plus 10 years’ service. As with the Retirement plan and the ERISA Excess Plan, benefits under the Restoration Plan were frozen January 1, 2012.

40	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

2013 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
William H. Rogers, Jr.	$54,000	$132,511	$193,295	$0	$1,275,469
Aleem Gillani	$146,800	$63,113	$212,273	$0	$1,094,740
Mark A. Chancy	$36,000	$64,968	$32,763	$0	$932,798
Thomas E. Freeman	$183,225	$67,801	$81,839	$0	$702,458
Anil Cheriyan	$100,000	$2,500	$17,189	$0	$195,723

The table above provides information with respect to the SunTrust Deferred Compensation Plan. The Deferred Compensation Plan allows participants to defer up to 50% of their eligible salary plus overtime, shift differential, and vacation pay) and up to 90% of certain bonuses, including the AIP. A hypothetical account is established for each participant who elects to defer, and the participant selects investment fund options which generally are the same funds available to 401(k) plan participants. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The normal form of payment is a lump sum, payable in the first quarter of the year following a participant’s termination of employment. Installment distributions may be elected provided the participant complies with the election and timing rules of Section 409A. Hardship withdrawals are allowed for an extreme financial hardship, subject to the approval of the plan administrator.

Participant deferrals to the Deferred Compensation Plan are matched at the same rate as provided in the 401(k) plan. The matching contributions are made on eligible salary and/or bonus that exceed the federal limit of $255,000 in 2013. Participants hired on or after January 1, 2011 will vest after two years of service. Beginning in 2012, participants will also be eligible to receive a discretionary contribution following the end of each plan year, dependent on the prior year’s financial performance. We made such a discretionary contribution in the first quarter of 2013 equal to 2% of eligible employees’ earnings in excess of the federal limit on compensation.

The Deferred Compensation Plan also has frozen account balances attributable to similar plans previously maintained by SunTrust and Crestar. Amounts in frozen accounts and in matching accounts that are invested in phantom shares of our common stock may be moved to other funds. Benefits may be distributed to active employees only in the event of a hardship. Benefits are also distributable in the first quarter of the calendar year following retirement, death or other termination of employment.

The column “Executive Contributions in Last FY” reflects the aggregate amount of pay deferred to such plans by each NEO during 2013.

The column “Registrant Contributions in Last FY” reflects the Company’s aggregate contributions on behalf of each NEO during 2013. This amount generally is limited to our matching contributions on participant salary deferrals to the Deferred Compensation Plan and participant AIP to the Deferred Compensation Plan. We also make matching contributions to the 401(k) plan, but we do not include our contributions to it in this table since that plan is tax qualified. We include our matches for all plans in the “All Other Compensation” column of the Summary Compensation Table, above. Note that our contributions occasionally exceed the contributions of a particular executive in any given year due to the timing of matching and discretionary contributions.

The column “Aggregate Balance at Last FYE” reflects the total balance of all of the executive’s nonqualified account balances as of December 31, 2013. Includes the following amounts that each NEO deferred which we also report in the Summary Compensation Table for 2013 or in any prior year: Mr. Rogers–$432,854; Mr. Gillani–$161,371; Mr. Chancy–$487,066; Mr. Freeman–$185,026; and Mr. Cheriyan–$66,667.

SunTrust Banks, Inc. - 2014 Proxy Statement	41

Executive Compensation

2013 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to an NEO at, following, or in connection with any termination of employment, including by resignation, retirement, death, disability or a constructive termination of an NEO, or a change in control or a change in an NEO’s responsibilities. Such amounts are estimates to be paid under hypothetical circumstances and under the terms of agreements now in existence. As required by the SEC, we have assumed that employment terminated on December 31, 2013, and that the price per share of our common stock is the closing market price as of that date, which was $36.81. Actual payments in such circumstances may differ for a variety of reasons. The amounts reported below do not include amounts to be provided to an NEO under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the table below does not include amounts reported in the pension benefits table, the deferred compensation table, or the outstanding equity awards at year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

Salary. None of our NEOs has an employment agreement which guarantees them employment for any period of time. Therefore, we would only make post-termination payments of salary or severance to an NEO under our broad-based severance policy in the event of a reduction-in-force or other termination by us without cause or pursuant to a CIC agreement.

Under the SunTrust Severance Pay Plan, which applies to all regular employees, we will pay to the NEOs two weeks’ base salary per year or partial year of service, subject to minimum and maximum amounts that vary by grade level. For all NEOs, the minimum severance is 26 weeks’ and the maximum severance is 52 weeks’ pay. We pay such amounts in anticipation of unemployment, and not as a reward for past service. Payment is triggered upon a termination of employment as a result of reduction-in-force, job elimination, consolidation, merger, or re-organization (other than a change in control). Severance is paid as a lump sum, usually within 15 business days after termination. Payment of severance is conditioned upon, among other things, a release of claims against us by the executive.

We have entered into change in control (CIC) agreements with our senior management, including each of our NEOs, pursuant to which we would pay certain benefits. These have a so-called “double trigger,” meaning we would make payments only upon a change in control and only if we terminate an executive without “cause” or the executive resigns for “good reason.” We will pay an amount up to 2 times (3 times for certain officers) the sum of (1) the highest annual base salary for the previous 12 months, and (2) the greater of the target annual bonus to be paid under the AIP or the average AIP bonus paid to the executive over the preceding three years. We would pay such amount in a lump sum within 30 days following such a termination. In addition, upon such triggering event, all outstanding stock options would vest immediately and all restrictions on restricted stock and performance stock would lapse. We will pay the executives’ pro rata AIP award as of the termination date based on the higher of target or the projected bonus based on the number of days completed during the performance period. We will also provide the executive with continuing coverage under our medical, dental and life insurance plans for 2 or 3 years following the change in control date. Finally, for NEOs with CIC agreements made prior to October 2010 (grandfathered participants), the CIC agreements require us to reimburse certain taxes if any of the foregoing benefits trigger the excise tax on excess parachute payments as determined under Sections 280G and 4999 of the Internal Revenue Code. CIC agreements made since October 2010 do not include such a provision; instead, in the event a payment to the executive in connection with termination of employment which would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payment would be reduced to the extent necessary to avoid such excise tax. All of such benefits are conditioned upon the executive providing us with a release of all claims and agreeing to non-competition, non-solicitation-of-customers and employees, non-disclosure, and non-disparagement restrictions for up to three years.

Accelerated Vesting of Short-Term Incentives. The AIP has an annual performance measurement period which ends on the last day of our fiscal year. SEC regulations require us to assume that a change in control occurs on the last day of our most recently completed fiscal year. As a result, AIP would pay out based on the achievement of AIP goals for the completed year, and we would not enhance such payment regardless of the circumstances of the termination of the executive. Upon a change in control that occurred on a date other than the last day of our fiscal year, generally we would make only a pro rata payment to AIP participants for the partial year up to the date of a change in control.

42	SunTrust Banks, Inc. - 2014 Proxy Statement

Executive Compensation

Accelerated Vesting of Long-Term Incentives. We have provided long-term incentives to our NEOs through performance and time-vested restricted stock and stock options. Terms of accelerated vesting for various long-term grants upon various termination scenarios are described below. Long-term incentive awards made in certain years to retirement-eligible individuals may continue to vest after retirement, but remain subject to forfeiture during the normal vesting and/or performance period set forth in the award after retirement if the participant fails to perform non-competition, non-solicitation, non-disclosure, non-pirating, and non-disparagement covenants included within each award agreement.

Time Vested Stock Options and Restricted Stock. Stock options and restricted stock grants generally vest in full on the 3rd anniversary (vesting date) of the grant date, provided the executive has remained an active employee from the grant date through the vesting date. Stock option grants made since 2011 vest pro rata annually (that is, one-third vests on each anniversary of grant). Unvested stock options and restricted stock grants vest in full upon an NEO’s termination of employment by reason of death or disability. Upon a change in control followed by termination of the executive’s employment by us “without cause” or by the executive for “good reason,” these grants normally would also vest in full. They also vest pro rata if we terminate the executive by a reduction-in-force prior to the vesting date. Upon termination of employment under any other circumstances, the executive forfeits his unvested stock options and restricted stock, and even though he may be vested in his stock options, the executive forfeits any that are outstanding if he is terminated for cause. We calculated the value of options which vest pro rata upon termination by multiplying a prorated number of shares times the difference between the closing price of our common stock on December 31, 2013 of $36.81 and the exercise price of the options. Where the exercise price is greater than the closing price on the last day of the fiscal year, we disclose zero value. For restricted stock, we calculated the value by using our stock price on December 31, 2013 of $36.81.

Performance Vested Restricted Stock Units. Generally, following a change in control, performance vested restricted stock awards accelerate and will be paid immediately. The amount paid varies depending on performance up to the time of the change in control. A prorated amount will be paid for the portion of the award from the beginning of the performance cycle to the date of the change in control based on actual performance up to the date of the change in control, and a second prorated amount will be paid for the portion of the award from the change in control until the end of the performance period based on target performance. Similarly, unvested performance vested restricted stock generally vests in full upon an NEO’s termination of employment by reason of death or disability based on actual performance through December 31, 2013.

Performance Stock(Time Vested). Mr. Rogers is the only NEO with an outstanding performance stock grant. Performance stock generally vests on the earlier of the grantee’s attainment of age 64 or the 15th anniversary of the grant. Generally, upon the grantee’s death or disability or a change in control, these shares will vest in full and be distributed.

Retirement Plans. Benefits under the Retirement Plan and ERISA Excess Plan vest after three years of service, and under the Restoration Plan and the SunTrust SERP at age 60 with ten years of service. Once vested, employees are entitled to pension benefits upon termination of employment. All of our NEOs are vested in their SunTrust Retirement Plan and ERISA Excess Plan benefits other than Mr. Cheriyan, who does not participate in these plans because he joined SunTrust after we froze those plans. The benefits under these plans are not enhanced upon any termination.

The only enhancement to retirement benefits occurs under the SERP for unvested participants in the event of a change in control. Messrs. Rogers, Chancy and Freeman are not vested in their SERP benefits. We froze the SERP to new participants before Messrs Gillani and Cheriyan were eligible to participate. Following a change in control, if we terminate without cause, an NEO who participates in the SERP and who is not already vested in the SERP (Messrs. Rogers, Chancy and Freeman) would immediately vest in his SunTrust SERP.

In the event that an NEO becomes disabled on a long-term basis, his employment would not necessarily terminate. Therefore, we do not disclose any amount in the table below for the retirement plans. However, once disabled, the executive officer might continue to accrue service (vesting) credit under these plans, and we report the net present value of such enhancements as of the end of our most recently-completed year in the footnotes to the table below.

The SunTrust Retirement Plan, the SunTrust ERISA Excess Plan, the SunTrust SERP, and the SunTrust Restoration Plan were each amended effective January 1, 2012 to cease all future benefit accruals (Pension Freeze). As a result, the traditional pension benefit formulas (final average pay formula) do not reflect salary increases or service after December 31, 2011, and compensation credits under the Personal Pension Accounts (cash balance formula) ceased. However, interest credits under the Personal Pension Accounts continue to accrue until benefits are distributed and service will continue to be recognized for vesting and eligibility for early retirement.

SunTrust Banks, Inc. - 2014 Proxy Statement	43

Executive Compensation

2013 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Executive Benefits and Payments upon Termination	Voluntary	Involuntary Not for Cause		For Cause	Involuntary Or Good Reason (CIC)	Death		Disability
William H. Rogers, Jr.
Severance	$0	$900,000		$0	$5,130,000	$0		$0
Long-Term Incentives	$0[3]	$3,740,679	[1]	$0	$16,266,302	$11,065,993	[6]	$11,065,993	[6]
Retirement Plans[2]	$0	$0		$0	$6,042,144	$0		$0	[4]
Other Benefits[5]	$0	$0		$0	$14,390,122	$0		$0
Aleem Gillani
Severance	$0	$275,000		$0	$2,255,000	$0		$0
Long-Term Incentives	$0	$1,573,099	[1]	$0	$6,810,598	$3,583,612	[6]	$3,583,612	[6]
Retirement Plans[2]	$0	$0		$0	$0	$0		$0
Other Benefits[5]	$0	$0		$0	$3,920,381	$0		$0
Mark A. Chancy
Severance	$0	$576,923		$0	$3,870,000	$0		$0
Long-Term Incentives	$0	$1,628,099	[1]	$0	$8,640,078	$4,668,559	[6]	$4,668,559	[6]
Retirement Plans[2]	$0	$0		$0	$1,088,029	$0		$0	[4]
Other Benefits[5]	$0	$0		$0	$6,848,126	$0		$0
Thomas E. Freeman
Severance	$0	$280,000		$0	$2,296,000	$0		$0
Long-Term Incentives	$0[3]	$1,269,303	[1]	$0	$7,100,896	$3,746,539	[6]	$3,746,539	[6]
Retirement Plans[2]	$0	$0		$0	$332,468	$0		$0	[4]
Other Benefits[5]	$0	$0		$0	$4,470,954	$0		$0
Anil Cheriyan
Severance	$0	$250,000		$0	$2,050,000	$0		$0
Long-Term Incentives	$0	$1,799,156	[1]	$0	$6,157,852	$3,350,526	[6]	$3,350,526	[6]
Retirement Plans[2]	$0	$0		$0	$0	$0		$0
Other Benefits[5]	$0	$0		$0	$57,353	$0		$0
[1]	Reflects vesting of outstanding awards pro rata through the date of termination.
[2]	Except where indicated, the NEOs would not receive any enhanced payments under the retirement plans as a result of the termination trigger. We disclose the amounts related to the retirement plans and the plans in which each NEO participates in the Pension Benefits and the Nonqualified Deferred Compensation Tables and accompanying narratives and notes.
[3]	Messrs. Rogers and Freeman were retirement eligible on December 31, 2013. If they had retired on such date, their outstanding awards would not have vested. Therefore, we report zero value in the table above. However, their awards will vest in the future if they perform certain non-competition, nondisclosure, and non-disparagement covenants following their retirement through the end of the respective vesting periods. The value of such awards were $20,859,836 and $8,618,231 at December 31, 2013, assuming eventual payout of performance awards based on the maximum performance level.
[4]	Had any of our NEOs become disabled on December 31, 2013 they would not have been eligible for a benefit to commence immediately. However, they may maintain disability leave employment and could eventually vest into any unvested benefits shown in the 2013 Pension Benefits Table.
[5]	Other Benefits would include disability payments, benefit continuation payments under applicable CIC agreements and/or tax gross-ups under applicable CIC agreements, if applicable.
[6]	Stock options and restricted stock vest in full upon an NEO’s termination of employment by reason of death or disability. Similarly, performance vested restricted stock generally vest upon an NEO’s termination of employment by reason of death or disability based on actual performance through December 31, 2013.

44	SunTrust Banks, Inc. - 2014 Proxy Statement

Advisory Vote on Executive Compensation (Item 2)

Advisory Vote on Executive Compensation (Item 2)

RESOLVED, that the holders of common stock of SunTrust Banks, Inc. approve the compensation paid to the Company’s named executive officers as described in the Compensation Discussion and Analysis (beginning at page 19 of this Proxy Statement), the Summary Compensation Table (at page 34 of this Proxy Statement), and in the other executive compensation tables and related discussion (which appear at pages 35-44 of this Proxy Statement).

We believe that our compensation policies and procedures are competitive and, to the extent permitted by banking regulations, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The resolution described above, commonly known as a “Say–on–Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay to our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement.

We encourage you to closely review our Compensation Discussion and Analysis and the tabular and narrative disclosure which follows it. We organized the Compensation Discussion and Analysis to discuss each element of compensation, beginning with direct compensation (base salary, short-term incentives, and long-term incentives) and ending with indirect, long-term compensation (retirement benefits). In that section, we also discuss our policies and other factors, such as financial and regulatory constraints, which affect our decisions or those of our Compensation Committee.

In many cases, we are required to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items.

We believe our NEO compensation is aligned with shareholders because:

•	We pay at the median of peer practice. We benchmark total direct compensation as well as each component of total direct compensation.
•	In 2012 and 2013, an average of 80% of NEO long-term incentive compensation was at risk. This includes the Annual Incentive Plan, and performance-based RSUs.

Your vote is advisory and will not be binding upon our Board. However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements, and our current intention is to provide such an advisory vote annually. This advisory vote is provided pursuant to the Securities Exchange Act.

The Board of Directors recommends that the Shareholders vote FOR the approval of the compensation of the Named Executive Officers as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and in the other executive compensation tables and accompanying narrative and footnote disclosures of executive compensation in this Proxy Statement.

SunTrust Banks, Inc. - 2014 Proxy Statement	45

Approval of Amendment to the SunTrust Banks, Inc. 2009 Stock Plan (Item 3)

Approval of Amendment to the SunTrust Banks, Inc. 2009 Stock Plan (Item 3)

The SunTrust Banks, Inc. 2009 Stock Plan (the “Plan”) was approved by shareholders at the Annual Meeting held on April 28, 2009. Shareholders approved an amendment to the Plan to add 12 million additional shares on April 26, 2011.

Amendment to the Plan

On February 10 and 11, 2014, the Compensation Committee and our Board of Directors approved, subject to approval by our shareholders, an amendment to the Plan to remove the sub-limit on full value shares.

Prior to giving effect to the amendment, there were available in the plan 8,302,397 shares available for grant only as stock options, plus 8,971,619 shares available for grant as stock options or as full value shares, such as restricted stock or performance vested stock, for a total of 17,274,016 shares available for grant under the plan as of March 10, 2014. If shareholders approve the amendment to the Plan, then the 8,302,397 shares, which are already in the Plan (and available for grant as stock option) and which previously were approved by shareholders, will become available for grant as full value shares. After giving effect to the amendment, there will be 17,274,016 shares available for grant, all of which may be granted as full value shares. We estimate that this will be sufficient to make grants for several years, but our estimate depends on a number of factors, including the rate at which prior awards are forfeited. Refer to the table below which shows the amount of prior grants and forfeitures. The amended Plan will continue to be our primary plan for providing stock-based compensation to our eligible employees and non-employee directors.

Shareholder approval of the amendment to the Plan is required by NYSE listing standards.

Reasons for the Amendment

We have gradually shifted from granting equity compensation to the executive officers in the form of an equal mix of stock options and full value shares (such as restricted stock or restricted stock units) to eliminating stock option grants for executive officers in 2014. As a result, we have used fewer stock options and more full value shares than we expected. To address this shift, the Board eliminated the sub-limit on full value shares in the Plan.

Since its inception, we have used the following number of shares under the Plan:

	2009	2010	2011	2012	2013
Options	3,803,796	1,192,974	813,265	859,390	552,998
Restricted Stock and RSUs	2,632,068	1,355,075	1,744,895	3,454,350	1,877,752

subtotal	6,435,864	2,548,049	2,558,160	4,313,740	2,430,750

less forfeitures	2,128,248	1,951,091	2,384,348	3,051,219	2,328,901

Total	4,307,616	596,958	173,812	1,261,521	101,849

Additionally, we recently began requiring certain participants in our functional incentive plans (FIP) to defer the receipt of awards under those plans. (NEOs do not participate in FIP.) In 2013, we delivered that deferral in the form of restricted stock under the Plan. As a result, we granted approximately 400,000 additional shares of restricted stock to FIP participants representing the portion of their earned FIP award that we required them to defer. While for 2014 and future years, we expect to deliver the mandatory deferral outside of the Plan, this nevertheless reduced the number of shares available for issuance under the Plan by 400,000 shares.

The Board believes that the success of the Company is largely dependent on its ability to attract and retain highly-qualified employees and non-employee directors and that by offering them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract and retain such persons. Further, the Company strongly believes in aligning the interests of its employees, especially its executive officers, with those of its shareholders. If the amendment to the Plan is not approved by the shareholders, then our ability to provide future awards to attract, provide incentives to and retain key personnel and non-employee directors would be limited significantly.

If we receive shareholder approval, the amendment to the Plan will become effective on April 22, 2014. If shareholders do not approve the amendment, the amendment will not take effect; the pre-amendment Plan will continue to be effective according to its terms, and we may continue to make awards under the Plan, subject to such pre-amendment share limits.

Summary Description of the Material Terms of the Plan

Below is a summary of the material features of the amended Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan which is included as Appendix A to this Proxy Statement.

46	SunTrust Banks, Inc. - 2014 Proxy Statement

Approval of Amendment to the SunTrust Banks, Inc. 2009 Stock Plan (Item 3)

Purpose of the Plan

The purpose of the Plan is to promote the interests of SunTrust and its subsidiaries through grants to employees and directors of stock options, stock appreciation rights, restricted stock and stock units. The stock-based compensation available under the Plan is intended (1) to attract and retain employees and directors, (2) to provide an additional incentive to each employee and director to work to increase the value of our stock, and (3) to provide each employee and director with a stake in our future which corresponds to the stake of each of our shareholders. The Plan provides an essential component of the total compensation package offered to our key employees. The Board of Directors continues to believe that these types of stock-based compensation awards are important factors in attracting, retaining and rewarding employees and directors and closely aligning their interests with those of shareholders. The Plan reflects the importance placed by us on motivating employees to achieve superior results over the long-term and paying employees based on that kind of achievement.

The Plan is designed so that grants may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). The Plan does not allow options or stock appreciation rights (“SARs”) to be issued with an exercise price lower than fair market value on the date of grant. The Committee may, if it so chooses, also make options and SARs subject to one or more of the performance criteria described in the section below entitled “Qualifying Performance-Based Compensation.” Restricted stock and RSUs are generally called performance shares and performance units, respectively, when their vesting or payment is based on one or more of the performance measures. In the event that the Committee (as defined below in “Administration of the Plan”) determines that it is advisable to grant performance shares or performance units based on measures other than those specified below, those awards will not qualify for the performance-based exception under Section 162(m).

Key Features of the Plan

The Plan contains features that the Board believes are consistent with the interests of shareholders and sound governance principles. These features include the following:

•  Performance-Based Compensation. The Plan is structured to permit awards to satisfy the performance-based compensation requirements of Section 162(m) so as to enhance deductibility of compensation provided under the Plan.

•  Flexibility and Performance Ties. The variety of awards permitted under the Plan provides flexibility with respect to the design of long-term incentives that are responsive to evolving regulatory changes and compensation best practices and incorporate tailored, performance-based measures.

•  No Discount Options. Stock options or SARs may not be granted or awarded with an exercise price less than 100% of the fair market value of our common stock on the date of grant or award.

•  No Re-pricings. The direct or indirect re-pricing of stock options and stock appreciation rights is prohibited. This prohibition applies both to re-pricings that involve lowering the exercise price of a stock option or SAR as well as re-pricings that are accomplished by canceling an existing award and replacing it with a lower-priced award.

•  No Liberal Share Accounting. Shares withheld for tax payments or to pay the exercise price and shares not issued or delivered as a result of the net settlement of an outstanding award will not be added back into the Plan reserve.

•  Compensation Committee Oversight. The Plan is administered by our Compensation Committee which is comprised solely of non-employee, independent directors.

•  No Annual “Evergreen” Provision. The Plan provides a specific number of shares of our common stock available for awards and does not contain an annual or automatic increase in the number of available shares.

•  Recoupment. In December 2009, we amended the Plan to authorize the Committee to recoup or clawback compensation paid to certain participants based on Company performance in the event that it is later determined that such compensation was awarded based on materially inaccurate financial statements (which includes statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria. Subsequently, we have used even more stringent recoupment provisions in each award agreement.

Administration of the Plan. The Plan is administered by a committee of the Board (the “Committee”). It consists of two or more “outside directors” who are also “non-employee directors” as required by Section 162(m) and Rule 16b-3. The Compensation Committee meets these requirements and the Board intends for the Compensation Committee to be the “Committee” under the Plan. The Committee has the power in its discretion to grant awards under the Plan, to determine the terms of such awards, to interpret the provisions of the

SunTrust Banks, Inc. - 2014 Proxy Statement	47

Approval of Amendment to the SunTrust Banks, Inc. 2009 Stock Plan (Item 3)

Plan and to take action as it deems necessary or advisable for the administration of the Plan.

Number of Authorized Shares. After giving effect to the proposed amendment, the total number of shares authorized and available for issuance under the Plan would be 17,274,016, plus any shares subject to awards previously granted for which such awards are forfeited, expired or become unexercisable without having been exercised in full, all of which may be granted as full value shares. The Plan will continue to limit the aggregate awards to any individual in a single year to 300,000 shares of restricted stock and RSUs and 1,200,000 shares for one or more grants of options or SARs.

In the event we have certain changes in our capitalization, such as stock dividends or stock splits, or we have a corporate transaction, such as a reorganization, separation or liquidation, merger, consolidation, or acquisition of property or stock, the Committee will adjust in an equitable manner the number, kind or class of shares reserved under the Plan and the individual and aggregate limits imposed on grants. The Board will make similar adjustments to shares underlying any grant previously made of restricted stock or RSUs and any related grant or forfeiture conditions and to shares related to previously granted options and the option price and to SARs and the SAR share value. If we assume awards or grant substitute awards in a corporate transaction for awards previously granted by another company we acquire (“Substitute Awards”), our Substitute Awards will not reduce the shares authorized for issuance under the Plan or any individual or aggregate annual limits.

Payment of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Committee in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the Plan.

Termination and Amendment of the Plan. Unless earlier terminated by the Board or the Committee, the Plan will terminate 10 years after the date it was adopted by the Board of Directors.

In addition, the Board or the Committee may, at any time and for any reason, suspend or terminate the Plan or from time to time amend the Plan, provided that any amendment to the Plan will be submitted to our shareholders for approval if such shareholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange (or any stock exchange on which the shares may then be listed or quoted). No amendment, modification, suspension or termination of the Plan shall have a materially adverse effect on any outstanding vested award, without the consent of the affected participant. Notwithstanding the preceding, no consent of any participant shall be needed if the Committee determines that such amendment, modification, or termination is necessary or advisable for us to comply with applicable law, regulation, rule or accounting standard. Even if the Plan is suspended or terminated, the Committee shall still retain authority to exercise powers given to it under the Plan with respect to awards granted under the Plan before the suspension or termination.

Eligibility and Participation The Committee determines the employees and non-employee directors eligible to participate. An eligible employee is a selected employee of SunTrust or a subsidiary whose performance, in the judgment of the Committee, is directly or indirectly material to the success of SunTrust or a subsidiary. As of December 31, 2013, there were approximately 5,132 employees and 11 non-employee directors eligible to participate under the Plan.

Types of Awards under the Plan. The Plan authorizes the Committee to grant awards to participants in any of the following forms, subject to such terms, conditions, and provisions as the Committee may determine to be necessary or desirable:

•  stock options, either incentive stock options (“ISOs”) or nonqualified stock options (“NQSOs”);

•  stock appreciation rights (“SARs”);

•  restricted stock;

•  restricted stock units (“RSUs”); and

•  restricted stock, stock options, SARs, or RSUs with performance-based conditions to vesting or exercisability.

Options and SARs

Stock options entitle the option holder to purchase shares at a price (i.e. the exercise price of the option), established by the Committee; however, the price may never be less than fair market value of the shares on the date of grant. Options may be either ISOs or NQSOs, provided that only employees may be granted ISOs. SARs entitle the SAR holder to receive cash equal to the positive difference (if any) between the SAR share value and the fair market value of the shares on the exercise date. Presently, our practice is to award only NQSOs to our employees and non-employee directors, and we do not use ISOs or SARs.

Exercise Price. The exercise price of an option or the share value of a SAR may not be less than fair market value of the underlying shares on the date of grant. The Plan prohibits any repricing, replacement, regrant, modification of stock options or SARs, or other action that would reduce the exercise price of the stock options or share value of SARs

48	SunTrustO Banks, Inc. - 2014 Proxy Statement

Approval of Amendment to the SunTrust Banks, Inc. 2009 Stock Plan (Item 3)

without shareholder approval, other than in connection with a change in our capitalization or certain corporate transactions described above in “Number of Authorized Shares.”

Vesting/Expiration of Options and SARs. The Committee determines the terms under which options and SARs vest and become exercisable. The Committee’s current practice is to vest options pro rata annually over three years. Option holders with vested options generally may exercise their options after termination of employment for reasons stated in the agreements, such as retirement, death or disability, or if termination occurs for certain reasons within three years after a change in control, or in some circumstances when the participant is terminated in connection with a reduction in force. Any part of the option that has not been exercised by the end of the option term expires and is forfeited. If we should issue any SARs, we would expect the terms that apply to option grants would also apply to SAR grants. Option and SAR terms may not exceed 10 years from the date of grant.

Special Limitation on ISOs. The Committee’s current position is to grant only nonqualified options (“NQOs”). If the Committee decides to grant incentive stock options (“ISOs”), they will be subject to certain additional restrictions imposed by the Code. For example:

•  If an ISO remains exercisable after termination of employment, it generally converts to an NQO if not exercised within 3 months after termination, or within 12 months if termination is because of the participant’s death or disability.

•  ISOs may be granted only to employees, not to directors.

•  Options are not treated as ISOs to the extent the total fair market value of stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under the Plan and all other plans we maintain) exceeds $100,000.

•  Shares acquired upon exercise of an ISO are generally not taxed to the employee when the option is first exercised. When those shares are later sold, the gain or loss is treated as long-term capital gain, or long-term capital loss, unless the sale is considered a “disqualifying disposition.” More information about tax consequences related to ISOs is described below under the heading, “U.S. Federal Income Tax Consequences.”

Exercise of Options. An option holder may exercise an option by completing and delivering the applicable form to the record keeper as specified by the Committee. The option holder must state the number of shares for which the option is being exercised and must tender payment for the shares.

The Committee may, in its discretion, accept cash, check or electronic funds transfer, previously acquired shares (valued at the fair market value on the date of exercise) and held for the period required by the Committee, or through a broker- facilitated cashless exercise program, or a combination of these payment methods.

Exercise of SARs. Upon exercise of a SAR, a participant will be entitled to receive cash or shares, or a combination of both, as specified in the award agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share on the date of exercise, over (ii) the SAR share value, multiplied by the number of shares covered by the SAR or the number being exercised.

Termination of Options and SARs. In the event that a participant’s employment with us and all of our subsidiaries terminates prior to the expiration of an option or SAR, the participant’s right to exercise vested options or SARs shall be governed by the terms of the applicable award agreement for the option or SAR. Normally, if not vested, options and SARs expire on the participant’s termination of employment for any reason, but they may early vest in full if termination is by reason of the participant’s death, disability, or a change in control followed by termination of the participant without cause or termination by the participant for good reason as described in the award agreement. Pro rata vesting, based on active employment from the Grant Date through the date of termination, is usually provided if the participant’s termination is by certain reductions in force or by retirement at or after attaining age 55 and after completing five or more years of service. If we should issue any SARs, we would expect the terms that apply to option grants would also apply to SAR grants. All outstanding options expire no later than the 10th anniversary of their grant date.

Stock Awards and Performance Shares

Issuance. Stock awards, including restricted stock, RSUs, performance shares and performance units, may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. Awards may be denominated in shares or units payable in shares (for example, performance vested restricted stock units), and may be settled in cash, shares, or a combination of cash and shares. Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee. The Committee may impose additional restrictions on a participant’s right to dispose of or to encumber restricted stock, including satisfaction of performance objectives.

SunTrust Banks, Inc. - 2014 Proxy Statement	49

Approval of Amendment to the SunTrust Banks, Inc. 2009 Stock Plan (Item 3)

Termination of Stock Awards. In the event a participant’s employment with us and all of our subsidiaries terminates prior to the vesting of a stock award, that award will be forfeited unless the terms of the award, as approved by the Committee, provide for accelerated vesting.

Qualifying Performance-Based Compensation

The Committee may specify that the grant, retention, vesting, or issuance of any award, (whether in the form of a stock option, SAR, restricted stock, RSU or a performance award) or the amount to be paid out under any award, will be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations, including but not limited to those established and administered in accordance with the requirements of Section 162(m) for awards intended to qualify as performance- based compensation. The Committee may reduce the number of shares issued or the amount paid under an award to the extent specified in the award agreement, on the basis of such further considerations as the Committee in its sole discretion shall determine.

Establishment of Performance Goals. At the beginning of each performance period the Committee will establish performance goals applicable to performance awards. To the extent that performance conditions under the Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m), such performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following criteria, subject to any objectively verifiable adjustment(s) permitted and pre-established by the Committee in accordance with Section 162(m), as determined by the Committee in its sole discretion.

Performance goals may be based on one or more business criteria, one or more of our business units or divisions, our subsidiaries or affiliates, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. Performance awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee may determine, provided that, if the performance awards are intended to qualify as performance-based compensation under Section 162(m), such additional terms and conditions are also not inconsistent with Section 162(m).

Limited Transferability of Awards. Unless the Committee determines otherwise, awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and during the participant’s lifetime, may be exercised only by the participant (or his personal representative or guardian if the participant is incapacitated).

Tax Withholding. The Committee may require payment, or withhold payments made pursuant to awards, to satisfy applicable withholding tax requirements.

Change in Control. The Plan does not provide for automatic vesting upon a change in control. In general, the option grant agreements provide that if we have a change in control, any outstanding unvested awards shall vest only if the participant’s employment also terminates within three years of our change in control “without cause” or for “good reason” as such terms are defined in the agreement. The Committee, in its discretion, may change these provisions in future grant agreements.

Additionally, upon or in anticipation of a change in control, if the Board determines that adequate provision has not been made for our successor’s assumption of options, SARs, restricted stock and RSUs outstanding under the Plan, or for the granting of comparable substitute awards, then only in such a case, the Plan authorizes the Board, in its discretion, to unilaterally cancel outstanding options and SARs in exchange for the number of whole shares of stock, and cash for any fractional share, the participant would have received on exercise in full, and/or deem any service or performance restrictions for outstanding restricted stock grants or RSUs to be satisfied on the date set by the Board.

We intend, that, to the extent any provisions of the Plan or any awards granted under the Plan are subject to Section 409A of the Code (“Section 409A”) (which relates to nonqualified deferred compensation), they will be interpreted and administered in good faith in accordance with Section 409A requirements and that the Committee will have the authority to amend any outstanding awards so that they are in compliance with Section 409A or qualify for an exemption from Section 409A.

U.S. Federal Income Tax Consequences

Stock options. There are no federal income tax consequences to a participant or us upon the grant of an ISO or an NQSO under the Plan.

Upon exercise of an NQSO, the option holder generally recognizes ordinary income in an amount equal to: (i) the fair market value of the acquired shares on the date of exercise, reduced by (ii) the exercise price the participant pays for the shares received in the exercise. We are entitled to a tax deduction in the same amount as the participant includes as ordinary income.

An option retains its status as an ISO during the period the option holder is an employee and, if the ISO does not expire

50	SunTrust Banks, Inc. - 2014 Proxy Statement

Approval of Amendment to the SunTrust Banks, Inc. 2009 Stock Plan (Item 3)

at termination, for three months after his termination of employment (with certain exceptions for death and disability), subject to the $100,000 limit. Upon the exercise of an ISO, an option holder generally recognizes no immediate taxable income. When the option holder sells shares acquired through the exercise of an ISO, the gain is treated as long-term capital gain (or the loss is a long-term capital loss) unless the sale is a “disqualifying disposition.” A “disqualifying disposition” occurs if the option holder sells shares acquired on exercise within two years from the grant date of the ISO or within one year from the date of exercise. On a disqualifying disposition, the option holder includes the gain realized on the sale of the shares as ordinary income (or ordinary loss). Gain (or loss) is determined by subtracting the exercise price paid from the larger of (i) the fair market value of the shares on the exercise date, or (ii) the amount realized by the option holder on the sale. The gain may constitute a tax preference item for computing the alternative minimum tax.

Generally, we will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the sale of shares acquired through exercise of an ISO is a disqualifying disposition, then we will be entitled to a deduction in the same amount the participant includes in income.

SARs. There are no federal income tax consequences to either a participant or us upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Provided we satisfy applicable reporting requirements, we will be entitled to a deduction equal to the amount included in the participant’s income.

Restricted Stock and RSUs. Except as otherwise provided below, there are no federal income tax consequences to either a participant or us upon the grant of restricted stock or an RSU. With respect to restricted stock, the participant recognizes ordinary income in an amount equal to the excess, if any, that the participant pays for the shares over the fair market value of the shares on the earlier of (i) the date of vesting for tax purposes; and (ii) the date the shares become transferable. Subject to Section 162(m), and provided we satisfy applicable reporting requirements, we will be entitled to a corresponding deduction. Notwithstanding the above, a recipient of a restricted stock grant that is subject to a substantial risk of forfeiture may make an election under Section 83(b) of the Code, within 30 days after the date of the grant, to recognize ordinary income as of the date of grant and, subject to Section 162(m), we will be entitled to a corresponding deduction at that time.

When an RSU is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount paid. If the Committee allows deferrals of RSUs, the participant’s tax on the RSU will be postponed until the participant receives the stock or cash. No deferral will be allowed if the Committee determines it will result in additional income tax under Section 409A. The terms of any such deferral will be determined in accordance with and under the terms of the deferral plan.

Performance Awards. There are no federal income tax consequences to a participant or us upon the grant of qualifying performance-based compensation awards. Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m), we generally will be entitled to a deduction equal to the amount includible in the participant’s income.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. With respect to any excess parachute payment, the participant would be subject to a 20% excise tax on, and we would be denied a deduction for the “excess” amount.

Section 162(m). Section 162(m) generally provides that publicly held companies may not deduct compensation paid to their chief executive officer and the three other most highly- compensated executive officers, other than the chief financial officer (determined at the end of each calendar year) to the extent such compensation exceeds $1 million per officer in any year. Certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation” that complies with conditions imposed by the Section 162(m) rules, provided the material terms of such performance goals are disclosed to and approved by shareholders, as we asked shareholders to do at the 2009 Annual Meeting when the Plan was originally approved, and which we are doing at Item 4 of this Proxy Statement (see “Qualifying Performance- Based Compensation,” above). Stock options, SARs and performance awards granted under the Plan and described above are intended to constitute qualified performance-based compensation eligible for such exceptions.

Estimate of Benefits to Executive Officers and Directors. Because the awards that will be made to the executive officers and directors pursuant to the Plan are within the discretion of the Committee, it is not possible to determine the benefits that will be received by executive officers and directors if the amendment to the Plan is approved by the shareholders.

The Board recommends a vote FOR the approval of the amendment to the SunTrust Banks, Inc. 2009 Stock Plan.

SunTrust Banks, Inc. - 2014 Proxy Statement	51

Approval of the Material Terms of the SunTrust Banks Inc. 2009 Stock Plan (Item 4)

Approval of the Material Terms of the SunTrust Banks Inc. 2009 Stock Plan (Item 4)

Background and Purpose

In February 2009, the Board approved the SunTrust Banks, Inc. 2009 Stock Plan (the “Plan”). The purpose of the Plan is to promote the interests of SunTrust and its subsidiaries through grants to employees and directors in order (1) to attract and retain employees and directors, (2) to provide an additional incentive to each employee and director to work to increase the value of our stock, and (3) to provide each employee and director with a stake in the future of SunTrust which corresponds to the stake of each of SunTrust’s shareholders.

Shareholders approved the Plan on April 28, 2009. The Plan was amended in 2011 to increase the number of shares available under the plan and to include the Company’s recoupment (clawback) policy. Shareholders approved the amendment on April 26, 2011.

Summary Description of the Material Terms Required to be Approved

Below is a summary of the material terms required to be approved by our shareholders under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). This summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan which is included as Appendix A to this Proxy Statement.

Overview of the Plan

The Plan provides for grants of options to purchase SunTrust common stock, restricted shares of SunTrust common stock which may be subject to both issuance and forfeiture conditions (referred to as restricted stock), stock units entitling the grantee to cash payments based on the value of SunTrust common stock on the date the payment is called for under the stock unit grant, and stock appreciation rights which entitle the grantee to receive the appreciation in value of the underlying SunTrust common stock between the date of exercise and the date of grant (referred to as SARs).

Impact of Section 162(m)

Section 162(m) limits our ability to deduct for federal income tax purposes annual compensation that exceeds $1 million paid to SunTrust’s Chief Executive Officer and the three other most highly-compensated executive officers, other than the chief financial officer, at the end of each calendar year, whom we refer to as “covered employees.” However, this provision of the Internal Revenue Code allows us to deduct this compensation in certain circumstances if SunTrust’s shareholders have approved the material terms of the Plan no less frequently than every five years. Treasury Regulations under Section 162(m) specify that the material terms are (1) who is eligible to participate in the Plan, (2) the business criteria on which the performance goals will be based, and (3) the maximum award payable to any participant.

Since our shareholders last approved the material terms of the Plan on April 28, 2009, we have amended the plan to expand the list of business criteria on which the performance goals may be based. We present the material terms of the Plan as applicable to covered employees to the shareholders for re-approval at this meeting.

The Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee has the sole authority to grant options, SARs, stock units and restricted stock. The Committee must consist of at least two directors, each of whom is a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934 and each of whom must be an “outside director” for purposes of Section 162(m). The Committee has the power, authority, and sole and exclusive discretion to construe, interpret and administer the Plan, including the power and authority to make determinations relating to entitlements and to correct errors. The Committee determines the employees and directors to receive grants, the number of shares to be granted, the terms of options, SARs, restricted stock and stock unit grants, and restrictions on shares, the provisions of the respective options, stock unit, restricted stock and SAR agreements (which need not be identical) and takes such other action in the administration and operation of the Plan as the Committee deems equitable under the circumstances. The Committee may appoint agents (who may be employees) to aid in the administration of the Plan, and may delegate to such agents any powers and duties that the Committee deems appropriate.

1. Eligible Individuals

The Committee selects employees and directors to participate in the Plan. An employee means a selected employee of SunTrust or a SunTrust subsidiary whose performance is, in the judgment of the Committee, directly or indirectly material to the success of SunTrust or a SunTrust subsidiary. As of December 31, 2013, approximately 5,132 employees were eligible to participate in the Plan. Employees are eligible for the grant of options, stock units, restricted stock and SARs. Directors are eligible for the grant of options, stock units and restricted stock. We expect that approximately 11 non-employee directors will receive grants under the Plan in 2014.

52	SunTrust Banks, Inc. - 2014 Proxy Statement

Approval of the Material Terms of the SunTrust Banks Inc. 2009 Stock Plan (Item 4)

2. Business Criteria upon Which Performance Goals May Be Based

The Committee also determines the service and performance requirements, if any, related to each option, SAR, stock unit, or restricted stock award. Not later than 90 days after the beginning of each performance period the Committee will establish performance goals applicable to performance awards. Performance goals may be based on one or more business criteria, one or more of our business units or divisions, our subsidiaries or affiliates, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies on an absolute or relative basis. Performance awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee may determine, provided that, if the performance awards are intended to qualify as performance-based compensation under Section 162(m), such additional terms and conditions are also not inconsistent with Section 162(m). When determining whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” (as determined under U.S. generally accepted accounting principles) and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of SunTrust, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting SunTrust, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. To the extent that performance conditions under the Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m), such performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following criteria, subject to any objectively verifiable adjustment(s) permitted and pre-established by the Committee in accordance with Section 162(m), as determined by the Committee in its sole discretion:

Business Criteria:

•  return over capital costs,

•  total earnings,

•  consolidated earnings,

•  earnings per share,

•  net earnings,

•  earnings before interest expense, taxes, depreciation, amortization and other non-cash items,

•  earnings before interest and taxes,

•  consolidated net income,

•  the market capitalization of our stock,

•  stock price,

•  return on assets,

•  total shareholder return,

•  expenses or the reduction of expenses,

•  revenue growth,

•  efficiency ratios,

•  economic value added,

•  return on equity,

•  return on tangible equity,

•  cash return on equity,

•  cash return on tangible equity,

•  net income available to common shareholders,

•  book value per share,

•  pre-tax income or growth,

•  operating earnings per share of stock or growth (excluding one-time, non-core items),

•  cash earnings per share of Stock or growth,

•  cash operating earnings per share of stock or growth, excluding one-time, non-core items,

•  cash return on assets,

•  operating leverage,

•  net interest margin,

•  Tier 1 capital,

•  risk-adjusted net interest margin,

•  total risk-based capital ratio,

•  tangible equity and tangible assets,

•  tangible common equity and tangible assets,

•  tangible book value per share,

•  loan balances or growth,

•  deposit balances or growth,

•  low cost deposit balances or growth,

•  common equity Tier 1,

•  value at risk,

•  market value of equity,

SunTrust Banks, Inc. - 2014 Proxy Statement	53

Approval of the Material Terms of the SunTrust Banks Inc. 2009 Stock Plan (Item 4)

•  price to earnings ratio,

•  loan to deposit ratio,

•  net charge-off ratio,

•  allowance for loan losses to total loans ratio,

•  allowance to nonperforming loan ratio,

•  delinquent loans to total loans ratio,

•  leverage ratio,

•  liquidity coverage ratio,

•  dividend payout ratio,

•  credit ratings,

•  net interest income sensitivity,

•  pre-provision net revenue,

•  return on tangible common equity,

•  any financial metric required to be reported under Basel III, including but not limited to common equity Tier 1 and risk-weighted assets,

•  growth or change in any of the foregoing over a specified period of time,

•  any measure or ratio calculated using any combination of the foregoing,

•  any of the foregoing, as applied to SunTrust and its consolidated subsidiaries, to any accounting segment, line of business or function of SunTrust, or to any specified SunTrust subsidiaries, or

•  with respect to participants other than “Covered Employees” (as defined in Internal Revenue Code Section 162(m)) such other financial performance measures deemed appropriate by the Committee.

3. Limits on the Maximum Award Payable to Any Participant

The Plan continues to limit the aggregate awards to any single employee in any calendar year to (a) 300,000 shares of stock related to awards of restricted stock or stock units, and (b) 1,200,000 shares of stock related to stock options or stock appreciation rights.

Shareholder Approval Requirements

Federal income tax regulations under Section 162(m) require our shareholders to approve the material terms of the Plan at least every five years. If the shareholders approve these material terms of the Plan for participants who are expected to be covered employees, these terms may remain in effect without further shareholder approval until the Annual Meeting of Shareholders in 2019. If the material terms of the performance goals for covered employees are not approved by the shareholders, then the Plan as described in this summary may remain in full force and effect, but we may be unable to deduct for federal income tax purposes awards to covered employees. Further, the Board retains authority to develop and implement alternate means of fairly compensating executive officers, including the covered employees, whether or not the material terms of the Plan performance goals are approved.

We request that shareholders approve (1) the continued use of the current criteria to determine who participates in the Plan, (2) the business criteria on which performance goals are based, and (3) the continued use of the current maximum limit on the aggregate awards to any single employee in any calendar year of (a) 300,000 shares of stock related to awards of restricted stock or stock units, and (b) 1,200,000 shares of stock related to stock options or stock appreciation rights.

The Board of Directors recommends that shareholders vote FOR the approval of the material terms of the SunTrust Banks, Inc. 2009 Stock Plan.

54	SunTrust Banks, Inc. - 2014 Proxy Statement

Approval of the Material Terms of the SunTrust Banks, Inc. Annual Incentive Plan (Item 5)

Approval of the Material Terms of the SunTrust Banks, Inc.
Annual Incentive Plan (Item 5)

Background and Purpose

In November 1994, the Board approved, subject to shareholder approval, certain amendments to the SunTrust Banks, Inc. Management Incentive Plan. Effective January 1, 2012, we changed the name of the plan to the Annual Incentive Plan, which we refer to as the AIP. The purpose of the AIP is to reward the successful achievement of short-term business goals.

Under the AIP, we make awards that are contingent upon the achievement of specified performance goals for a one-year period, as set by the Compensation Committee of the Board, which we refer to in this section as the Committee. This one-year period is the calendar year.

Impact of Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), limits our ability to deduct for federal income tax purposes annual compensation that exceeds $1 million paid to SunTrust’s Chief Executive Officer and the three other most highly-compensated executive officers, other than the chief financial officer, at the end of each calendar year, whom we refer to as “covered employees.” However, this provision of the Internal Revenue Code (the “Code”) allows us to deduct this compensation in certain circumstances if SunTrust’s shareholders have approved the material terms of the AIP no less frequently than every five years. Treasury Regulations under Section 162(m) specify that the material terms are (1) who is eligible to participate in the AIP, (2) the business criteria on which the performance goals will be based, and (3) the maximum award payable to any participant.

Our shareholders last approved the material terms of the AIP on April 27, 2010. Since then, we have expanded the business criteria on which performance goals may be based. Accordingly, we present the material terms of the AIP as applicable to covered employees to the shareholders for re-approval at this meeting.

The Plan is administered by the Committee. The Committee must consist of at least two directors, each of whom is a “disinterested” person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and each of whom must be an “outside director” for purposes of Section 162(m). The Committee has the sole authority to designate participants, and determine awards, the performance goals, and the value of awards, and interpret the AIP. Any determination by the Committee is final and binding on all parties. The Committee may delegate any of its responsibilities, provided that such delegation would not cause an award to a covered employee to fail to qualify for a deduction under Section 162(m).

Summary Description of the Material Terms Required to be Approved

Below is a summary of the material terms of the Plan required to be approved by our shareholders under Section 162(m). This summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan which is included as Appendix B to this Proxy Statement.

1.   Eligible Individuals

Participants in the AIP must be employees of SunTrust or a subsidiary. Participants are selected by the Committee based on the employee’s contributions to the growth and profitability of SunTrust and its subsidiaries. For 2013, the participants included the Named Executive Officers and approximately 3,334 other executives and key employees.

2.   Business Criteria upon Which Performance Goals May Be Based

No later than 90 days after the beginning of each calendar year, the Committee will establish for the participants who are expected to be covered employees at year end separate performance goals which will be based on any business criteria or combination of business criteria as the Committee in its sole discretion shall select from among one or more of the following:

Business Criteria:

•  return over capital costs,

•  total earnings,

•  consolidated earnings,

•  earnings per share,

•  net earnings,

•  earnings before interest expense, taxes, depreciation, amortization and other non-cash items,

•  earnings before interest and taxes,

•  consolidated net income,

•  the market capitalization of our stock,

•  stock price,

SunTrust Banks, Inc. - 2014 Proxy Statement	55

Approval of the Material Terms of the SunTrust Banks, Inc. Annual Incentive Plan (Item 5)

•  return on assets,

•  total shareholder return,

•  expenses or the reduction of expenses,

•  revenue growth,

•  efficiency ratios,

•  economic value added,

•  return on equity,

•  return on tangible equity,

•  cash return on equity,

•  cash return on tangible equity,

•  net income available to common shareholders,

•  book value per share,

•  pre-tax income or growth,

•  operating earnings per share of stock or growth (excluding one-time, non-core items),

•  cash earnings per share of Stock or growth,

•  cash operating earnings per share of stock or growth, excluding one-time, non-core items,

•  cash return on assets,

•  operating leverage,

•  net interest margin,

•  Tier 1 capital,

•  risk-adjusted net interest margin,

•  total risk-based capital ratio,

•  tangible equity and tangible assets,

•  tangible common equity and tangible assets,

•  tangible book value per share,

•  loan balances or growth,

•  deposit balances or growth,

•  low cost deposit balances or growth,

•  common equity Tier 1,

•  value at risk,

•  market value of equity,

•  price to earnings ratio,

•  loan to deposit ratio,

•  net charge-off ratio,

•  allowance for loan losses to total loans ratio,

•  allowance to nonperforming loan ratio,

•  delinquent loans to total loans ratio,

•  leverage ratio,

•  liquidity coverage ratio,

•  dividend payout ratio,

•  credit ratings,

•  net interest income sensitivity,

•  pre-provision net revenue,

•  return on tangible common equity,

•  any financial metric required to be reported under Basel III, including but not limited to common equity Tier 1 and risk-weighted assets,

•  growth or change in any of the foregoing over a specified period of time,

•  any measure or ratio calculated using any combination of the foregoing,

•  any of the foregoing, as applied to SunTrust and its consolidated subsidiaries, to any accounting segment, line of business or function of SunTrust, or to any specified SunTrust subsidiaries, or

•  with respect to participants other than “Covered Employees” (as defined in Internal Revenue Code Section 162(m)) such other financial performance measures deemed appropriate by the Committee.

Minimum and Maximum Awards

The Committee will assign to each participant who is expected to be a covered employee certain award values, specified as percentages of the covered employee’s base wages, which will correspond to the performance goals established by the Committee. The Committee will fix a minimum performance goal for the year, and no award will be paid if the covered employee does not achieve his or her minimum performance goal. The Committee may also fix a maximum performance goal and other performance goals that fall between the minimum and maximum goals. The Committee may set the performance goals in any manner the Committee deems appropriate, including achievement on an absolute or a relative basis as compared to peer groups or indexes, and the goals may be established as multiple goals or as alternative goals.

56	SunTrust Banks, Inc. - 2014 Proxy Statement

Approval of the Material Terms of the SunTrust Banks, Inc. Annual Incentive Plan (Item 5)

If the covered employee achieves the applicable performance goal, the covered employee will be paid an award which is calculated based on the corresponding percentage of the covered employee’s base wages. Straight line interpolation will be used to calculate awards when performance falls between any two specified performance goals. For purposes of calculating awards, base wages means the base salary paid to a participant during a plan year, excluding bonuses, overtime, commissions and other extra compensation, reimbursed expenses and contributions made by SunTrust, or a SunTrust subsidiary, to an employee benefit plan maintained by SunTrust, or a SunTrust subsidiary.

In determining whether a performance goal has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of SunTrust, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any performance goal for a period as it deems equitable to recognize unusual or non-recurring events affecting SunTrust, changes in tax laws or accounting procedures and any other factors as the Committee may determine (including adjustments that would result in SunTrust’s payment of non-deductible compensation). The Committee will identify any such exclusions and adjustments which the Committee will use to determine whether a performance goal for any calendar year has been satisfied by a covered employee when the Committee sets the performance goals for the individuals who are expected to be covered employees at the end of such calendar year. The Committee may establish performance criteria for participants who are not expected to be covered employees which are based on business criteria which are different from the criteria described above. No shareholder approval is required for the business criteria on which performance goals are based for participants other than covered employees.

Notwithstanding the terms of any award, the Committee in its sole discretion may reduce the amount of an award payable to any participant for any reason, including the Committee’s judgment that the performance goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the participant, unsatisfactory performance of the participant, or the participant’s service for less than the entire plan year. Upon a “change in control” as defined in the AIP, the payment of awards will be accelerated (subject to Section 409A of the Code), and the amount of the awards will be determined by the Committee.

3.   Limits on the Maximum Award Payable to Any Participant

The maximum award payable to an AIP participant continues to be $5 million.

Shareholder Approval Requirements

Federal income tax regulations under Section 162(m) require our shareholders to approve the material terms of the AIP at least every five years. If the shareholders approve these material terms of the AIP for participants who are expected to be covered employees, these terms may remain in effect without further shareholder approval until the Annual Meeting of Shareholders in 2019. However, the Board or the Committee may amend the AIP, including the material terms of the performance goals for participants other than covered employees, without shareholder approval. If the material terms of the performance goals for covered employees are not approved by the shareholders, the AIP as described in this summary for participants who are not expected to be covered employees may remain in full force and effect, but we may be unable to deduct for federal income tax purposes awards to covered employees. Further, the Board retains authority to develop and implement alternate means of fairly compensating executive officers, including the covered employees, whether or not the material terms of the AIP performance goals are approved.

We request that shareholders approve (1) the continued use of the current criteria to determine who participates in the Plan, (2) the business criteria on which performance goals are based, and (3) the continued use of the current maximum limit for any award that may be paid to an individual of $5 million.

The Board of Directors recommends that shareholders vote FOR the approval of the material terms of the SunTrust Banks, Inc. Annual Incentive Plan.

SunTrust Banks, Inc. - 2014 Proxy Statement	57

.

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the years ended December 31, 2013 and 2012 respectively and fees billed for other services it rendered during those periods.

	(in millions)
Year Ended December 31	2013	2012
Audit Fees[1]	$8.43	$6.98
Audit Related Fees[2]	$2.12	$2.40
Tax Fees[3]	$0.36	$.38
All Other Fees[4]	$0.15	$.03
Total	$11.06	$9.80
[1]	Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements, review of periodic reports and other documents filed with the SEC, including the quarterly financial statements included in Forms 10-Q, statutory audits or financial audits of subsidiaries, and services that are normally provided in connection with statutory or regulatory filings or engagements.
[2]	Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, service organization control reports, audits of our benefit plans, audits of certain investment funds advised by SunTrust subsidiaries, and accounting consultations regarding the application of GAAP.
[3]	Tax Fees consist of the aggregate fees billed for professional services rendered by the auditor for tax compliance and return assistance (IRS, state and local), tax advice and tax planning.
[4]	All Other Fees represents costs for an annual cash management survey.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy for Pre-approval of Independent Auditor Services

The Audit Committee of the Board of Directors is required to pre-approve all audit and non-audit services provided by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the Audit Committee. The policy also includes pre-approved fee levels for specified services, and any proposed service exceeding the established fee level must be specifically approved by the Committee.

58	SunTrust Banks, Inc. - 2014 Proxy Statement

Ratification of Independent Auditor (Item 6)

Ratification of Independent Auditor (Item 6)

Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent, external auditor of our financial statements. The independent, external auditor is appointed annually. The decision of the Audit Committee is based on a review of the qualifications, independence, past performance and quality controls of the auditor. The decision also takes into account the proposed audit scope, staffing and approach, including coordination of the external auditor’s efforts with our internal audit, and the estimated audit fees for the coming year.

The Audit Committee has appointed Ernst & Young LLP as our independent auditor for the current year, which ends December 31, 2014, subject to ratification by a majority of the shares represented at the Annual Meeting. Management considers Ernst & Young LLP to be well qualified, and the Audit Committee believes that the continued retention of Ernst & Young LLP to serve as our independent, external auditor to be in the best interests of the Company and its investors. In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.

Ernst & Young LLP has been appointed continuously since 2007. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent, external audit firm. The Audit Committee is directly involved in the selection of Ernst & Young LLP lead engagement partner, and is responsible for the negotiation of audit fees payable to Ernst & Young LLP.

Representatives of Ernst & Young LLP (our independent auditor for the current year as well as for the most recently completed year) are expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

The Board of Directors recommends that the shareholders vote FOR the ratification of Ernst & Young LLP as our independent auditor.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2013 with management and with Ernst & Young LLP, the independent auditor for the year ended December 31, 2013. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The discussions with Ernst & Young LLP also included the matters required by Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence. The Audit Committee discussed the independence of Ernst & Young LLP with Ernst & Young LLP.

Based on the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP and the Audit Committee’s discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2013 be included in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of SunTrust’s Board of Directors.

Thomas R. Watjen, Chairman	Robert M. Beall, II	Kyle Prechtl Legg

William A. Linnenbringer	Donna S. Morea	Phail Wynn, Jr.

SunTrust Banks, Inc. - 2014 Proxy Statement	59

.

STOCK OWNERSHIP OF CERTAIN PERSONS

Stock Ownership of Directors, Management, and Principal Shareholders

The following table sets forth the number and the percentage of shares of our common stock that were beneficially owned as of December 31, 2013 by (i) the executive officers named in the 2013 Summary Compensation Table, (ii) all current directors and persons nominated to become directors, (iii) all current directors and executive officers as a group, and (iv) all persons known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of our common stock. Also, as of December 31, 2013, none of our directors or executive officers beneficially owned any shares of our preferred stock. Except as otherwise indicated, each director or executive officer possessed sole voting and investment power with respect to all shares set forth opposite his or her name. None of our executive officers or directors have hedged or pledged any of their shares.

Name	Common Stock	Options[1] Exercisable Within 60 Days	Total Beneficial Ownership	Percent[2] of Class	Additional[3] Ownership
Robert M. Beall	26,072		26,072	*
Mark A. Chancy[4]	66,959	601,599	668,558	*	27,657
Anil Cheriyan[5]	16,892	19,695	36,587	*	8,586
Alston D. Correll	151,004		151,004	*	32,016
Jeffrey C. Crowe	23,272		23,272	*
Thomas E. Freeman[6]	57,547	456,004	513,551	*	22,420
Aleem Gillani[7]	86,975	45,564	132,539	*	21,147
David H. Hughes[8]	80,312		80,312	*
M. Douglas Ivester	100,000		100,000	*	67,085
Kyle Prechtl Legg	19,236		19,236	*
William A. Linnenbringer	17,472		17,472	*
Donna S. Morea	9,308		9,308	*
David M. Ratcliffe	20,000		20,000	*	18,903
William H. Rogers, Jr.[9]	116,124	725,600	841,724	*	66,234
Frank P. Scruggs, Jr.	4,240		4,240	*
Thomas R. Watjen	14,872		14,872	*
Phail Wynn, Jr.	17,611		17,611	*	16,681
All Directors, Nominees, and Executive Officers as a Group (22 persons)	971,746	2,490,225	3,461,971	*	327,460
Principal Shareholders
BlackRock, Inc.[10]
40 East 52nd Street
New York, NY 10022	51,541,458		51,541,458	9.55%
State Street Corporation[10]
State Street Financial Center
One Lincoln Street
Boston, MA 02111	27,072,373		27,072,373	5.01%
*	Less than 1% of the outstanding shares of our common stock.

60	SunTrust Banks, Inc. - 2014 Proxy Statement

.

[1]  Pursuant to SEC Rule 13d-3, persons are deemed to beneficially own shares that are the subject of stock options or stock equivalents exercisable within 60 days.

[2]  Based on 537,390,423 shares of our common stock outstanding on December 31, 2013, plus an aggregate of 2,490,225 shares that are the subject of stock options exercisable within 60 days following such date or phantom stock in accordance with SEC Rule 13d-3.

[3]  Represents certain phantom stock not deemed equivalent to common stock under SEC Rule 13d-3. A number of our directors and executive officers participate in plans that are accounted for using phantom shares of SunTrust common stock. They have either received awards or deferred the receipt of fees or salary payable to them, with their ultimate payout determined as if such awards or deferred pay had been invested in shares of SunTrust common stock. Amounts reported include phantom shares credited under the SunTrust Deferred Compensation Plan, the SunTrust Directors Deferred Compensation Plan, and restricted stock units granted under the SunTrust 2004 Stock Plan and the SunTrust 2009 Stock Plan.

[4]  Includes 1,273 shares held for the benefit of Mr. Chancy under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $9.06 to $85.06.

[5]  Includes stock options with exercise prices ranging from $23.68 to $27.41.

[6]  Includes 630 shares held for the benefit of Mr. Freeman under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $9.06 to $85.06.

[7]  Includes 2,300 shares held in custodial accounts for a family member, for which Mr. Gillani disclaims beneficial ownership, and 3,500 shares in a trust for the benefit of Mr. Gillani’s family members. Also includes 6,885 shares held for the benefit of Mr. Gillani under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $21.67 to $32.27.

[8]  Includes 16,799 shares owned by Mr. Hughes’ spouse, who has sole voting and investment power over such shares, and 800 shares owned by trusts, over which he has shared voting power. Mr. Hughes disclaims beneficial ownership of the shares owned by his spouse and by such trusts.

[9]  Includes 7,818 shares held for the benefit of Mr. Rogers under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $9.06 to $85.06.

[10] Based solely upon our review of a Schedule 13G filed by the shareholder which provides information as of December 31, 2013.

Attending the Meeting and Other Matters

Only persons who can demonstrate that they were shareholders of record on the record date (February 12, 2014) or their proxies are entitled to attend the Annual Meeting. Similarly, only such shareholders or their proxies will be entitled to vote at or ask questions at the Annual Meeting. If your shares are held in a brokerage account or by another nominee, you must obtain and bring to the Annual Meeting a proxy or other evidence of ownership from your broker or nominee giving you the right to vote such shares if you wish to ask a question. If you are a shareholder of record and received your proxy materials (or notice of internet availability of proxy materials) by mail, your admission ticket is attached to your proxy card (or notice of internet availability of proxy materials). If you received your proxy materials by e-mail and voted your shares electronically via the Internet, you can print an admission ticket after you have voted by clicking on the link provided. If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee for admission to the meeting. You also may bring your brokerage statement reflecting your ownership of Common Stock as of February 12, 2014 with you to the meeting. Large bags, cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting, and individuals not complying with this request are subject to dismissal from the Annual Meeting. In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time, date or location, we will make an announcement, issue a press release or post information at www.SunTrust.com to notify shareholders as appropriate. If any other item or proposal may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC or incident to the conduct of the meeting, then the proxies will be voted in accordance with the discretion of the proxy holders.

Householding

As permitted by applicable law, we may deliver only one copy of this Proxy Statement, our annual report, or our notice of internet availability of proxy materials to shareholders residing at the same address unless the shareholders have notified us of their desire to receive multiple copies of the Proxy Statement. This is known as “householding.” We do this to reduce costs and preserve resources. Upon oral or written request, we will promptly deliver a separate copy of this Proxy Statement, our annual report, or our notice of internet availability of proxy materials to any shareholder residing at an address to which only one copy was mailed. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. Shareholders of record residing at the same address that receive multiple copies of the Proxy Statement may contact our transfer agent, Computershare, to request that only a single copy of the Proxy Statement be mailed in the future. Contact Computershare by phone at (866) 299-4214 or by mail at 250 Royall Street, Canton, MA 02021. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares. Beneficial owners should contact their broker or bank.

SunTrust Banks, Inc. - 2014 Proxy Statement	61

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

(as proposed to be Amended and Restated as of April 22, 2014)

SECTION 1. BACKGROUND AND PURPOSE. The name of this Plan is the SunTrust Banks, Inc. 2009 Stock Plan. The purpose of this Plan is to promote the interests of SunTrust and its Subsidiaries through grants to Employees and Directors of Options, Stock Appreciation Rights, Restricted Stock and Stock Units in order (1) to attract and retain Employees and Directors, (2) to provide an additional incentive to each Employee and Director to work to increase the value of Stock and (3) to provide each Employee and Director with a stake in the future of SunTrust which corresponds to the stake of each of SunTrust’s shareholders.

SECTION 2. DEFINITIONS. Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

2.1. Board – means the Board of Directors of SunTrust.

2.2. Change in Control – means a change in control of SunTrust of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of SunTrust or any successor of SunTrust; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) there is a consummation of any reorganization, merger, consolidation or share exchange as a result of which the common stock of SunTrust shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of SunTrust) or any dissolution or liquidation of SunTrust or any sale or the disposition of 50% or more of the assets or business of SunTrust; or (iv) there is a consummation of any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of SunTrust immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 2.2(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of SunTrust common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 2.2(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 2.2(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of SunTrust by the persons described in Section 2.2(iv)(A) immediately before the consummation of such transaction.

2.3. Code – means the Internal Revenue Code of 1986, as amended.

2.4. Committee – means a Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and each of whom shall be (or be treated as) an “outside director” for purposes of Code Section 162(m).

2.5. Director – means a member of the Board who is not an employee of SunTrust or any Subsidiary or Parent Corporation.

2.6. Employee – means a select employee of SunTrust or any Subsidiary whose performance is, in the judgment of the Committee acting in its absolute discretion, directly or indirectly material to the success of SunTrust or such Subsidiary.

2.7. Exchange Act – means the Securities Exchange Act of 1934, as amended.

2.8. Fair Market Value – means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with Section 2.8(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price, (3) the price which the Committee

A-1	SunTrust Banks, Inc. - 2014 Proxy Statement

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. If the closing price for a share of Stock is misquoted or omitted by the applicable publication, the Committee shall directly solicit the information from officials of the stock exchange or from other informed independent market sources.

2.9. ISO – means an Option granted under Section 7 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option is intended to satisfy the requirements for an incentive stock option under Code Section 422.

2.10. NQO – means an Option granted under Section 7 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option shall not be treated as an incentive stock option under Code Section 422.

2.11. Option – means an ISO or a NQO.

2.12. Option Agreement – means the written agreement or instrument which sets forth the terms of an Option granted to an Employee or Director under this Plan.

2.13. Option Price – means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.14. Parent Corporation – means any corporation which is a parent corporation (within the meaning of Code Section 424(e)) of SunTrust.

2.15. Plan – means this SunTrust Banks, Inc. 2009 Stock Plan, as amended from time to time.

2.16. Performance Period – means the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of Restricted Stock or Stock Units has been earned.

2.17. Predecessor Plan – means the SunTrust Banks, Inc. 2004 Stock Plan as in effect on the Effective Date of this Plan and as thereafter amended.

2.18. Restricted Stock – means Stock granted to an Employee or Director pursuant to Section 8 of this Plan.

2.19. Rule 16b-3 – means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.

2.20. Stock – means the One Dollar ($1.00) par value common stock of SunTrust.

2.21. Stock Agreement – means the written agreement or instrument which sets forth the terms of a Restricted Stock grant or Stock Unit grant to an Employee or Director under this Plan.

2.22. Stock Appreciation Right or SAR – means a right which is granted pursuant to the terms of Section 7 of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

2.23. SAR Agreement – means the written agreement or instrument which sets forth the terms of a SAR granted to an Employee under this Plan.

2.24. SAR Share Value – means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

2.25. Stock Unit – means a contractual right granted to an Employee or Director pursuant to Section 8 to receive a cash payment based on the Fair Market Value of the number of shares of Stock described in such grant.

2.26. Subsidiary – means any corporation which is a subsidiary corporation (within the meaning of Code Section 424(f)) of SunTrust except a corporation which has subsidiary corporation status under Code Section 424(f) exclusively as a result of SunTrust or a SunTrust subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

2.27. SunTrust – means SunTrust Banks, Inc., a Georgia corporation, and any successor to such corporation.

SECTION 3. SHARES RESERVED UNDER PLAN.

3.1. Shares. There shall (subject to Section 11) be reserved for issuance under this Plan (a) 21,301,123 shares of Stock plus (b) the number of shares of Stock subject to grants under the Predecessor Plan which are outstanding on the Effective Date of this Plan and which are forfeited or expire on or after such Effective Date in accordance with the terms of such grants; provided, however, only the shares of Stock described in Section 3.1(a) shall be issued in connection with the exercise of ISOs and nothing in this Plan shall affect any grants under the Predecessor Plan which are outstanding on the Effective Date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such Effective Date in accordance with the terms of such grants.

3.2. Share Counting. The shares of Stock described in Section 3.1 shall be reserved to the extent that SunTrust deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by SunTrust. Furthermore, any shares of Stock issued pursuant to a Restricted Stock grant which are forfeited thereafter shall again become available for issuance under this Plan, but (a) any shares of Stock used to satisfy a withholding obligation under Section 14.4 shall not again become available under Section 3.1 for issuance under this Plan, (b) any shares of Stock which are tendered to SunTrust to pay the Option Price of an Option or which are tendered to SunTrust in satisfaction of any condition to a grant of Restricted Stock

SunTrust Banks, Inc. - 2014 Proxy Statement	A-2

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

shall not become available under Section 3.1 for issuance under this Plan and (c) the gross number of shares of Stock covered by a SAR, to the extent it is exercised, shall not again become available under Section 3.1 for issuance under this Plan, regardless of the number of shares used to settle the SAR upon exercise; provided, however, if a SAR is forfeited, the related shares of Stock shall again become available for issuance under this Plan.

3.3. Use of Proceeds. The proceeds which SunTrust receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of SunTrust.

3.4. Predecessor Plan. No grants shall be made under the Predecessor Plan on or after the date this Plan becomes effective.

SECTION 4. EFFECTIVE DATE. This Plan was initially approved by the shareholders of SunTrust on April 28, 2009 (the “Effective Date”). The Plan was amended and restated as of January 1, 2011 and was approved by shareholder of SunTrust on April 26, 2011. This further amendment and restatement of the Plan shall become effective on the date the shareholders of SunTrust (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

SECTION 5. PLAN ADMINISTRATION.

5.1. Authority of Committee. The Plan shall be administered by the Committee. Except as limited by law, or by the Articles of Incorporation or Bylaws of SunTrust, and subject to the provisions of this Plan (including Sections 11, 12, 13 and 14), the Committee shall have full power, authority, and sole and exclusive discretion to construe, interpret and administer this Plan, including without limitation, the power and authority to make determinations relating to Plan grants and correct mistakes in Option, SAR or Stock Agreements, and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In addition, the Committee shall have full and exclusive power to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of SunTrust and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients and establishing all award terms and conditions.

5.2. Amendment of Awards. The Committee, in its sole discretion, may amend any outstanding Option, SAR, Restricted Stock, or Stock Unit grant at any time in any manner not inconsistent with the terms of the Plan, provided that no outstanding, vested award may be amended without the grantee’s consent if the amendment would have a materially adverse effect on the grantee’s rights under the award. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend an award if it determines such amendment is necessary or advisable for SunTrust to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard.

5.2.1. Recoupment of Amounts Paid or Awarded Based Upon Misstated Financials or Other Performance Metric. During any year in which any obligation arising from financial assistance received under TARP is outstanding within the meaning of Treasury Regulations 31 CFR Part 30, “TARP Standards for Compensation and Corporate Governance,” SunTrust shall not pay or allow to vest, or if paid or vested shall recover from, any person who during the year of payment is determined by the Committee to be a “senior executive officer” of SunTrust or among the next twenty (20) most “highly-compensated” employees of SunTrust, any bonus payment made to such individual if the bonus payment was based on a materially inaccurate financial statement (which shall include but shall not be not limited to statements of earnings, revenues, or gains) or any other materially inaccurate performance metric or criteria. The Committee shall base its determination as to whether a financial statement or performance metric criteria is materially inaccurate on all the facts and circumstances, but a financial statement or performance metric criteria shall be deemed to be materially inaccurate with respect to any employee who knowingly engaged in providing inaccurate information (including knowingly failing to timely correct inaccurate information) relating to those financial statements or performance metrics. SunTrust shall exercise its rights under this Section to recover such awards except to the extent that it is unreasonable to do so. Each participant to whom an award is paid (i) during any year in which any obligation arising from financial assistance received under TARP is outstanding, (ii) who is determined by the Committee to be a “senior executive officer” of SunTrust or among the next twenty (20) most “highly-compensated” employees of the Company for such year, and (iii) such award or payment is made to such individuals based on materially inaccurate financial statement (which shall includes but not be not limited to statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria, agrees to promptly repay such award or payment to the Company promptly upon request by SunTrust. Each such participant hereby expressly authorizes SunTrust to deduct such amounts from any other amount SunTrust may owe to such individual. For the purpose of this section, a bonus payment shall be deemed to be made to an individual when the individual obtains a legally binding right to that payment.

5.3. Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to one or more executive officers of SunTrust,

A-3	SunTrust Banks, Inc. - 2014 Proxy Statement

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

including without limitation the authority to approve grants to Employees other than any of SunTrust’s executive officers. To the extent that the Committee delegates its authority to make grants as provided by this Section 5.3, all references in the Plan to the Committee’s authority to make grants and determinations with respect thereto shall be deemed to include the Committee’s delegate(s). Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

5.4. Decisions Binding. In making any determination or in taking or not taking any action under the Plan, the Committee or its delegate(s) may obtain and may rely on the advice of experts, including employees of and professional advisors to SunTrust. Any action taken by, or inaction of, the Committee or its delegate(s) relating to or pursuant to the Plan shall be within the absolute discretion of the Committee or its delegate. Such action or inaction of the Committee or its delegate(s) shall be conclusive and binding on SunTrust, on each affected Employee and Director and on each other person directly or indirectly affected by such action.

SECTION 6. ELIGIBILITY. Employees shall be eligible for the grant of Options, SARs, Restricted Stock and Stock Units under this Plan. Directors shall be eligible for the grant of Options, Restricted Stock and Stock Units under this Plan.

SECTION 7. OPTIONS AND SARs.

7.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to Employees and Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant, including performance-based vesting conditions, as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. All Options granted to Directors shall be NQOs. If the exercise of an Option is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least 1 year and, if the exercise of an Option is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least 3 years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of SunTrust.

7.2. ISO Rules. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any ISO under Code Section 422. The aggregate Fair Market Value of ISOs granted to an Employee under this Plan and incentive stock options granted to such Employee under any other stock option plan adopted by SunTrust, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with Code Section 422(d).

7.3. Share Limitation. An Employee may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than 1,200,000 shares of Stock.

7.4. Option Price, Exercise Period and No Dividend Equivalents.

(a) Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option. Except in accordance with the provisions of Section 11 of this Plan, the Committee shall not, absent the approval of SunTrust’s shareholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the Option Price of any outstanding Option or to make a tender offer for any Option if the Option Price for such Option on the effective date of such tender offer exceeds the Fair Market Value of a share of Stock subject to such Option.

(b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the employment of an Employee or the status of an individual as a Director has terminated for any reason whatsoever, including death or disability.

(c) No Dividend Equivalents. In no event shall any Option or Option Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

7.5. Method of Exercise.

(a) Committee Rules. An Option may be exercised as provided in this Section 7.5 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

(b) Notice and Payment. An Option shall be exercised by delivering to the Committee or its delegate during the period in which such Option is exercisable, (1) written notice of exercise in a form acceptable to the Committee indicating the specific

SunTrust Banks, Inc. - 2014 Proxy Statement	A-4

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

number of shares of Stock subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

(1) in cash, electronic funds transfer or a check acceptable to the Committee;

(2) in Stock which has been held by the Employee or Director for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment

(3) through a broker-facilitated cashless exercise procedure acceptable to the Committee; or

(4) in any combination of the methods described in this Section 7.5(b) which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee (or to its delegate) or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the Option is exercised.

(c) Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

7.6. Nontransferability. Except to the extent the Committee deems permissible and consistent with the best interests of SunTrust, neither an Option granted under this Plan nor any related surrender rights nor any SAR shall be transferable by an Employee or a Director other than by will or by the laws of descent and distribution, and any grant by the Committee of a request by an Employee or a Director for any transfer (other than a transfer by will or by the laws of descent and distribution) of an NQO or SAR shall be conditioned on the transfer not being made for value or consideration. Any such Option grant and surrender rights under this Plan and any SAR granted under this Plan shall be exercisable during an Employee’s or a Director’s lifetime, as the case may be, only by (subject to the first sentence in this Section 7.6) the Employee or the Director, provided that in the event an Employee or a Director is incapacitated and unable to exercise such Employee’s or Director’s Option or SAR, such Employee’s or Director’s legal guardian or legal representative whom the Committee (or its delegate) deems appropriate based on all applicable facts and circumstances presented to the Committee (or its delegate) may exercise such Employee’s or such Director’s Option or SAR, in accordance with the provisions of this Plan and the applicable Option Agreement or SAR Agreement. The person or persons to whom an Option or a SAR is transferred by will or by the laws of descent and distribution (or pursuant to the first sentence of this Section 7.6) thereafter shall be treated as the Employee or the Director under this Plan.

7.7. SARs and Surrender Rights.

(a) SARs and SAR Share Value.

(1) The Committee acting in its absolute discretion may grant an Employee a SAR which will give the Employee the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value; provided, however, in no event shall the SAR Share Value be less than the Fair Market Value of a share of Stock on the date such SAR is granted. The Committee shall have the right to make any such grant subject to such additional terms, including performance-based vesting provisions, as the Committee deems appropriate and such terms shall be set forth in the related SAR Agreement.

(2) Each SAR granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related SAR Agreement, but no SAR Agreement shall make a SAR exercisable before the date such SAR is granted or on or after the date which is the tenth anniversary of the date such SAR is granted. In the discretion of the Committee, a SAR Agreement may provide for the exercise of a SAR after the employment of an Employee has terminated for any reason whatsoever, including death or disability.

(3) Except in accordance with the provisions of Section 11 of this Plan, the Committee shall not, absent the approval of SunTrust’s shareholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the SAR Share Value of any outstanding SAR or to make a tender offer for any SAR if the SAR Share Value for such SAR on the effective date of such tender offer exceeds the Fair Market Value of a share of Stock subject to such SAR.

(4) If the exercise of a SAR is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least 1 year and, if the exercise of a SAR is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least 3 years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of SunTrust.

(b) Option Surrender Rights. The Committee acting in its absolute discretion also may incorporate a provision in an Option Agreement to give an Employee the right to surrender his or her Option in whole or in part in lieu of the exercise (in whole or in part) of that Option on any date that

(1) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

A-5	SunTrust Banks, Inc. - 2014 Proxy Statement

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

(2) the Option to purchase such Stock is otherwise exercisable.

(c) Procedure. The exercise of a SAR or a surrender right in an Option shall be effected by the delivery of the related SAR Agreement or Option Agreement to the Committee (or to its delegate) together with a statement signed by the Employee which specifies the number of shares of Stock as to which the Employee, as appropriate, exercises his or her SAR or exercises his or her right to surrender his or her Option and (at the Employee’s option) how he or she desires payment to be made with respect to such shares.

(d) Payment. An Employee who exercises his or her SAR or right to surrender his or her Option shall (to the extent consistent with an exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to (i) the number of shares of Stock with respect to which, as applicable, the SAR or the surrender right is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to the SAR or the Option Price for a share of Stock subject to an Option. The Committee acting in its absolute discretion shall determine the form of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Employee and delivered to the Committee (or to its delegate) and (2) to forfeit an Employee’s right to payment of cash in lieu of a fractional share of Stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this Section 7.7 to come within an exemption under Rule 16b-3. Any cash payment under this Section 7.7 shall be made from SunTrust’s general assets, and an Employee shall be no more than a general and unsecured creditor of SunTrust with respect to such payment.

(e) Restrictions. Each SAR Agreement and each Option Agreement which incorporates a provision to allow an Employee to surrender his or her Option shall incorporate such additional restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

(f) No Dividend Equivalents. In no event shall any SAR or SAR Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

SECTION 8. RESTRICTED STOCK AND STOCK UNITS.

8.1. Committee Action.

(a) General. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock and Stock Units to Employees and Directors under this Plan from time to time.

(b) Limitations. No Restricted Stock grant, or Stock Unit grant, or one or more Restricted Stock and Stock Unit grants in any combination may be made to an Employee in any calendar year with respect to more than 300,000 shares of Stock. Each Restricted Stock grant and each Stock Unit grant shall be evidenced by a Stock Agreement, and each Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Employee’s or Director’s interest in the related Stock or cash payment will be forfeited; provided, if the vesting of a Restricted Stock grant or Stock Unit grant is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least 1 year and, if the vesting of a Restricted Stock grant or a Stock Unit grant is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least 3 years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of SunTrust.

8.2. Conditions.

(a) Issuance Conditions for Restricted Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock to an Employee or Director subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition (which may or may not include performance criteria described in Section 8.2(c)) which the Committee deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such condition and the deadline for satisfying each such condition.

(b) Forfeiture Conditions for Restricted Stock and Stock Units. The Committee may make Restricted Stock issued to an Employee or Director or the cash otherwise payable under any Stock Unit grant subject to one, or more than one, objective employment, performance or other forfeiture condition (which may or may not include any performance goals described in Section 8.2(c)) which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such forfeiture condition and the deadline for satisfying each such forfeiture condition. An Employee’s or Director’s nonforfeitable interest in the shares of Stock issued pursuant to a Restricted Stock grant or the cash payment due under any Stock Unit grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock issued pursuant to a Restricted Stock grant shall again become available under Section 3 if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. When a Stock certificate is issued for shares of Restricted Stock, such certificate shall be issued subject to (i) the conditions, if any, described in this Section 8.2(b) and Section 8.2(c) to, or for the benefit of, the Employee or Director and (ii) a stock power in favor of SunTrust in order for SunTrust to effect any forfeitures of such Restricted Stock called for under this Section 8.2(b).

SunTrust Banks, Inc. - 2014 Proxy Statement	A-6

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

(c) Performance Goals.

(1) If, at the time of grant, the Committee intends a Restricted Stock or Stock Unit grant to qualify as “other performance based compensation” within the meaning of Code Section 162(m)(4), the Committee must establish performance goals for the applicable Performance Period no later than 90 days after the Performance Period begins (or by such other date as may be required under Code Section 162(m)). Such performance goals must be based on one or more of the criteria described in this Section 8.2(c).

(2) A performance goal is described in this Section 8.2(c) if such goal relates to (i) return over capital costs, (ii) total earnings, (iii) consolidated earnings, (iv) earnings per share, (v) net earnings, (vi) earnings before interest expense, taxes, depreciation, amortization and other non-cash items, (vii) earnings before interest and taxes, (viii) consolidated net income, (ix) the market capitalization of SunTrust Stock, (x) Stock price, (xi) return on assets, (xii) total shareholder return, (xiii) expenses or the reduction of expenses, (xiv) revenue growth, (xv) efficiency ratios, (xvi) economic value added, (xvii) return on equity, (xviii) return on tangible equity, (xix) cash return on equity, (xx) cash return on tangible equity, (xxi) net income available to common shareholders, (xxii book value per share, (xxiii) pre-tax income or growth, (xxiv) operating earnings per share of Stock or growth (excluding one-time, non-core items), (xxv) cash earnings per share of Stock or growth, (xxvi) cash operating earnings per share of Stock or growth excluding one-time, non-core items), (xxvii) cash return on assets, (xxviii) operating leverage, (xxix) net interest margin, (xxx) Tier 1 capital, (xxxi) risk-adjusted net interest margin, (xxxii) total risk-based capital ratio, (xxxiii) tangible equity and tangible assets, (xxxiv) tangible common equity and tangible assets, (xxxvi) tangible book value per share, (xxxvi) loan balances or growth, (xxxvii) deposit balances or growth, (xxxviii) low cost deposit balances or growth, (xxxix) common equity Tier 1, (xl) value at risk, (xli) market value of equity, (xlii) price to earnings ratio (xliii) loan to deposit ratio, (xliv) net charge-off ratio, (xlv) allowance for loan losses to total loans ratio, (xlvi) allowance to nonperforming loan ratio, (xlvii) delinquent loans to total loans ratio, (xlviii) leverage ratio, (xlix) liquidity coverage ratio, (l) dividend payout ratio, (li) credit ratings, (lii) net interest income sensitivity, (liii) pre-provision net revenue, (liv) return on tangible common equity, (lv) any financial metric required to be reported under Basel III, including but not limited to common equity Tier 1 and risk-weighted assets, (lvi) growth or change in any of the foregoing over a specified period of time, (lvii) any measure or ratio calculated using any combination of the foregoing, (lviii) any of the foregoing, as applied to SunTrust and its consolidated subsidiaries, to any accounting segment, line of business or function of SunTrust, or to any specified SunTrust subsidiaries, or (lix) with respect to participants other than “Covered Employees” (as defined in Internal Revenue Code Section 162(m)) such other financial performance measures deemed appropriate by the Committee. A performance goal described in this Section 8.2(c)(2) may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes.

(3) When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of SunTrust, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting SunTrust, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(4) If the Committee determines that a performance goal has been satisfied and the satisfaction of such goal was intended to meet the requirements of Code Section 162(m), the Committee shall certify that the goal has been satisfied in accordance with the requirements set forth under such Code Section.

8.3. Dividends and Voting Rights.

(a) Cash Dividends. Each Stock Agreement which evidences a Restricted Stock grant shall state whether the Employee or Director shall have a right to receive any cash dividends which are paid after any shares of Restricted Stock are issued to him or to her and before the first day that the Employee’s or Director’s interest in such Stock is forfeited completely or becomes completely nonforfeitable. If such a Stock Agreement provides that an Employee or Director has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Employee or Director will be eligible to receive one, or more than one, payment in the future to compensate the Employee or Director for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If such a Stock Agreement calls for any such payments to be made, SunTrust shall make such payments from SunTrust’s general assets, and the Employee or Director shall be no more than a general and unsecured creditor of SunTrust with respect to such payments. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a cash dividend is paid on the shares of Stock described in a Stock Unit grant, such cash dividend shall be treated as reinvested in shares of Stock and shall increase the number of shares of Stock described in such Stock Unit grant.

(b) Stock Dividends. If a Stock dividend is declared on a share of Restricted Stock, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and an Employee’s or Director’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was

A-7	SunTrust Banks, Inc. - 2014 Proxy Statement

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

paid is forfeited or becomes nonforfeitable. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a Stock dividend is declared on any shares of Stock described in a Stock Unit grant, such dividend shall increase the number of shares of Stock described in such Stock Unit grant.

(c) Non-cash and Non-Stock Dividends. If a dividend is paid on a share of Restricted Stock or on a share of Stock described in a Stock Unit grant other than in cash or Stock, the disposition of such dividend with respect to such Restricted Stock grant and the treatment of such dividend with respect to such Stock Unit grant shall be effected in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d) No Dividends Paid on Unearned Performance Stock. Notwithstanding anything herein to the contrary, in no event shall a Stock Agreement which evidences a grant of Restricted Stock or Stock Units subject to performance criteria provide for payment before the date such grant becomes nonforfeitable of any dividends or dividend equivalents prior to such date.

(e) Voting Rights. An Employee or Director shall have the right to vote shares of Restricted Stock which have been issued pursuant to Section 8.2(b) before his or her interest in such Stock has been forfeited or has become nonforfeitable.

(f) Nontransferability. No Restricted Stock grant and no shares issued pursuant to a Restricted Stock grant shall be transferable by an Employee or a Director other than by will or by the laws of descent and distribution before an Employee’s or Director’s interest in such shares have become completely nonforfeitable, and no interests in a Stock Unit grant shall be transferable other than by will or the laws of descent and distribution except as otherwise provided in the related Stock Agreement.

(g) Creditor Status. An Employee or a Director to whom a Stock Unit is granted shall be no more than a general and unsecured creditor of SunTrust with respect to any cash payment due under such grant.

8.4. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as an Employee’s or Director’s interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8.2(b) or Section 8.3 and shall be transferred to the Employee or Director.

SECTION 9. SECURITIES REGISTRATION. Each Option Agreement, SAR Agreement and Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Stock Agreement for Restricted Stock, the Employee or Director shall, if so requested by SunTrust, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by SunTrust, shall deliver to SunTrust a written statement satisfactory to SunTrust to that effect. As for Stock issued pursuant to this Plan, SunTrust at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee or Director under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee or Director; however, SunTrust shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee or Director.

SECTION 10. LIFE OF PLAN. No Option or SAR or Restricted Stock or Stock Unit shall be granted under this Plan on or after the earlier of:

(1) the tenth anniversary of the date the Board adopts this Plan, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) and SARs have been exercised in full or no longer are exercisable and all Restricted Stock and Stock Unit grants under this Plan have been forfeited or the forfeiture conditions on the related Stock or cash payments have been satisfied in full, or

(2) the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of all Options (and any related surrender rights) and all SARs granted under this Plan and the satisfaction of the forfeiture conditions on Restricted Stock been issued or no longer is available for use under this Plan and all cash payments due under any Stock Unit grants have been paid or forfeited, in which event this Plan also shall terminate on such date.

SECTION 11. ADJUSTMENT.

11.1. Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan, the grant limitations described in Section 7.3 and Section 8.1 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or SARs granted under this Plan and the Option Price of such Options and the SAR Share Value of such SARs as well as the number, kind or class of shares of Stock subject to Restricted Stock grants and the number, kind or class of shares of Stock described in Stock Unit grants under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of SunTrust, including, but not limited to, such changes as Stock dividends or Stock splits.

11.2. Mergers. The Board as part of any corporate transaction described in Code Section 424(a) shall adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock

SunTrust Banks, Inc. - 2014 Proxy Statement	A-8

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

reserved under Section 3 of this Plan and the grant limitations described in Section 7.3 and Section 8.1 of this Plan. Furthermore, the Board as part of any corporate transaction described in Code Section 424(a) shall adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock and Stock Unit grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and SAR grants previously made under this Plan and the related Option Price and SAR Share Value for each such Option and SAR, and, further, shall (in any manner which the Board in its discretion deems consistent with Code Section 424(a) and without regard to the grant limitations described in Section 7.3 or Section 8.1 of this Plan) make Restricted Stock, Stock Unit, Option and SAR grants to effect the assumption of, or the substitution for, restricted stock, stock unit, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, stock unit, option or stock appreciation rights grants.

11.3. General. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, SAR grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 11 by the Board shall be conclusive and binding on all affected persons and shall be made in a manner consistent with the requirements of Code Section 409A in order for any Option, SAR and Restricted Stock grants to remain exempt from the requirements of Code Section 409A.

SECTION 12. CHANGE IN CONTROL. Upon or in anticipation of a Change in Control, if the Board determines that no adequate provision has been made as part of such Change in Control for either the assumption of the Options, SARs, Restricted Stock and Stock Unit grants outstanding under this Plan or for the granting of comparable, substitute stock options, stock appreciation rights and restricted stock and stock unit grants, the Board may, in its sole and absolute discretion without the need for the consent of any Employee or Director (in his or her individual capacity as a grantee), take one or more of the following actions contingent upon the occurrence of such Change in Control: (1) each outstanding Option and SAR at the direction and discretion of the Board (a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be canceled unilaterally by SunTrust in exchange for the number of whole shares of Stock (and cash in lieu of a fractional share), if any, which each Employee and each Director would have received if on the date set by the Board he or she had exercised his or her SAR in full or if each Employee’s and each Director’s Option included a right to surrender his or her outstanding Option in full under Section 7.7 of this Plan and such Option had been surrendered in full or (b) may be canceled unilaterally by SunTrust if the Option Price or SAR Share Value equals or exceeds the Fair Market Value of a share of Stock on such date and (2) the conditions, if any, for the issuance of Restricted Stock and the conditions, if any, for making nonforfeitable all outstanding Restricted Stock grants and all Stock Unit grants may be deemed completely satisfied on the date set by the Board. Notwithstanding the foregoing provisions of this Section 12, in connection with the payment of any amount subject to Code Section 409A, this Section 12 shall have no effect on the payment date of such amount.

SECTION 13. AMENDMENT OR TERMINATION. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of SunTrust, no amendment or modification to the Plan may materially modify the Plan in any way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including without limitation, the rules of the New York Stock Exchange. No amendment, modification, suspension or termination of the Plan shall have a materially adverse effect on any Option, SAR, Restricted Stock or Stock Unit vested and outstanding on the date of such amendment, modification, suspension or termination, without the consent of the affected grantee. Notwithstanding the foregoing, no Employee or Director consent shall be needed for an amendment, modification, or termination of the Plan if the Committee determines such amendment, modification, or termination is necessary or advisable for SunTrust to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard. Suspension or termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it with respect to Options, SARs or surrender rights, Restricted Stock or Stock Units granted under this Plan prior to the date of such suspension or termination.

SECTION 14. MISCELLANEOUS.

14.1. Shareholder Rights. No Employee or Director shall have any rights as a shareholder of SunTrust as a result of the grant of an Option or a SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of the Stock subject to such Option to such Employee or Director. Subject to Section 8.4 and except as provided in Section 8.3(e), an Employee’s or Director’s rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the related Stock Agreement.

14.2. No Contract of Employment or Director Status. The grant of an Option, SAR, Restricted Stock or Stock Unit to an

A-9	SunTrust Banks, Inc. - 2014 Proxy Statement

Appendix A—SunTrust Banks, Inc. 2009 Stock Plan

Employee or a Director under this Plan shall not constitute a contract of employment or an agreement to continue his or her status as an Employee or a Director and shall not confer on an Employee or Director any rights in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option, the SAR Agreement which evidences his or her SAR or the Stock Agreement related to his or her Restricted Stock or Stock Unit grant.

14.3. Share Retention Guidelines. Shares of Stock acquired by an Employee or Director under this Plan upon the exercise of an Option (or related surrender rights) or SAR or upon a grant of Restricted Stock becoming nonforfeitable may be subject to share retention guidelines established by SunTrust.

14.4. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock or Stock Unit grant shall constitute an Employee’s or Director’s full and complete consent to whatever action the Committee deems necessary to satisfy the minimum federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise or such Restricted Stock or Stock Unit grant or vesting. The Committee also shall have the right to provide in an Option Agreement, SAR Agreement or Stock Agreement (other than an agreement evidencing a Stock Unit or other award under the Plan which is subject to Code Section 409A) that an Employee or Director may elect to satisfy minimum federal and state tax withholding requirements, if any, through a reduction in the number of shares of Stock actually transferred, or the cash payments to be made, to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

14.5. Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan is intended to comply with such Code Section 409A and official guidance issued thereunder. Notwithstanding anything herein to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention.

14.6. Requirements of Law. The granting of Options, SARs, Restricted Stock and Stock Units and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.7. Securities Law Compliance. With respect to Employees and Directors defined as “insiders” under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.8. Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by SunTrust against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with SunTrust’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that SunTrust is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under SunTrust’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

14.9. Headings and Captions. The headings and captions here are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

14.10. Governing Law. This Plan shall be construed under the laws of the State of Georgia (excluding its choice-of-law rules) to the extent not superseded by federal law.

14.11. Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.12. Conflicts. In the event of a conflict between the terms of this Plan and any Option Agreement, Stock Agreement or SAR Agreement, the terms of the Plan shall prevail.

14.13. Successors. All obligations of SunTrust under the Plan with respect to Options, SARs, Restricted Stock and Stock Units granted hereunder shall be binding on any successor to SunTrust, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of SunTrust.

14.14. Deferral of Awards. The Committee may, in a Stock Agreement or otherwise, establish procedures for the deferral of Stock or cash deliverable upon settlement, vesting or other events with respect to Restricted Stock or Stock Units. Notwithstanding anything herein to the contrary, in no event will any deferral of Stock or any other payment with respect to any award granted under the Plan be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Code Section 409A.

SunTrust Banks, Inc. - 2014 Proxy Statement	A-10

Appendix B—SunTrust Banks, Inc. Annual Incentive Plan
Appendix B—SunTrust Banks, Inc. Annual Incentive Plan

Amended and Restated January 1, 2014

Section 1. Name and Purpose. The name of this Plan is the SunTrust Banks, Inc. Annual Incentive Plan. The purpose of the Plan is to promote the interests of the Corporation and its stockholders through the granting of Awards to select employees of the Corporation and its Subsidiaries in order to motivate and retain superior employees who contribute in a significant manner to the actual financial performance of the Corporation as measured against pre-established financial and other goals.

Section 2. Plan History, Term and Amendment. The Plan was established as the Management Incentive Plan (MIP) and was originally approved by the Corporation’s shareholders in 1995. The MIP was amended and reapproved by the Corporation’s shareholders in 2000, 2005 and 2010. Effective January 1, 2012, the MIP was amended to change the name to the Annual Incentive Plan (AIP) and to add “clawback” provisions permitting the Corporation to recover certain amounts previously awarded or paid under the Plan. The AIP is hereby amended and restated to revise the material terms of the performance goals subject to approval by the Corporation’s shareholders. at the annual meeting of shareholders in 2014. The Plan shall continue for an indefinite term until terminated by the Board; provided, however, that the Corporation and the Committee after such termination shall continue to have full administrative power to take any and all action contemplated by the Plan which is necessary or desirable and to make payment of any Awards earned by Participants during any then unexpired Plan Year. The Board or the Committee may amend the Plan in any respect from time to time.

Section 3. Definitions and Construction.

A. As used in this Plan, the following terms shall have the meanings indicated, unless the context clearly requires another meaning:

1. “Award” means the right to receive a cash payment which represents a percentage of a Participant’s Base Wages determined by the Committee in accordance with Section 5 hereof in the event the Corporation, Subsidiary, Business Unit or individual achieves the Financial Goals or other goals established pursuant to Section 5.

2. “Base Wages” means the base salary paid to a Participant by the Corporation or a Subsidiary during a Plan Year, excluding bonuses, overtime, commissions and other extra compensation, reimbursed expenses and contributions made by the Corporation or a Subsidiary to this or any other employee benefit plan maintained by the Corporation or a Subsidiary.

3. “Board” means the Board of Directors of the Corporation.

4. “Business Unit” means a division or other business unit of the Corporation or a Subsidiary designated as a distinct entity for the purpose of setting goals and measuring performance.

5. “Code” means the Internal Revenue Code of 1986, as amended.

6. “Committee” means the Compensation Committee of the Board or any other Committee of the Board to which the responsibility to administer this Plan is delegated by the Board; such Committee shall consist of at least two members of the Board, who shall not be eligible to receive an Award under the Plan and each of whom shall be a “disinterested” person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and shall be or be treated as an “outside director” for purposes of Code section 162(m).

7. “Corporation” means SunTrust Banks, Inc. and any successor.

8. “Covered Employee” means for each calendar year the Chief Executive Officer of the Corporation and the other most highly compensated executive officers, as defined under Code section 162(m)(3), whose compensation would be reportable on the “summary compensation table” under the Securities and Exchange Commission’s executive compensation disclosure rules, as set forth in Item 402 of Regulation S-K, 17 C.F.R. 229.402, under the Securities Exchange Act of 1934, if the report was prepared as of the last day of such calendar year.

9. “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Corporation or any successor of the Corporation; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of such Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) there is a consummation of any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Corporation shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Corporation) or

B-1	SunTrust Banks, Inc. - 2014 Proxy Statement

Appendix B—SunTrust Banks, Inc. Annual Incentive Plan

any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation; or (iv) there is a consummation of any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Corporation immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 3A.9(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Corporation’s common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 3A.9(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 3A.9(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Corporation by the persons described in Section 3A.9(iv)(A) immediately before the consummation of such transaction.

10. “Employment” means continuous employment with the Corporation or a Subsidiary from the beginning to the end of each Plan Year, which continuous employment shall not be considered to be interrupted by transfers between the Corporation and a Subsidiary or between Subsidiaries.

11. “Final Value” means the value of an Award determined in accordance with Sections 5 and 6 as the basis for payments to Participants at the end of a Plan Year.

12. “Financial Goals” means the financial objectives set by the Committee for each Plan Year pursuant to Section 5 from one or any combination of the following: (i) return over capital costs; (ii) total earnings; (iii) consolidated earnings; (iv) earnings per share; (v) net earnings; (vi) earnings before interest expense, taxes, depreciation, amortization and other non-cash items; (vii) earnings before interest and taxes; (viii) consolidated net income ix) the market capitalization of SunTrust stock; (x) stock price; (xi) return on assets; (xii) total shareholder return (xiii) expenses or the reduction of expenses; (xiv) revenue growth; (xv) efficiency ratios; (xvi) economic value added; ); (xvii) return on equity; (xviii) return on tangible equity; (xix) cash return on equity; (xx) cash return on tangible equity; (xxi) net income available to common shareholders; (xxxii) book value per share; (xxiii) pre-tax income or growth; (xxiv) operating earnings per share of stock or growth (excluding one-time, non-core items); (xxvii) cash earnings per share of stock or growth; (xxvi) cash operating earnings per share of stock or growth (excluding one-time, non-core items); (xxvii) cash return on assets; (xxviii) operating leverage; (xxix) net interest margin; (xxx) Tier 1 capital; (xxxi) risk-adjusted net interest margin; (xxxii) total risk-based capital ratio; (xxxiii) tangible equity and tangible assets; (xxxiv) tangible common equity and tangible assets; (xxxv) tangible book value per share; (xxxvi) loan balances or growth; (xxxvii) deposit balances or growth; (xxxviii) low cost deposit balances or growth; (xxxix) common equity Tier 1; (xl) value at risk; (xli) market value of equity; (xlii) price to earnings ratio; (xliii) loan to deposit ratio; (xliv) net charge-off ratio; (xlv) allowance for loan losses to total loans ratio; (xlvi) allowance to nonperforming loan ratio; (xlvii) delinquent loans to total loans ratio; (xlviii) leverage ratio; (xlix) liquidity coverage ratio; (l) dividend payout ratio; (li) credit ratings; (lii) net interest income sensitivity; (liii) pre-provision net revenue; (liv) return on tangible common equity; (lv) any financial metric required to be reported under Basel III, including but not limited to common equity Tier 1 and risk-weighted assets; (lvi) growth or change in any of the foregoing over a specified period of time, (lvii) any measure or ratio calculated using any combination of the foregoing, (lviii) any of the foregoing, as applied to SunTrust and its consolidated subsidiaries, to any accounting segment, line of business or function of SunTrust, or to any specified SunTrust subsidiaries, or (lix) with respect to participants other than Covered Employees, such other financial performance measures deemed appropriate by the Committee.

13. “Participant” means a select employee of the Corporation and/or its Subsidiaries who is selected by the Committee or the Committee’s delegate to participate in the Plan based upon the employee’s substantial contributions to the future growth and future profitability of the Corporation and/or its Subsidiaries.

14. “Plan” means the SunTrust Banks, Inc. Annual Incentive Plan as amended and restated in this document and all subsequent amendments.

15. “Plan Year” means a single calendar year period as set by the Committee which commences on the first day of such period.

16. “Proportionate Final Value” means the product of a fraction, the numerator of which is the actual number of days in a Plan Year that an employee was employed by the Corporation or a Subsidiary and the denominator of which is the total number of days in that Plan Year, multiplied by the Final Value of an Award. Alternatively, the Committee may, in its discretion and on a consistent basis for all similarly situated Participants, determine the Proportionate Final Value of an Award as the product of the “specified percent,” if any, determined in accordance with Sections 5 and 6 as the basis for the payment to a Participant at the end of the Plan Year to which the Award relates, multiplied by the Base Wages actually paid to the Participant in such Plan Year.

SunTrust Banks, Inc. - 2014 Proxy Statement	B-2

Appendix B—SunTrust Banks, Inc. Annual Incentive Plan

17. “Subsidiary” means any bank, corporation or entity which the Corporation controls either directly or indirectly through ownership of fifty percent (50%) or more of the total combined voting power of all classes of stock of such bank, corporation or entity, except for such direct or indirect ownership by the Corporation while the Corporation or a Subsidiary is acting in a fiduciary capacity with respect to any trust, probate estate, conservatorship, guardianship or agency.

18. “Termination Value” means the value of an Award as determined by the Committee, in its absolute discretion, upon the early termination of a Plan Year, which value shall be the basis for the payment of an Award to a Participant, in accordance with Section 8A or 8B of the Plan based on the Participant’s Employment prior to the early termination of such Plan Year.

B. In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all instances in which such meanings are appropriate. The Plan and all agreements executed pursuant to the Plan shall be governed by the laws of Georgia (excluding its choice-of-law rules).

Section 4. Committee Responsibilities.

A. The Committee may, from time to time, adopt rules and regulations and prescribe forms and procedures for carrying out the purposes and provisions of the Plan. The Committee shall have the sole and final authority to designate Participants, determine Awards, designate the Plan Year, determine Financial Goals and other goals, determine Final Value of Awards, and answer all questions arising under the Plan, including questions on the proper construction and interpretation of the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive upon all interested parties, including the Corporation and its Subsidiaries, Participants and other employees of the Corporation or any Subsidiary, and the successors, heirs and representatives of all such persons. The Committee shall use its best efforts to ensure that Awards to Covered Employees under the Plan qualify as “performance-based compensation” for purposes of Code section 162(m).

B. Subject to the express provisions of the Plan and within the first ninety (90) days of a calendar year (or such time as may be permitted for Awards paid for such year to be treated as performance-based compensation under Code section 162(m)), the Committee shall in writing:

1. Designate the Plan Year which shall begin on the first day of such year.

2. Designate the Participants for each such Plan Year.

3. Establish the Financial Goals or other goals for the Corporation, designated Subsidiaries and Business Units and Participants for each such Plan Year.

4. Establish the method of calculating the Final Value of each Award.

5. Authorize management (a) to notify each Participant that he has been selected as a Participant and to inform him of the Financial Goals or other goals that have been established for such Plan Year and (b) to obtain from him such agreements and powers and designations of beneficiaries as it shall reasonably deem necessary for the administration of the Plan.

C. During any Plan Year, the Committee may, if it determines that it will promote the purpose of the Plan, designate as additional Participants any employees of the Corporation and its Subsidiaries who have been hired, transferred or promoted into a position eligible for participation in the Plan. The individual’s designation as a Participant shall be subject to the same restrictions, limitations, Financial Goals or other goals and other conditions as those held by other Participants for the same Plan Year and their participation may be made retroactive to the first day of such Plan Year.

D. During any Plan Year, the Committee may, if it determines it will promote the purpose of the Plan, revoke the Committee’s prior designation of an employee as a Participant under the Plan for a Plan Year.

E. For Participants other than Covered Employees subject to Section 5A, the Committee may revise the Financial Goals or other goals for any Plan Year to the extent the Committee, in the exercise of its absolute discretion, believes necessary to achieve the purpose of the Plan in light of any unexpected or unusual circumstances or events, including, but not limited to, changes in accounting rules, accounting practices, tax laws and regulations, or in the event of mergers, acquisitions, divestitures, unanticipated increases in Federal Deposit Insurance premiums, and extraordinary or unanticipated economic circumstances.

F. The Committee may delegate any of its responsibilities under this Plan to such members of management of the Corporation as the Committee shall select, provided that no such delegation shall be made that has the effect of causing an Award to a Covered Employee to fail to qualify as “performance-based compensation” for purposes of Code section 162 (m).

Section 5. Goals.

A. Financial Goals for Covered Employees. This Section 5A applies to each Participant who the Committee expects to be a Covered Employee and any other Participant, as determined by the Committee in its discretion. For each Plan Year, the Committee shall establish for each Participant who is expected to be a Covered Employee and, at the Committee’s discretion, for any other Participant one or more Financial Goals. These Financial Goals may be established in any manner the Committee deems appropriate, including achievement on an absolute or a relative basis as compared to peer groups

B-3	SunTrust Banks, Inc. - 2014 Proxy Statement

Appendix B—SunTrust Banks, Inc. Annual Incentive Plan

or indexes, and these goals may be established as multiple goals or as alternative goals. The Committee shall determine the Final Value of each Award as a specified percent of the Participant’s Base Wages based on the attainment of such Financial Goals for the Plan Year. The Committee shall fix a minimum Financial Goal for the Plan Year, and the Final Value of an Award shall be equal to zero if the minimum Financial Goal is not achieved. The Committee may also fix a maximum Financial Goal and such other Financial Goals which fall between the maximum and minimum Financial Goals as the Committee shall deem appropriate, with corresponding Final Values for such Awards with respect to the Corporation. Subject to Section 6B, Awards will be determined based upon achieving or exceeding the Financial Goals set by the Committee, and the Committee may establish Financial Goals with the expectation and understanding that the Committee nevertheless will reduce a Covered Employee’s Award based on the achievement of such Financial Goals in accordance with Section 6B to a level commensurate with a Covered Employee’s achievement of other goals set by the Committee. Straight line interpolation will be used to calculate Awards when performance falls between any two specified Financial Goals. In determining whether any Financial Goal has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of the Corporation, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any Financial Goal for a Plan Year as it deems equitable to recognize unusual or non-recurring events affecting the Corporation, changes in tax laws or accounting procedures and any other factors as the Committee may determine (including adjustments that would result in the Corporation’s payment of non-deductible compensation). The Committee shall identify any such exclusions and adjustments which the Committee will use to determine whether a Financial Goal has been satisfied by a Covered Employee when the Committee sets the related Financial Goals. No Participant may receive an Award in excess of $5 million for any given Plan Year.

B. Goals for Other Participants. For each Plan Year, the Committee may establish for each Participant (other than a Participant who is expected to be a Covered Employee) goals in addition to or in lieu of any Financial Goals established under Section 5A based on the performance of the Corporation, a Subsidiary, a Business Unit or the individual or any combination of the foregoing. These goals may be established based on a combination of financial measurements and non-financial measurements that are deemed to further corporate objectives, including such measurements as business unit net income, revenue growth, budget management, achievement of talent management objectives, achievement of corporate objectives, individual objectives, and service quality. Straight line interpolation will be used to calculate Awards when results fall between any two specified goals established under this Section 5B. No Participant may receive an Award in excess of $5 million for any given Plan Year.

Section 6. Payment of Awards.

A. Promptly after the date on which the necessary information for a particular Plan Year becomes available, the Committee, or such persons as the Committee shall designate, shall determine in accordance with Section 5 the extent to which the Financial Goals or other goals have been achieved for such Plan Year and authorize the cash payment of the Final Value of an Award, if any, to each Participant. The Committee shall review and ratify the Award determinations and shall certify such Award determinations in writing. Payment of Awards shall be made in the year following the relevant Plan Year and as soon as practical after the certification of Awards by the Committee, but no later than March 15 of the year following the Plan Year to which the Award relates. Each Award shall be paid in cash after deducting the amount of applicable Federal, state, and local withholding taxes of any kind required by law to be withheld by the Corporation. All Awards, whether paid currently or paid under any plan which defers payment, shall be payable out of the Corporation’s general assets. Each Participant’s claim, if any, for the payment of an Award, whether made currently or made under any plan which defers payment, shall not be superior to that of any general and unsecured creditor of the Corporation. If an error or omission is discovered in any of the determinations, the Committee shall cause an appropriate equitable adjustment to be made in order to remedy such error or omission.

B. Notwithstanding the terms of any Award and the achievement of any Performance Goals, the Committee in its sole and absolute discretion may reduce the amount of the Award payable to any Participant for any reason, recognizing on the one hand that the Committee may establish Financial Goals with the expectation and understanding that the Committee nevertheless will reduce a Covered Employee’s Award based on the achievement of such Financial Goals in accordance with this Section 6B to a level commensurate with a Covered Employee’s achievement of other goals set by the Committee and recognizing on the other hand that the Committee may determine (among other things) that the Financial Goals or other goals underlying an Award had become an inappropriate measure of achievement for a Participant, that there was a change in the Participant’s employment status, position or duties or in the Committee’s expectation of his or her level of performance or that the Participant was working for less than the entire Plan Year.

C. In accordance with the terms set forth in the SunTrust Banks, Inc. Deferred Compensation Plan, a Participant may elect to defer receipt of a portion of his Award, if any, for each Plan Year, and any such election shall be made in accordance with the procedures and limits established under such deferred compensation plan.

SunTrust Banks, Inc. - 2014 Proxy Statement	B-4

Appendix B—SunTrust Banks, Inc. Annual Incentive Plan

Section 7. Participation for Less Than a Full Plan Year.

A. Except as otherwise provided in this Section 7 or in Section 8 or except as otherwise announced by the Committee, an Award to a Participant shall be forfeited if the Participant’s Employment terminates during the Plan Year to which the Award relates or during the period January 1 through the last day of February of the year immediately following the end of the Plan Year to which the Award relates. If a Participant terminates Employment during the period January 1 through the last day of February of the year immediately following the end of the Plan Year to which an Award relates, and if such termination of Employment is because of his death, his disability as described in Section 7C, or his early or normal retirement or a reduction in force which results in a severance benefit payment as described in Section 7D, then the Committee shall waive the Employment condition and authorize the payment of the Award to the Participant based on the Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited. No payment is due the Participant for any forfeited Award.

B. If a Participant’s Employment terminates prior to the end of any Plan Year on account of his death, the Committee shall waive the Employment condition and shall authorize the payment of an Award on behalf of such Participant in accordance with Section 10B at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

C. If a Participant’s Employment terminates prior to the end of any Plan Year on account of disability under a long-term disability plan maintained by the Corporation or a Subsidiary, the Committee shall waive the Employment condition and shall authorize the payment of an Award to such Participant at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

D. If a Participant’s Employment terminates prior to the end of any Plan Year on account of his early retirement (age 55 plus 5 years of vesting service) or normal retirement (the later of age 65 or 5 years of vesting service) as determined under the terms of the SunTrust Banks, Inc. Retirement Plan, or on account of a reduction in force which results in a severance benefit payment to the Participant pursuant to the terms of the SunTrust Banks, Inc. Severance Pay Plan or any successor to such plan, the Committee shall waive the Employment condition and shall authorize the payment of an Award to such Participant at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

Section 8. Premature Satisfaction of Plan Conditions.

A. In the event a Change in Control occurs prior to the end of any Plan Year, the Committee shall waive any and all Plan conditions and shall authorize the payment of an Award immediately to each Participant based on the Termination

Value, if any, of his Award; provided, however, if an Award is then subject to Code section 409A, the payment of such Award pursuant to this Section 8A shall not be made unless the Change in Control also constitutes, and such payment is made upon, a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Code section 409A(a)(2)(A)(v).

B. If a tender or exchange offer is made other than by the Corporation for shares of the Corporation’s stock and results in a “change of ownership or control” within the meaning of Code section 162(m) prior to the end of any Plan Year, the Committee may waive any and all Plan conditions and authorize, at any time after the change in ownership or control and within thirty (30) days following completion of such tender or exchange offer, the payment of an Award immediately to each Participant based on the Termination Value, if any, of his Award; provided, however, if an Award is then subject to Code section 409A, the payment of such Award pursuant to this Section 8B shall not be made unless the tender or exchange offer also constitutes, and such payment is made upon, a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Code section 409A(a)(2)(A)(v).

C. A Plan Year for an Award shall terminate upon the Committee’s authorization of the payment of such Award during such Plan Year pursuant to this Section 8 and no further payments shall be made for such Plan Year with respect to such Award.

D. If vesting of an Award is contingent on the Participant’s Employment during the period January 1 through the last day of February of the year immediately following the end of the Plan Year to which an Award relates, and if a Change in Control occurs during that period or if a tender or exchange offer is made by another corporation during that period, as described in Section 8A or 8B above, the Committee shall, in the event of such Change in Control, or may, at any time after the change in ownership or control and within thirty (30) days following completion of such tender or exchange offer, authorize the payment, at Final Value, of all outstanding Awards to Participants in Employment on the last day of the Plan Year to which the Awards relate. If any Award payable under this Section 8D is then subject to Code section 409A, no payment shall be made unless the Change in Control or such tender or exchange offer, as applicable, also constitutes, and such payment is made upon, a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Code section 409A(a)(2)(A)(v).

Section 9. Recovery of Awards. By accepting an Award, each Participant agrees to return to the Corporation (or agree to the cancellation of) all or a portion of any Awards, both paid and unpaid, previously granted to such Participant under the Plan (including forfeiture of amounts

B-5	SunTrust Banks, Inc. - 2014 Proxy Statement

Appendix B—SunTrust Banks, Inc. Annual Incentive Plan

voluntarily deferred into the SunTrust Banks, Inc. Deferred Compensation Plan) based upon a determination made by the Committee pursuant to Subsections A and B below. The Committee shall impose a clawback authorized below only to the extent determined appropriate by the Committee. All determinations by the Committee shall be final and binding. All reference to the “Committee” in this Section 9 shall include the Committee and the Committee’s designee.

A. Miscalculation of Performance Metric. If the Committee determines that a financial metric upon which an Award was based was calculated incorrectly, whether or not the Corporation is required to restate its financial statements and without regard to whether such miscalculation was due to fraud or intentional misconduct, the Committee may require reimbursement of all or part of an Award previously paid to a Participant (including forfeiture of amounts voluntarily deferred into the SunTrust Banks, Inc. Deferred Compensation Plan) and/or authorize the cancellation of unpaid Awards in the amount by which any such Award exceeded a lower payment that would have been made based on the restated financial results. In addition, the Awards are subject to the clawback requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and implementing rules and regulations thereunder, (ii) similar rules under the laws of other jurisdictions and (iii) policies adopted by the Corporation to implement such requirements, all to the extent determined by the Committee in its discretion to be applicable to any such Participant.

B. Detrimental Conduct. If the Committee in its sole discretion determines that a Participant has engaged in Detrimental Conduct, then such Participant will not be eligible to receive any Awards under the Plan and will be required to repay to the Corporation all or a portion of the Awards previously paid (including forfeiture of amounts voluntarily deferred into the SunTrust banks, Inc. Deferred Compensation Plan) and/or will be subject to cancellation of unpaid Awards to the extent determined appropriate by the Committee. “Detrimental Conduct” means any one of the following: (1) the commission of an act of fraud or dishonesty in the course of the Participants employment; (2) improper conduct by the Participant including, but not limited to, fraud, unethical conduct, falsification of the Corporation’s records, unauthorized removal of Corporation property or information, theft, violent acts or threats of violence, unauthorized possession of controlled substances on the property of the Corporation, conduct causing reputational harm to the Corporation or its clients, or the use of Corporation property, facilities or services for unauthorized or illegal purposes; (3) the improper disclosure by the Participant of proprietary, privileged or confidential information of the Corporation or a Corporation client or former client or breach of a fiduciary duty owed to the Corporation or a Corporation client or former client; (4) the commission of a criminal act by the Participant, whether or not performed in the workplace, that constitutes a felony or a crime of comparable magnitude under applicable law as determined by the Corporation in its sole discretion, or that subjects, or if generally known, would subject the Corporation to public ridicule or embarrassment; (5) the commission of an act or omission which causes the Participant or the Corporation to be in violation of federal or state securities laws, rules or regulations, and/or the rules of any exchange or association of which the Corporation is a member, including statutory disqualification; (6) the Participant’s failure to perform the duties of Participant’s job which are set forth in Participant’s written job description, written operating policies, inBalance goals or other written document available to Participant and which in each case SunTrust views as being material to Participant’s position and the overall business of SunTrust under circumstances where such failure is detrimental to the Corporation; (7) the material breach of a written policy applicable to employees of the Corporation including, but not limited to, the SunTrust Code of Business Conduct and Ethics; (8) an act or omission by the Participant which results or is intended to result in personal gain at the expense of the Corporation; or (9) an other act or omission which constitutes “cause” as that term is defined in an applicable offer letter or other applicable employment agreement between the Corporation and the Participant.

Section 10. Non-Transferability of Rights and Interests.

A. A Participant may not alienate, assign, transfer or otherwise encumber his rights and interests under this Plan and any attempt to do so shall be null and void.

B. In the event of a Participant’s death, the Committee shall authorize payment of any Award due a Participant under Section 7B to the Participant’s designated beneficiary as specified or, in the absence of such written designation or its effectiveness, then to his estate. Any such designation may be revoked and a new beneficiary designated by the Participant by written instrument delivered to the Committee.

Section 11. Limitation of Rights. Nothing in this Plan shall be construed to give any employee of the Corporation or a Subsidiary any right to be selected as a Participant or to receive an Award or to be granted an Award other than as is provided herein. Nothing in this Plan or any agreement executed pursuant hereto shall be construed to limit in any way the right of the Corporation or a Subsidiary to terminate a Participant’s employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Plan, or give any right to a Participant to remain employed by the Corporation or a Subsidiary in any particular position or at any particular rate of remuneration.

SunTrust Banks, Inc. - 2014 Proxy Statement	B-6

2014 Annual Meeting Admission Ticket
SUNTRUST BANKS, INC. SHAREHOLDERS
April 22, 2014 at 9:30 a.m. Local Time
Suite 105 on the 1st floor of SunTrust Plaza Garden Offices
303 Peachtree Center Avenue
Atlanta, Georgia

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — SUNTRUST BANKS, INC.	+

Annual Meeting of Shareholders to be held April 22, 2014.
This Proxy is Solicited by the Board of Directors.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 10, 2014 and a copy of the SunTrust Banks, Inc. 2013 Annual Report, hereby appoints Raymond D, Fortin and Aleem Gillani, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 22, 2014. at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated March 10, 2014, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein.

The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2014 Annual Meeting of Shareholders and any adjournment or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes If you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

(Continued on the other side)

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and sign below.

IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 10, 2014 and the SunTrust Banks, Inc. 2013 Annual Report.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
+
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

		Admission Ticket

		C123456789
IMPORTANT ANNUAL MEETING INFORMATION	000004
		000000000.000000 ext 000000000.000000 ext
ENDORSEMENT_LINE _____________SACKPACK_________		000000000.000000 ext 000000000.000000 ext
		000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		Electronic Voting Instructions Available 24 hours a day, 7 days a week!
		Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
		VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
		Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 22, 2014.
		Vote by Internet • Go to www.investorvote.com/STI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
		Vote by telephone
		• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
		• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card	1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals –	THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS
RECOMMENDED BY THE BOARD OF DIRECTORS.
+
Directors recommend voting FOR all nominees:

1.	Proposal to elect as Directors to serve until the Annual Meeting of Shareholders in 2015.

		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Robert M. Beall, II	☐	☐	☐	05 - William A. Linnenbringer	☐	☐	☐	09 - Frank P. Scruggs, Jr.	☐	☐	☐

	02 - David H. Hughes	☐	☐	☐	06 - Donna S. Morea	☐	☐	☐	10 - Thomas R. Watjen	☐	☐	☐

	03 - M. Douglas Ivester	☐	☐	☐	07 - David M. Ratcliffe	☐	☐	☐	11 - Dr. Phail Wynn, Jr.	☐	☐	☐

	04 - Kyle Prechtl Legg	☐	☐	☐	08 - William H. Rogers. Jr.	☐	☐	☐

Directors recommend voting FOR proposals 2, 3, 4, 5 and 6.

		For	Against	Abstain			For	Against	Abstain

2.	To approve, on an advisory basis, the Company’s executive compensation.	☐	☐	☐	5.	To approve the material terms of the SunTrust Banks, Inc. Annual Incentive Plan.	☐	☐	☐

3.	To approve an amendment to the SunTrust Banks, Inc. 2009 Stock Plan.	☐	☐	☐	6.	To ratify the appointment of Ernst & Young LLP as our independent auditor for 2014.	☐	☐	☐

4.	To approve the material terms of the SunTrust Banks, Inc. 2009 Stock Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

+
C 1234567890 J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 1 8 4 5 2 3 1

01S1DB

March 10, 2014

To our SunTrust 401(k) Shareholders:

As SunTrust teammates, and as shareholders through the SunTrust 401(k) Plan, your interest in the continuing success of our Company is clear. It is important that you vote your shares on the important issues to be brought before the Annual Meeting of Shareholders to be held April 22, 2014.

The “Instructions to the SunTrust Banks, Inc. 401(k) Plan Trustee” card enclosed gives you the guidelines you need. Please note that the Plan Trustee can vote your shares only if you vote. Choose the method most convenient for you – by Internet, telephone or mail.

In addition, we are sending you the Proxy Statement describing the business of the 2014 Annual Meeting.

You may view an electronic copy of the SunTrust Banks, Inc. 2013 Annual Report at my HR online. If you would like to request a free paper copy of the annual report, contact my HR at 800-818-2363 or use my HR online.

Sincerely,

William H. Rogers, Jr.
Chairman and Chief Executive Officer

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

INSTRUCTIONS TO THE SUNTRUST BANKS, INC. 401(k) PLAN TRUSTEE — SUNTRUST BANKS, INC.	+

Annual Meeting of Shareholders to be held April 22, 2014.
This Proxy is Solicited by the Board of Directors.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 10, 2014 and a copy of the SunTrust Banks, Inc. 2013 Annual Report, hereby appoints Raymond D. Fortin and Aleem Gillani, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 22, 2014, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated March 10, 2014 and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein.

The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2014 Annual Meeting of Shareholders and any adjournment or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes If you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

(Continued on the other side)

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and sign below.

IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 10, 2014 and access to a free paper copy of the SunTrust Banks, Inc. 2013 Annual Report.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
+
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

		Admission Ticket

		C123456789
IMPORTANT ANNUAL MEETING INFORMATION	000004
		000000000.000000 ext 000000000.000000 ext
ENDORSEMENT_ LINE _____________SACKPACK_________		000000000.000000 ext 000000000.000000 ext
		000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		Electronic Voting Instructions Available 24 hours a day, 7 days a week!
		Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
		VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
		Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 18, 2014.
		Vote by Internet • Go to www.investorvote.com/STI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
		Vote by telephone
		• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
		• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card	1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals –	THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS
RECOMMENDED BY THE BOARD OF DIRECTORS.
+
Directors recommend voting FOR all nominees:

1.	Proposal to elect as Directors to serve until the Annual Meeting of Shareholders in 2015.

		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Robert M. Beall, II	☐	☐	☐	05 - William A. Linnenbringer	☐	☐	☐	09 - Frank P. Scruggs, Jr.	☐	☐	☐

	02 - David H. Hughes	☐	☐	☐	06 - Donna S. Morea	☐	☐	☐	10 - Thomas R. Watjen	☐	☐	☐

	03 - M. Douglas Ivester	☐	☐	☐	07 - David M. Ratcliffe	☐	☐	☐	11 - Dr. Phail Wynn, Jr.	☐	☐	☐

	04 - Kyle Prechtl Legg	☐	☐	☐	08 - William H. Rogers. Jr.	☐	☐	☐

Directors recommend voting FOR proposals 2, 3, 4, 5 and 6.

		For	Against	Abstain			For	Against	Abstain

2.	To approve, on an advisory basis, the Company’s executive compensation.	☐	☐	☐	5.	To approve the material terms of the SunTrust Banks, Inc. Annual Incentive Plan.	☐	☐	☐

3.	To approve an amendment to the SunTrust Banks, Inc. 2009 Stock Plan.	☐	☐	☐	6.	To ratify the appointment of Ernst & Young LLP as our independent auditor for 2014.	☐	☐	☐

4.	To approve the material terms of the SunTrust Banks, Inc. 2009 Stock Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

+
C 1234567890 J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 1 8 4 5 2 3 3

01S1FC

+

C 1234567890

IMPORTANT ANNUAL MEETING INFORMATION	000004
ENDORSEMENT_ LINE__________SACKPACK ________

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Vote by Internet • Go to www.investorvote.com/STI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Shareholder Meeting Notice	1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the
SunTrust Banks, Inc. Annual Meeting of Shareholders to be held on April 22, 2014

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/STI

Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/STI.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – if you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 12, 2014 to facilitate timely delivery.
+
C O Y

 01S1GB

Notice of Annual Meeting of Shareholders & Admission Ticket

The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, on Tuesday, April 22, 2014, at 9:30 a.m. local time, for the following purposes:

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, 5 and 6:

1.	To elect 11 directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected.

2.	To approve, on an advisory basis, the Company’s executive compensation.

3.	To approve an amendment to the SunTrust Banks, Inc. 2009 Stock Plan.

4.	To approve the material terms of the SunTrust Banks, Inc. 2009 Stock Plan.

5.	To approve (the material terms of the SunTrust Banks, Inc. Annual Incentive Plan.

6.	To ratify the appointment of Ernst & Young LLP as our independent auditor for 2014.

THIS IS NOT A PROXY CARD. To vote your shares on a proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions at the bottom of this page. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→	Internet – Go to www.investorvote.com/STI. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	Email – Send email to investorvote@computershare.com with “Proxy Materials SunTrust Banks, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials.You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 12, 2014.

01SGB